As filed with the Securities and Exchange Commission on August 13, 2007
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

Texas	9995	76-027334
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

AND

SIBLING ENTERTAINMENT GROUP, INC.
(Exact name of Registrant as specified in charter)

New York	7990	13-3963541
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

511 West 25th Street, Suite 503
New York, New York 10001
(212) 414-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawyers Aid Service
408 West 17th Street, Suite 101
Austin, Texas 78701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Richard I. Anslow, Esq.
Anslow & Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.0001 par value	63,288,324(1)	$0.28	$17,720,731	$544.03
Common Stock, $.0001 par value to be issued upon exercise of fixed price warrants	2,685,500	$1.00	$2,685,500	$82.44
Common Stock, $.0001 par value to be issued upon exercise of fixed price warrants	2,685,500	$2.50	$6,713,750	$206.11
Total	68,659,324		$27,119,981	$832.58

(1)
Represents the maximum number of shares of common stock of Sibling Entertainment Group, Holdings Inc., a Texas corporation (“Holdings”). These shares will be issued upon the exchange of shares of Sibling Entertainment Group, Inc., a New York corporation (“SEGI”) for Holdings shares pursuant to the proposed Acquisition described herein.

(2)
The price of $0.28 per share was the average of the high and low bid prices of Holdings common stock as quoted on the OTC Bulletin Board on August 9, 2007. This price is solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(3)	Represents the maximum number of shares exercisable by Holdings shareholders at $1.00 per warrant. Such shares were received in Holdings May 2007 offering.

(4)	Represents the maximum number of shares exercisable by Holdings shareholders at $2.50 per warrant. Such shares were received in Holdings May 2007 offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

JOINT INFORMATION STATEMENT

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

and

SIBLING ENTERTAINMENT GROUP, INC.

 511 West 25th Street, Suite 503
New York, New York 10011
(212) 414-9600

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE ON THIS MATTER. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

This Joint Information Statement/Prospectus along with (i) our Form 10-KSB for the fiscal year ended December 31, 2006 and our Form 10-QSB for the quarter ended March 31, 2007; (ii) and Sibling Entertainment Group, Inc.’s Form 10-KSB for the fiscal year ended June 30, 2006 and its Form 10-QSB for the quarter ended March 31, 2007, are being furnished on or about               , 2007 to stockholders of record at the close of business on September 1, 2007 (the “Record Date”) of common stock, par value $0.0001 (the “Common Stock”) of Sibling Entertainment Group Holdings, Inc. (“Holdings” or the “Company”) in connection with the following (the “Action”):

• The acquisition of 100% of the ownership of the subsidiaries of Sibling Entertainment Group, Inc. pursuant to the Agreement of Acquisition and Plan of Reorganization (“Acquisition Agreement”) dated June 28, 2006 as amended on December 15, 2006 and August 10, 2007 (the “Acquisition”).

Voting Procedures

The Board of Directors has approved, and the stockholders (the “Consenting Stockholders”) representing a majority of the outstanding voting power at a special meeting held on February 9, 2007 approved the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the Texas Business Corporation Act (“TBCA”) to approve the Action.

The Board of Directors of SEGI and the majority of the stockholders of SEGI have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the New York Business Corporation Law to approve the Action. Accordingly, the Action will not be submitted to the other stockholders.

The Company will pay all costs associated with the distribution of this Information Statement/Prospectus and the filing of the Registration Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Joint Information Statement/Prospectus to the beneficial owners of the Company’s shares of common stock.

The Acquisition will be effective when the Certificate of Exchange is issued by the Secretary of State of the State of Texas. Under federal securities, laws, the Certificate of Exchange cannot be filed until at least 20 days after the mailing of this Joint Information Statement/ Prospectus.

PROSPECTUS

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
511 West 25th Street, Suite 503
New York, New York 10001
(212) 414-9600

63,288,324 Shares of Common Stock
5,371,000 Shares of Common Stock Issuable in Connection with Holdings May 2007 Offering

This Joint Information Statement/Prospectus relates to up to 63,288,324 shares of common stock, $.0001 par value of Holdings which will be issued to the stockholders of SEGI in exchange for Holding’s acquisition of the following four SEGI wholly-owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. (collectively, the “SEGI Subsidiaries”). In addition, we are registering 5,371,000 shares of common stock issuable in connection with Holdings’ May 2007 offering.

THIS JOINT INFORMATION STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORMS OF INFORMATION ARE FIRST BEING MAILED ON OR ABOUT               , 2007.

INVESTING IN HOLDING’S COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS’ BEGINNING ON PAGE 6 FOR A DISCUSSION OF THESE RISKS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Joint Information Statement/Prospectus is                 , 2007.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q. HOW WILL THE ACQUISITION BE EFFECTED?

A. Holdings will acquire the SEGI Subsidiaries and the SEGI Subsidiaries shall each become a wholly-owned subsidiary of Holdings. The Agreement of Acquisition and Plan of Reorganization dated December 12, 2006 and all amendments related thereto are attached to this Notice as Annex A.

Q. WHAT WILL THE NAME OF THE COMPANY BE AFTER THE ACQUISITION?

A. Holdings has already changed its name to Sibling Entertainment Group Holdings, Inc., which is the contemplated name after the acquisition. Therefore, there will be no further name change.

Q. WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF THE SEGI SUBSIDIARIES?

A. All of the assets, liabilities and contracts of the SEGI Subsidiaries will remain intact and will, indirectly as a result of the SEGI Subsidiaries becoming wholly-owned subsidiaries of Holdings, become the assets, liabilities and contracts of Holdings.

Q. FOR THE SEGI SHAREHOLDERS, WHAT WILL HAPPEN TO MY SHARES OF SEGI AND HOW MANY SHARES IN HOLDINGS WILL I RECEIVE?

A. As a result of the Acquisition, for each share (or security that converts into a SEGI share) of SEGI that you own, you will receive one share of Holdings common stock or equivalent convertible security. You will retain your SEGI shares of common stock or convertible security. For example, if you currently own 10,000 shares of SEGI Common Stock, after the Acquisition, you will own 10,000 shares of Holdings Common Stock in addition to the 10,000 shares of SEGI Common Stock that you presently own and will retain. As a result of the Acquisition, all of the stockholders (common stock and convertible securities) of SEGI will become security holders of Holdings.

Q. WILL THE ACQUISITION RESULT IN A CHANGE OF STOCKHOLDER CONTROL?

A. Yes, the Acquisition will result in a change of control. There are currently, 13,074,066 shares of Holdings Common Stock issued and outstanding. After giving effect to the Acquisition, there will be an additional 63,288,324 shares of Holdings Common Stock issued and outstanding that will be issued to the present security holders of SEGI. Therefore, these security holders will control Holdings.

Q. WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS ACQUISITION?

A. We are presently a shell company and have no operations. The SEGI Subsidiaries that we are acquiring in the Acquisition have operations. Therefore, upon consummation of the Acquisition, we will become an operating company. The Company’s purpose was to acquire an operating business.

Q. WHAT EFFECT WILL THE ACQUISITION HAVE ON MANAGEMENT OF THE COMPANY?

A. In connection with the Acquisition, there will be no change in current management of either Holdings or SEGI. Subsequent to Holdings special shareholders meeting on February 9, 2007, Holdings appointed new directors who were the same directors as SEGI’s directors. Nora Coccaro, who was our sole officer, resigned on June 28, 2007 and the following were appointed as Holdings officers: Mitchell Maxwell, President and CEO; Victoria Maxwell, Vice President and Secretary; Jay Cardwell, CFO, Treasurer and Chief Operating Officer and Richard Bernstein, Vice President. The recently appointed officers and directors of Holdings were the contemplated officers and directors of Holdings after the Acquisition. Since this has occurred, no further changes will be undertaken immediately after the Acquisition.

Q. WHAT EFFECT WILL THIS CHANGE HAVE ON ME AS A STOCKHOLDER?

A. There will be no change for the Holdings stockholders other than a change in control of Holdings. The SEGI stockholders rights will not change for their present shareholdings. However, for the new issuance of the Holdings securities, such securities will be governed by the laws of the State of Texas and Holdings Certificate of Incorporation and Bylaws in the form attached as Annex B to this Information Statement/Prospectus, as opposed to the laws of the State of New York and SEGI’s existing Articles of Incorporation and Bylaws.

Q. WILL THE SHARES BEING ISSUED BY THIS INFORMATION STATEMENT/PROSPECTUS BE QUOTED ON THE OTC BULLETIN BOARD?

A. Yes. After the applicable articles of exchange have been filed with the Texas Secretary of State, SEGI shareholders that receive Holdings shares of common stock will have such shares quoted on the OTC BB. The symbol for such shares was recently changed based on Holdings” name change and is “SIBE.”

1

Q. ARE THERE DISSENTERS’ RIGHTS?

A. No. Since the SEGI shareholders will be keeping their shares in SEGI, there are no dissenters’ rights.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have additional questions about the Acquisition, you should contact:

Mr. Jay Cardwell
Sibling Entertainment Group Holdings, Inc.
511 West 25th Street, Suite 503
New York, New York 10001
(212) 414-9600

2

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This Information Statement/Prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. You should read this Information Statement/Prospectus with the additional information described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement/Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. The sections captioned “Risk Factors” as well as any cautionary language in this Information Statement/ Prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We qualify any forward-looking statements entirely by these cautionary factors.

3

SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING AND DESCRIPTION OF THE ACQUISITION, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE OTHER AVAILABLE INFORMATION REFERRED TO IN “WHERE YOU CAN FIND MORE INFORMATION” AND THE DOCUMENTS ATTACHED TO THIS INFORMATION STATEMENT/PROSPECTUS.

Overview

The Acquisition, as approved by the respective Boards of Directors of Holdings and SEGI will result in Holdings acquiring the SEGI Subsidiaries and the SEGI Subsidiaries shall each become a wholly-owned subsidiary of Holdings.

Parties to the Acquisition

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
511 West 25th Street, Suite 503
New York, New York 10001
(212) 414-9600

SIBLING ENTERTAINMENT GROUP, INC.
511 West 25th Street, Suite 503
New York, New York 10001
(212) 414-9600

The proxy rules promulgated under the Securities Exchange Act of 1934, as amended, require that this Joint Information Statement/Prospectus present information regarding the operations and financial condition of both parties to the Acquisition.

Terms of the Acquisition Agreement

The Acquisition Agreement is attached to this Information Statement as Annex A. You should read the Acquisition Agreement in its entirety. It is the legal document that governs the Acquisition. The Acquisition Agreement provides that the SEGI Subsidiaries will be acquired by Holdings. SEGI will still survive with no subsidiaries or operations, but Holdings will own the SEGI Subsidiaries, which have operations. As a SEGI stockholder, each share of common stock and each convertible security held by you in SEGI will entitle you to the same number of shares of common stock and convertible securities of Holdings.

Texas Corporate Law

The corporate governing documents of Holdings and the corporate laws of the State of Texas are similar to, but not identical with the corporate governing documents of SEGI and the corporate laws of State of New York. A more detailed description of Texas law and Holdings’ corporate governing documents is set forth later in this Information Statement/Prospectus. However, since the SEGI shareholders will be retaining their shares of SEGI, we do not feel that the comparison of corporate law between Texas and New York has significant relevance. We have just included certain aspects of Texas law for the SEGI security holders that will be receiving Holdings’ securities.

Governmental Filings

Holdings’ is required to file Articles of Exchange with the Secretary of State of the State of Texas in connection with the Acquisition.

4

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. IF ANY OF THE RISKS DISCUSSED IN THIS INFORMATION STATEMENT/PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

Our future operating results are highly uncertain. Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this information statement/prospectus. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

The Company’s future depends upon the acquisition of a profitable business opportunity.

The Company’s future operation is dependent upon the acquisition of a profitable business opportunity. While we will acquire the SEGI Subsidiaries, there is no guarantee that the operations of the SEGI Subsidiaries will be profitable. This is based on the fact that each subsidiary does not have a history of profitable operations.

Holdings and SEGI have a history of significant operating losses and such losses may continue in the future.

Since our inception in 1988, our operations have resulted in a continuation of losses and an accumulated deficit which reached $3,364,041 at March 31, 2007. During the three month period ended March 31, 2007, we recorded a net loss of $268,812. The Company has never realized revenue from operations. SEGI was founded in 1995. Since it became a development stage company on July 1, 2000, its operations have resulted in an accumulated deficit which reached $4,988,479 at March 31, 2007. During the nine month period ended March 31, 2007, we recorded a net loss of $3,089,593. Our only expectation of future profitability is dependent upon the SEGI Subisiaries’ ability to become profitable. Therefore, we may never be able to achieve profitability.

The market for our stock is limited and our stock price may be volatile.

The market for our shares of common stock has been limited due to low trading volume and the small number of brokerage firms acting as market makers. Because of the limitations of our market and volatility of the market price of our stock, investors may face difficulties in selling shares at attractive prices when they want to. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

We may incur significant expenses as a result of being quoted on the Over the Counter Bulletin Board, which may negatively impact our financial performance.

We may incur significant legal, accounting and other expenses as a result of being listed on the Over the Counter Bulletin Board. The Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Commission, has required changes in corporate governance practices of public companies. We expect that compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 as discussed in the following risk factor, may substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. As a result, there may be a substantial increase in legal, accounting and certain other expenses in the future, which would negatively impact our financial performance and could have a material adverse effect on our results of operations and financial condition.

Our internal controls over financial reporting may not be considered effective, which could result in a loss of investor confidence in our financial reports and in turn have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our annual report for the year ending December 31, 2007, we may be required to furnish a report by our management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the year, including a statement as to whether or not our internal controls over financial reporting are effective. This assessment must include disclosure of any material weaknesses in our internal controls over financial reporting identified by management. The report will also contain a statement that our independent registered public accounting firm has issued an attestation report on management’s assessment of internal controls. If we are unable to assert that our internal controls are effective as of December 31, 2007, or if our independent registered public accounting firm is unable to attest that our management’s report is fairly stated or they are unable to express an opinion on our management’s evaluation or on the effectiveness of our internal controls, investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline.

5

THE ACQUISITION

General

Our Board of Directors and the Consenting Stockholders have approved the acquisition of the four wholly-owned subsidiaries of SEGI, mainly, Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. The Acquisition will be effected by the issuance of Holdings shares to the SEGI security holders listed on Annex C on a one-for-one basis. For each share/convertible security held in SEGI, such security holder will receive one share of Holdings.

Once the Acquisition is completed, we will file a Certificate of Exchange with the Secretary of State of the State of Texas. The SEGI security holders that receive Holdings securities will be governed by Holdings current Articles of Incorporation and Bylaws, as it pertains to such securities received in the Acquisition. See Annex B attached to this Information Statement/Prospectus.

When the Certificate of Exchange is filed with the Secretary of State of the State of Texas, the Acquisition will be effective.

The new corporate structure will provide us with an operating business, mainly the operations of the SEGI Subsidiaries.

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC. (ALSO REFERRED TO AS THE “COMPANY”)

BUSINESS

The Company was incorporated under the laws of the State of Texas on December 28, 1988, as “Houston Produce Corporation” for the purpose of importing fruit and vegetables from Latin America for sale in the United States. The Company’s plan to import fruit and vegetables was subsequently abandoned. On June 24, 1997, the Company changed its name to “Net Masters Consultants, Inc.”, as part of a plan to become a global Internet service provider. Plans to create an Internet business were discarded in October of 1999. On November 27, 2002, the Company changed its name to “Sona Development Corp.” as part of a corporate restructuring designed to make the Company more attractive to prospective business opportunities. Management has since been searching for a suitable business opportunity, to become part of the Company by acquisition or combination.

On May 20, 2004, as amended November 1 and 19, 2004, December 28, 2004, March 22, 2005, April 22, 2005, July 15, 2005 and November 14, 2005, we entered into a non-binding letter of intent, as amended, with Idea One, Inc., (“Idea One”), a privately owned company involved in the development of alternative energy products through its 83% owned subsidiary, Advanced Technology Upgrading, Ltd. (“ATU”). ATU, which is located in Israel, has developed a tested and patented rechargeable magnesium battery in conjunction with Bar Ilan Research and Development Company, Ltd., (“Birad”), based on technology acquired from the Bar Ilan University. Idea One believes that the ATU magnesium battery exhibits many characteristics that are superior to existing battery systems, including a longer cycle, extended shelf life and higher energy density. The ATU battery is also environmentally friendly.

The letter of intent, as amended, anticipated that Idea One would be acquired by us in a reverse merger transaction pursuant to which the shareholders of Idea One will control the combined entity. The closing date for the reverse merger transaction, as contemplated in the letter of intent, as amended, was April 30, 2006.

Idea One was unable to satisfy certain conditions of the Letter of Intent which caused us to abandon our efforts to acquire Idea One on April 28, 2006. We reported our abandonment of the Letter of Intent in a Form 8-K filed with the Securities and Exchange Commission on May 1, 2006.

Over the term of the Letter of Intent we loaned Idea One a total of $550,000 through a series of convertible promissory notes. Interest of $2,046 was accrued on these notes during 2004 however the Company did not continue to accrue interest beyond December 31, 2004, and the notes were written down to $1 as of December 31, 2005 because we determined they were not collectible.

The convertible promissory notes, as amended, were to automatically convert into Idea One common shares in the event that the transactions contemplated in the Letter of Intent were not completed by April 30, 2006. Since the transactions contemplated in the Letter of Intent were not completed by April 30, 2006, we agreed with Idea One to convert the outstanding balance, including accrued interest, of $595,642 as of April 30, 2006, at $0.40 per share into 1,489,106 shares of Idea One, on or about May 1, 2006, in full satisfaction of the debt. As of December 31, 2006 these shares are recorded at $1.

On June 28, 2006 we entered into Agreement of Acquisition and Plan of Reorganization (the “Agreement”) with Sibling Entertainment Group, Inc. (“Sibling”), an unrelated party. The Agreement provides for the acquisition of Sibling’s subsidiaries. Sibling is an entertainment development and production company based in New York City.

Under the reorganization, we will acquire each of Sibling’s four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. These subsidiaries own and/or control each of Sibling’s respective divisions and operations of live-stage theatrical operations, music, independent feature films, and theatrical real estate.

Pursuant to the Agreement, the respective companies will effect a share exchange by which we will issue shares of common stock and purchase warrants to Sibling in exchange for all of the issued and outstanding shares of Sibling’s subsidiaries on the closing date.

6

Together with Sibling we amended the Agreement on December 15, 2006. The amended Agreement increased the shares issued and warrants granted by us to 36,190,085 shares and 22,865,324 purchase warrants, which warrants have terms ranging from 3 to 5 years at exercise prices ranging from $0.275 per share to $1.00 per share. The share and warrant increases are related to a debt placement, employment agreements, the prospective acquisition of an entertainment production company, a shareholder relations agreement, a corporate services agreement, and broker agreements.

The closing date of the Agreement was initially extended to February 9, 2007, subject to each party obtaining shareholder approval.

On February 9, 2007, we held a special meeting of shareholders to approve an Agreement of Acquisition and Plan of Reorganization, as amended, to acquire four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. from Sibling Entertainment Group, Inc., to amend our articles of incorporation to effect a name change to “Sibling Entertainment Group, Inc.” and to elect four directors to join the our current board of directors.

The shareholders approved the Agreement of Acquisition and Plan of Reorganization, approved the name change to Sibling Entertainment Group, Inc. and elected Mitchell Maxwell, Victoria Maxwell, James Cardwell and Richard Bernstein to our board of directors.

Subsequent to our February 9, 2007 shareholders meeting, the SEC has advised us that we are required to file a Form S-4 registration statement with the SEC and have such S-4 registration statement declared effective by the SEC to close our transaction with Sibling Entertainment Group, Inc. We intend to file the Form S-4 registration statement within the next 30 days. Based on the requirement to file an S-4 registration statement, we may change the structure of the transaction with Sibling Entertainment Group, Inc.

Selection of a Business

Since we have no current business, and, in the event the anticipated merger with Sibling Entertainment Group, Inc. is not consummated, our plan of operation will be to seek one or more suitable business combinations or acquisitions to create value for our shareholders. Management has adopted a conservative policy of seeking opportunities that it considers to be of exceptional quality. Therefore, we may have to wait some time before consummating a suitable transaction. Management recognizes that the higher the standards it imposes upon us, the greater may be its competitive disadvantage when vying with other acquiring interests or entities.

The Company does not intend to restrict its consideration to any particular business or industry segment, though management intends to continue its focus on opportunities related to natural resources. Due to our lack of financial resources, the scope and number of suitable business ventures is limited. We are therefore most likely to participate in a single business venture. Accordingly, the Company will not be able to diversify and will be limited to one merger or acquisition. The lack of diversification will prevent us from offsetting losses from one business opportunity against profits from another.

The decision to participate in a specific business opportunity will be made upon management’s analysis of the quality of the opportunity’s management and personnel, the anticipated acceptability of products or marketing concepts, the merit of technological changes and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. Further, it is anticipated that the historical operations of a specific venture may not necessarily be indicative of the potential for the future because of the necessity to substantially shift a marketing approach, expand operations, change product emphasis, change or substantially augment management, or make other changes. The Company will be partially dependent upon the management of any given business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of required changes.

Since we may participate in a business opportunity with a newly organized business or with a business which is entering a new phase of growth, it should be emphasized that the Company may incur risk due to the failure of the target’s management to have proven its abilities or effectiveness, or the failure to establish a market for the target’s products or services, or the failure to realize profits.

The Company will not acquire or merge with any company for which audited financial statements cannot be obtained. Management anticipates that any opportunity in which we participate will present certain risks. Many of these risks cannot be adequately identified prior to selection of a specific opportunity. Our shareholders must therefore depend on the ability of management to identify and evaluate such risks. Further, in the case of some of the opportunities available to us, it may be anticipated that some of such opportunities are yet to develop as going concerns or that some of such opportunities are in the development stage in that same have not generated significant revenues from principal business activities prior to our participation.

Acquisition of Business

Implementation of a structure for any particular business acquisition may involve a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. The Company may also purchase stock or assets of an existing business. On the completion of a transaction, it is possible that present management and shareholders of the Company would not remain in control of the Company. Further, our sole officer and director may, as part of the terms of any transaction, resign, to be replaced by new officers and directors without a vote of our shareholders.

7

We anticipate that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. However, in certain circumstances, as a negotiated element of any transaction, the Company may agree to register securities either at the time a transaction is consummated, under certain conditions, or at a specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market may have a depressive effect on such market.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to a business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so called “tax-free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

Our due diligence process will require that management meet personally with the personnel involved in any given transaction, visit and inspect material facilities, obtain independent analysis or verification of the information provided, check references for management and key persons, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity, and the our relative negotiating strengths. Negotiations that involve mergers or acquisitions will focus on the percentage of the Company that the target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by our current shareholders.

Operation of Business After Acquisition

The Company’s operation following its merger or acquisition of a business will be dependent on the nature of the business and the interest acquired. We are unable to determine at this time whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. We may expect that any future business will present various challenges that cannot be predicted at the present time.

Government Regulation

The Company cannot anticipate the government regulations, if any, to which we may be subject until we have acquired an interest in a business. The use of assets to conduct a business that we may acquire could subject us to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. Our selection of a business in which to acquire an interest will include an effort to ascertain, to the extent of the limited resources of the Company, the effects of any government regulation on the prospective business of the Company. However, in certain circumstances, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation.

Competition

We will be involved in intense competition with other business entities, many of which will have a competitive edge over us by virtue of their stronger financial resources and prior experience in business. The Company can provide no assurance that we will be successful in obtaining a suitable business opportunity.

Marketability

As we currently are not involved in selling products or services, there can be no assurance that we will be successful in marketing any such products or services or whether a market will develop.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

We currently have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

8

Research and Development

We spent no amounts on research and development activities during each of the last two fiscal years.

Employees

The Company currently has no employees. Our executive officer devotes as much time to the affairs of the Company as she deems appropriate. Our management expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees as long as business needs are being identified and evaluated. The need for employees and their availability will be addressed in connection with a decision concerning whether or not to acquire or participate in a specific business venture.

DESCRIPTION OF PROPERTY

Up until the end of June 2007 (when all 4 officers and/or directors of SEGI were appointed to the Company’s board and as executive officers), the Company maintained limited office space on a month-to-month basis at a cost of $1,000 per month which is paid to Zmax Capital Corp. None of our directors or officers are directors, officers, or shareholders of Zmax Capital Corp. Additionally, neither of our directors or officers are related to Zmax Capital Corp. in any capacity or have any relation with Zmax Capital Corporation. The address of our office is 1066 West Hastings Street Suite 2310, Vancouver, British Columbia, Canada V6E 3X2. Since July 2007, the corporate offices are operated from SEGI’s corporate headquarters located at 511 West 25th Street, Suite 503, New York, New York, at no additional cost to the Company. We do not believe that we will need to obtain additional office space until such time as we have acquired Sibling Entertainment Group, Inc. or some other business opportunity.

LEGAL PROCEEDINGS

The Company is currently not a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc., under the symbol, “SIBE.” Since we recently changed our name in anticipation of the Acquisition and changed our symbol to “SIBE,” we will not apply for a new symbol after the Acquisition is completed. Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.

YEAR	QUARTER ENDING	HIGH	LOW
2007	June 30	$0.98	$0.30
	March 31	$1.00	$0.30
2006	December 31	$0.45	$0.20
	September 30	$0.65	$0.30
	June 30	$0.65	$0.17
	March 31	$0.55	$0.17
2005	December 31	$0.60	$0.10
	September 30	$0.31	$0.18
	June 30	$0.65	$0.15
	March 31	$0.20	$0.12

Record Holders

As of August 13, 2007, there were 60 shareholders of record (based on our transfer agent list) holding a total of 13,074,066 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. We have 5,371,000 shares reserved for exercise of warrants.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

This Management’s Plan of Operation and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the subsections entitled “Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition” below and the subsection entitled “Risk Factors” above. The following discussion should be read in conjunction with our financial statements and notes thereto included in this report. All information presented herein is based on our quarter ended March 31, 2007 and fiscal year ended December 31, 2006.

9

General

The Company was incorporated under the laws of the State of Texas on December 28, 1988. On November 27, 2002, the Company changed its name to “Sona Development Corp.” as part of a corporate restructuring designed to make the Corporation more attractive to prospective business opportunities. Management has since been searching for a suitable business opportunity to become part of the Company by acquisition or combination.

On May 20, 2004, we entered into a letter of intent to acquire Idea One, Inc. (“Idea One”) through merger or acquisition. Idea One, a research and development company focused on the development of magnesium rechargeable batteries, was unable to satisfy certain conditions of the letter. Efforts to acquire Idea One were abandoned in April of 2006.

On June 28, 2006, the Company entered into an Agreement of Acquisition and Plan of Reorganization (the “Agreement”) with Sibling Entertainment Group, Inc. (“Sibling”). The Agreement provides for the Company’s acquisition of Sibling’s subsidiaries. Sibling is an entertainment development and production company based in New York City.

On May 14, the Company changed its name to “Sibling Entertainment Group Holdings, Inc.”

The Agreement anticipates a share exchange pursuant to which the Company will issue up to 33,267,472 shares of common stock for all the issued and outstanding shares Sibling’s subsidiaries on the closing date. The Company will further deliver 16,239,972 purchase warrants with terms ranging from 3 to 5 years at exercise prices ranging from $0.275 a share to $1.00 per share to certain shareholders of Sibling as part of the consideration for the transaction.

The Agreement provides that the Company will acquire each of Sibling’s four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., Sibling Properties, Inc and three wholly owned subsidiaries of Sibling Pictures, Inc., all of which own and or control each of Sibling’s respective divisions and operations of live-stage theatrical operations, music, independent feature films and theatrical real estate.

The transaction is subject to shareholder approval which is anticipated prior to the end of the current fiscal year. As of the date of this quarterly report, shareholder approval has not been obtained.

Short Term Plan

The Company’s short term plan, subject to shareholder approval, is to complete the acquisition of Sibling’s subsidiaries.

Long Term Plan

The Company’s long term plan is to operate within the entertainment industry.

Specifically, we plan to continue Sibling’s engagement in the following:

•	Purchase and exploitation of literary rights as well as investments in the production of both film and live-stage properties including the following:

•
“HATS! - A Musical for the Rest of Your Life” based upon the women and spirit (“HATS!”) of Red Hat Society, Inc. (“RHS”) which opened in Denver, Colorado at the New Denver Civic Theatre on October 7, 2006 and currently running in Chicago, Illinois at the Royal George Theatre.  We currently have an exclusive licensing agreement with the RHS to develop and to produce HATS! including sequels and future home video, pay-per-view events and DVD recordings.

•
Collaboration with Dick Foster Productions (DFP) and Harrah’s Entertainment, Inc.” to open companies of HATS! which began in January 2007 with New Orleans and potentially other Harrah’s controlled venues.  We seek to optimize revenue from our by licensing the HATS! trademarks and by selling HATS! merchandise.

•	Negotiations with the world-renowned comedian and entertainer Jerry Lewis for the development of a new musical based upon his book “DEAN & ME,” a story of his life with Dean Martin.

10

•
Negotiations with Mr. Angel, Inc. (a Colorado Corp) to develop and produce a new musical entitled “Hallelujah! Mr. Angel” written by Marcia Dodge and Anthony Dodge and composed by Morris Bernstein. The controlling interest of Mr. Angel, Inc. is held by Richard Bernstein, a director and officer of the Company.

•	Production, distribution and selling of the HATS! cast album through the association with the distribution and sale of the HATS! cast album through retail, theatrical venue and internet outlets.

•
Negotiations with Bernstein Corporations Entertainment, Inc. to acquire the intellectual properties, label imprint (Finer Arts Records and TransWorld Records, M Bernstein Music Publishing ASCAP, Bernstein Artists Management) and related artist recording contracts and record/music CD inventory to be made part of SMC, a wholly owned subsidiary of the Company.

•	Evaluating our option to produce the screenplay REEL LOVE as an independent feature film.

•	Negotiations with URL Productions, Inc. (“URL”) to co-produce “ONCE AROUND THE SUN” (“OATS”) on Broadway.

•	Strategic investments in third party theatrical productions.

•	Development of an independent film production business by levering the acquisition of SPI and its subsidiaries Sibling Pictures Fund, LLC; Reel Love on Film LLC and Reel Love Productions, Inc.

•	Growing our management and consulting business with regional not-for-profit and professional theatre companies

•	The ongoing management of the Denver Civic Theatre, Inc. (a not-for-profit organization, "DCT") for which our officers and directors VM, MM, JC and, RB serve as members of its board of directors.;

•	Formation of alliances with companies that possess rights or agreements desired by us including:

•
an alliance with Mechanic Street Productions, Inc. to finance and produce one or more independent feature films including the finance and co-production independent films financed by the Sibling Pictures Fund, LLC and/or other similarly organized film funds.

•	an ongoing relationship with Sibling Entertainment, Inc. (see related parties).

Our plan to coordinate the efforts between film, theatre, real estate, management and music publishing follow the natural synergies that exist between the various industries and their components. It is sometimes more difficult to develop a new theatrical project without securing the venue, and owning sufficient theatres provides the ability for a production company combined with a theatre owner to assure a production access needed to advance a commercial project. It is planned that when we do have our own theatrical production to present in our own theaters, the production will be able to rent our venues creating a source of sustaining income.

As both a theatre owner/manager and presenter of original works, the long-term income derived from the licensing of literary rights may benefit us in two ways. Many literary works developed for the stage may also have potential as a feature film.  Access and acquisition cost barriers may be reduced with a common producer of both film and theatre. As we continue to develop a management company for both real estate and theatrical productions, we will be able to secure additional revenue sources common to the industry.

Another natural synergy between the theatre and movie industries includes music publishing originated or released in association with a musical or a movie. We continue to seek partners and potential companies for acquisition within the recording and music publishing industry.

Selection of a Business

Should the Company’s shareholders reject our intended acquisition of Sibling; our plan of operation will be to seek alternative business combinations or acquisitions to create value for our shareholders. Management has adopted a conservative policy of seeking opportunities that it considers to be of exceptional quality. Therefore, we may have to wait some time before consummating a suitable transaction. Management recognizes that the higher the standards it imposes upon us, the greater may be its competitive disadvantage when vying with other acquiring interests or entities.

11

Results of Operations

For the Quarter Ending March 31, 2007 and March 31, 2006

During the period ended March 31, 2007, the Company’s operations were limited to satisfying continuous public disclosure requirements, completing our obligations pursuant to the letter of intent with Idea One, seeking our alternative business opportunities, and entering into an agreement with Sibling.

The Company has not generated revenues since inception and due to the nature of our search for a suitable business opportunity, cannot determine whether we will ever generate revenue from operations and may continue at a loss.

Net Loss

For the period from inception to March 31, 2007, the Company recorded an operating loss of $3,364,041. The Company’s operating loss is primarily attributable to general and administrative expenses and the write down of promissory notes. The general and administrative expenses include incorporation costs, offering costs, accounting costs, and costs associated with the preparation of disclosure documentation in connection with registration pursuant to the Exchange Act of 1934.

We expect to continue to operate at a loss through fiscal 2007 and due to the nature of the Company’s search for a suitable business opportunity cannot determine whether we will ever generate revenues from operations.

Capital Expenditures

The Company expended no amounts on capital expenditures for the period from December 28, 1988 (inception) to March 31, 2007.

Liquidity and Capital Resources

The Company is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources and shareholders’ equity. The Company had current and total assets of $137 as of March 31, 2007. These assets consist of cash on hand of $136 and investments of $1. Net stockholders deficiency in the Company was $74,310 at March 31, 2007.

The Company borrowed an aggregate of $11,000 as of March 31, 2007 from Sibling Entertainment Group, Inc. on several convertible promissory notes. The convertible promissory notes, as amended, bore interest of 10% per annum payable upon demand on December 31, 2007

The Company’s current assets are not sufficient to conduct its plan of operation over the next twelve (12) months and will have to seek further debt or equity financing to fund operations from shareholder loans or private equity placements. However, the Company has no current commitments or arrangements with respect to, or immediate sources of funding. Further, no assurances can be given that funding, if available would be available to the Company on acceptable terms. The Company’s inability to obtain funding would have a material adverse affect on its plan of operation.

The Company has no current plans for the purchase or sale of any plant or equipment.

The Company has no current plans to make any changes in the number of employees.

For the Years Ended December 31, 2006 and 2005

During the twelve month period ended December 31, 2006, the Company was involved in the negotiation and execution of a letter of intent to acquire Idea One, and had conducted a private placement of our common stock to fund operations and the loan obligation under the letter of intent, as amended. During the twelve month period ended December 31, 2006, the Company was also involved in the negotiation and execution of an agreement to acquire Sibling Entertainment Group, Inc.

We do not expect to generate any significant revenues within the next twelve months of operation as Sibling Entertainment Group, Inc. has just completed the research and development stage with no significant revenues. Further, in the event we do not acquire Sibling Entertainment Group, Inc., we will resume the process of identifying a favorable business opportunity, which opportunity if acquired, may or may not produce revenue. Therefore, due to these uncertainties, we do not expect any revenues until such time as a revenue producing acquisition is accomplished.

12

The Company expended no amounts on capital expenditures for the period from December 28, 1988 (inception) to December 31, 2006.

Capital Resources and Liquidity

The Company is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources and shareholders’ equity. The Company had current assets of $345 and total assets of $346 as of December 31, 2006. These assets consist of cash on hand of $345 and $1 credited to the value of certain promissory notes with Idea One due April 30, 2006. Stockholders deficit in the Company was $233,127 at December 31, 2006.

On May 20, 2004, as amended November 1 and 19, 2004, December 28, 2004, March 22, 2005, April 22, 2005, July 15, 2005, and November 14, 2005, the Company entered into a letter of intent, with Idea One, a private company involved in the development of battery cell technology. The letter of intent did not culminate in a definitive agreement.

Over the term of the letter of intent the Company loaned Idea One a total of $550,000 through a series of convertible promissory notes. These notes were written down to $1 as of December 31, 2005 as management determined they were not collectible and further, if the Idea One shares were received, it was not possible to determine their value.

As of April 30, 2006, the Company agreed to convert the outstanding balance, including accrued interest, of $595,642, at $0.40 per share, to 1,489,106 common shares of Idea One, in full satisfaction of the loan receivable. The Idea One shares were received in the second quarter of 2006. As of December 31, 2006 and 2005, these shares are recorded at $1.

On June 28, 2006, as amended December 15, 2006, the Company executed a definitive agreement of acquisition and plan of reorganization with Sibling Entertainment Group, Inc. ("Sibling"), an entertainment development and production company based in New York City. Under the reorganization, which is subject to shareholder approval, the Company is to acquire each of Sibling's four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., Sibling Properties, Inc. and three wholly owned subsidiaries of Sibling Pictures, Inc., all of which own and or control each of Sibling's respective divisions and operations of live-stage theatrical operations, music, independent feature films and theatrical real estate.

On closing of the transaction, the Company’s name is to be changed to Sibling Entertainment Group, Inc.

The definitive agreement anticipates a share exchange pursuant to which the Company will issue up to 36,190,085 shares of common stock for all the issued and outstanding shares of the Sibling subsidiaries on the closing date. The Company will further grant 22,865,324 share purchase warrants with terms ranging from 3 to 5 years at exercise prices ranging from $0.275 a share to $1.00 per share.

The shareholders approved the Agreement of Acquisition and Plan of Reorganization, approved the name change to Sibling Entertainment Group, Inc. and elected Mitchell Maxwell, Victoria Maxwell, James Cardwell and Richard Bernstein to the Company’s board of directors.

The closing of the Agreement of Acquisition and Plan of Reorganization remains subject to the applicable registration requirements of the Securities Exchange Act of 1934, as amended. We intend to close the acquisition of the Sibling Entertainment Group, Inc. subsidiaries as soon as is practicable.

Should the anticipated acquisition of Sibling Entertainment Group, Inc. be abandoned, the Company will most likely have to obtain loans from shareholders or pursue alternative private equity placements in order to maintain its continuous disclosure requirements until such time as an alternative acquisition or merger candidate is identified.

The Company’s current assets are insufficient to conduct its plan of operation over the next twelve (12) months whether or not the acquisition of Sibling Entertainment Group, Inc. is completed. No assurances can be given that funding is available or would be available to the Company on acceptable terms. Our inability to obtain funding would have a material adverse affect on our plan of operation.

The Company has no current plans for the purchase or sale of any plant or equipment. The Company has no current plans to make any changes in the number of employees.

Critical Accounting Policies

a) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

13

(b) Foreign Currency Translation

The Company considers the U.S. dollar its functional currency. Monetary assets and liabilities resulting from foreign currency transactions are translated into U.S. dollar equivalents using the year end conversion rates. Revenues, expenses, receipts and payments are translated throughout the year at exchange rates prevailing at the date of the transaction. Exchange gains and losses are included in the loss for the year.

(c) Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(d) Financial Instruments

In accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The carrying values of cash, promissory notes, accounts payable and amounts due to related parties approximate fair values due to the short-term maturity of the instruments.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 31, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

14

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Going Concern

The financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues or completed development of any commercially acceptable products or services to date, has a working capital deficiency of $233,127 at December 31, 2006 and has incurred losses of $3,095,229 since inception, and further significant losses are expected to be incurred in the Company’s development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 3, 2007, the Company informed Dale Matheson Carr-Hilton Labonte LLP (“Dale Matheson”), its independent registered public accounting firm, that it dismissed Dale Matheson and engaged a new independent registered public accounting firm. The new independent registered public accounting firm is Rosenberg Rich Baker Berman & Co. (“Rosenberg”). Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	The Company dismissed Dale Matheson as its independent registered public accounting firm effective on May 3, 2007.

(ii)
During the previous two fiscal years and the interim period through May 3, 2007, the Company’s financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Dale Matheson issued auditing reports for the years ended December 31, 2006 and 2005.

(iii)	The dismissal of Dale Matheson and engagement of Rosenberg was approved by the Company’s Board of Directors.

(iv)
During the two most recent fiscal years and the subsequent interim period through May 3, 2007, the Company and Dale Matheson did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(v)	During the two most recent fiscal years and the subsequent interim period through May 3, 2007, the Company did not experience any reportable events.

(b)	On May 3, 2007, Sona engaged Rosenberg to be the Company independent registered public accounting firm.

(i)
Prior to engaging Rosenberg, the Company had not consulted Rosenberg regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with Rosenberg regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	The Company did not have any disagreements with Dale Matheson, and therefore did not discuss any such past disagreements with Rosenberg.

(c)	Dale Matheson furnished the Company with a letter addressed to the SEC agreeing with the statements made by the Company set forth above.

15

SIBLING ENTERTAINMENT GROUP, INC. (ALSO REFERRED TO AS “SEGI”)

BUSINESS

SEGI was organized under the laws of the State of New York in September 1995. In 1997, the Company acquired Maxwell Entertainment, Inc. (“MEI”) from Mitchell Maxwell (“MM”) and Victoria Maxwell (“VM”) and originally engaged in the development and production of entertainment properties including plays, musicals for the live stage, independent feature films and other entertainment projects.

In February 1999, SEGI formed the AM Films division coincident with acquiring the broadband distribution rights to a motion picture library from Dream, LLC (“Dream”) and began to reduce our interest in and pursuit of the development and production of plays, musicals and films. Later, we solely focused on the pursuit and distribution of motion pictures primarily over the Internet. This decision and refocus of our operational plans away from production of live stage properties and independent feature films led to MM’s and VM’s resignation as officers and directors.

After several years in attempting to establish secure sufficient distributors and successfully deliver our film library through direct online methods, and failing to secure necessary financing to sustain and market this emerging market, we sought to refocus its business direction to other areas of the entertainment industry not burdened by increasing technological and legal barriers. This realization supported our move away from the Internet video-on-demand business.

This change ultimately led to a change in our management and control in October 2003 and a return to our original core operational plan to pursue the finance and production of live-stage theatrical, independent feature films and theatrical real estate and related synergetic businesses. The change of control included the return of our executive officers and directors, Mitchell Maxwell, President (“MM”) and Victoria Maxwell, Vice President (“VM”) along with James Cardwell, CFO (“JC”). MM, VM and JC were and continue to be officers and directors of Sibling Entertainment, Inc. (“SEI”), a private company engaged in similar business activities. This close association resulted in the Company’s relocation of corporate offices and the sharing of office overhead costs including the costs and compensation of its officers and staff with SEI.

On June 17, 2005, we entered into a share exchange agreement with SPI and with all SPI shareholders, whereby the Company agreed to acquire all issued and outstanding SPI shares in consideration for an aggregate of 10,785,000 shares of the Company’s common stock, at a price of $0.25 per share, on a basis of 60,000 Company shares for each SPI share issued and outstanding on June 17, 2005. Our acquisition of SPI also included its subsidiaries, Sibling Pictures Fund, LLC (“SPFLLC”), Reel Love on Film LLC (“RLFLLC”) and Reel Love Productions, Inc., (“RLPI”). As a result of the acquisition, the Company recognized goodwill of $2,779,624, based on the excess of the fair value of the shares issued over the fair values of the assets and liabilities acquired. The exchange of 10,785,000 shares was determined by management based on its assessment of the net present value of projected cash flows of SPI, which exceed the value of the recorded goodwill at June 30, 2005. Further detail concerning the associations these entities have among one another follows in the points below:

•
SPI was originally organized on May 18, 2004 by SEI along with MM, VM, JC and others, At the same time, SPI formed SPFLLC, a wholly owned subsidiary, a Delaware corporation, as the investment vehicle to finance and fund two or three independent films to be produced by SPI.

•	On June 1, 2005, SEI transferred all outstanding shares and interest in RLFLLC and its managing member, RLPI formed to develop, finance and produce the film “Reel Love”, to SPI.

•
Prior to our acquisition of SPI, we were contracted by SPI to provide consulting services in exchange for fees for services in the formation of SPFLL and the related negotiations and related ongoing matters.

On January 17, 2006, we entered into employment contracts with MM, VM and JC (the “Executive Employees”) for a term of three (3) years.

•
Each agreement allows the Executive Employee’s ongoing position and association with SEI, except that each Executive Officer may not devote over ten (10%) percent of their professional working hours to SEI and SEI will not actively pursue, acquire the additional rights to any new entertainment projects that is deemed competitive with the business of Sibling, except for passive investment interests, limited partnership or limited liability membership interests.

•	These agreements also reflected each Executive Employee’s position as a member of the Board of Directors of Denver Civic Theatre, Inc. (a Colorado Charitable Non-Profit Organization).

•
The agreements also reflected MM’s ownership and control of Zachwell, Ltd. and Zia, Ltd and VM’s ownership and control of Victoria Maxwell Consulting, Inc. and their continued right to own these companies that may hold investments and/or other financial arrangements, including but not limited to, royalties, net profits, fees or other arrangements for work, services or investments made in productions organized and financed prior to their engagement with the Company.

16

We currently engage in the following:

•	Purchase and exploitation of literary rights as well as investments in the production of both film and live-stage properties including the following:

•
“HATS! - A Musical for the Rest of Your Life” based upon the women and spirit (“HATS!”) of Red Hat Society, Inc. (“RHS”) opened in Denver, Colorado at the New Denver Civic Theatre on October 7, 2006. We currently have an exclusive licensing agreement with the RHS to develop and to produce HATS! including sequels and future home video, pay-per-view events and DVD recordings.

•
Collaboration with Dick Foster Productions (DFP) and Harrah’s Entertainment, Inc. “to open companies of HATS! beginning in January 2007. in New Orleans and potentially other Harrah’s locations. We seek to optimize revenue from our by licensing the HATS! trademarks and by selling HATS! merchandise.

•	Negotiations with the world-renowned comedian and entertainer Jerry Lewis for the development of a new musical based upon his book “DEAN & ME,” a story of his life with Dean Martin.

•
Negotiations with Mr. Angel, Inc. (a Colorado Corp) to develop and produce a new musical entitled “Hallelujah! Mr. Angel” written by Marcia Dodge and Anthony Dodge and composed by Morris Bernstein. The controlling interest of Mr. Angel, Inc. is held by Richard Bernstein, a director and officer of the Company.

•	Production, distribution and selling of the HATS! cast album through the association with the distribution and sale of the HATS! cast album through retail, theatrical venue and internet outlets.

•
Negotiations with Bernstein Corporations Entertainment, Inc. to acquire the intellectual properties, label imprint (Finer Arts Records and TransWorld Records, M Bernstein Music Publishing ASCAP, Bernstein Artists Management) and related artist recording contracts and record/music CD inventory to be made part of SMC, a wholly owned subsidiary of the Company.

•	Evaluating our option to produce the screenplay REEL LOVE as an independent feature film.

•	Negotiations with URL Productions, Inc. (“URL”) to co-produce “ONCE AROUND THE SUN” (“OATS”) on Broadway.

•	Strategic investments in third party theatrical productions.

•	Development of an independent film production business by levering the acquisition of SPI and its subsidiaries Sibling Pictures Fund, LLC; Reel Love on Film LLC and Reel Love Productions, Inc.

•	Growing our management and consulting business with regional not-for-profit and professional theatre companies

•	The ongoing management of the Denver Civic Theatre, Inc. (a not-for-profit organization, “DCT”) for which our officers and directors VM, MM, JC and, RB serve as members of its board of directors.;

•	Formation of alliances with companies that possess rights or agreements desired by us including:

•
an alliance with Mechanic Street Productions, Inc. to finance and produce one or more independent feature films including the finance and co-production independent films financed by the Sibling Pictures Fund, LLC and/or other similarly organized film funds.

•	an ongoing relationship with Sibling Entertainment, Inc. (see related parties).

Our plan to coordinate the efforts between film, theatre, real estate, management and music publishing follow the natural synergies that exist between the various industries and their components. It is sometimes more difficult to develop a new theatrical project without securing the venue, and owning sufficient theatres provides the ability for a production company combined with a theatre owner to assure a production access needed to advance a commercial project. It is planned that when we do have our own theatrical production to present in our own theaters, the production will be able to rent our venues creating a source of sustaining income.

As both a theatre owner/manager and presenter of original works, the long-term income derived from the licensing of literary rights may benefit us in two ways. Many literary works developed for the stage may also have potential as a feature film. Access and acquisition cost barriers may be reduced with a common producer of both film and theatre. As we continue to develop a management company for both real estate and theatrical productions, we will be able to secure additional revenue sources common to the industry.

17

Another natural synergy between the theatre and movie industries includes music publishing originated or released in association with a musical or a movie. We continue to seek partners and potential companies for acquisition within the recording and music publishing industry.

Industry Analysis

Our entertainment business plan encompasses several different specific industries unique within their own disciplines including our primary production commercial “for-profit” of live-theatre for Broadway, plus other regional productions in professional theatres, the production of independent feature films, the management and ownership of live-stage theatrical real estate venues and the consulting of “not-for-profit” and professional theatres.

The following is a brief overview of the different industry venues in which we plan to operate or have commenced operations.

Theatre Overview

Live commercial theater business has historically been centered in New York City (Broadway and Off- Broadway) and London’s West Side. Over the last several decades, the theater business in North America has grown rapidly in markets outside New York City (“touring markets”) as well as numerous independent professional theatres for the production of smaller “sit-down” productions. In addition, the numbers of new not-for-profit theatre companies, as well as large scale performing arts centers, has allowed the industry a steady growth in all aspects of the theatrical industry. Information derived from publicly available sources, indicate that “Broadway” productions contribute over $4.3 billion to the NYC economy each year from over $771 million in box office grosses.

New York Theatrical Industry

Our Management believes that we will acquire and develop productions for both Broadway and Off-Broadway based upon the experience of our principal officer’s prior history that developed and produced several prior Broadway and Off-Broadway productions. Almost all productions presented for the stage are financed and capitalized in private and/or public offerings for with a “single purpose” limited partnership or limited liability corporation. As a producer, we would normally act as a general partner or managing member and seek to receive our share of income and monies from several key areas customary to the theatrical industry including:

•	Producer fees -- budgeted fees paid in the development, management and production a play or musical, or other live-stage event. Such fees are commensurate with the size of the budget.

•	Office fees -- weekly fees paid to contribute and support the costs of a producer’s office and overheads.

•	Royalties -- a percentage of the adjusted gross box office receipts paid weekly from the weekly operating budget.

•
Net Profits -- a percentage of net profits paid after full recoupment of the capitalization is returned to the investors. Profits for an original production may include participation from other sources outside of New York derived from subsidiary rights, licensing fees, media rights and other publishing rights attached to company formed to present the original production.

•	Other Fees -- other reimbursable amounts chargeable to productions, or fees paid for consulting services during the development of a new play or musical.

New theatres and the “rebirth” of the Time Square area of New York City as well as the subsequent tourism increases could result in more interest and business in theatre. Assuming that the level of tourism and theatre attendance and total box office grosses continue to increase, these influences, changes and product development taking place, the participation of the business giants and the promotion of all of live entertainment may positively affect our operations.

The primary real estate owners of Broadway theatres is possessed by the Shubert Foundation managed by the Shubert Organization, Inc., the Nedelander Producing Company of America, Inc. and Jujamcyn Theatres. The theatrical industry in New York extends beyond Broadway and is also supported by a growing number of Off-Broadway theatre and theatrical companies providing opportunities for the development of new works as well as a source of revenue for production companies. Many off-Broadway theatres are independently owned by single theatre owners, not-for-profit companies and a growing number of companies owning more than one theatre. The number of operating theatres has grown from less than 10 in 1985 to over 80 significant off-Broadway theatres and performance spaces in 2004. The number of not-for-profit theatre companies renting space and producing shows in addition to commercial producers has increased to over 400 companies.

Regional Professional and “not-for-profit” Theatre Industry

18

Our Management believes that the growth and continued strength of the regional professional and “not-for profit” theatres through the United States will contribute to our growth. There are numerous smaller productions, including National Tours of Broadway and Off-Broadway productions that we may produce. In doing so we may earn producer fees similar to those derived by a Broadway or Off- Broadway producer. This sector of the industry has lower capitalization costs and through the proper selection of shows can provide additional income. In addition, the development of new works bound for Broadway and Off-Broadway is facilitated by testing early versions of new works in regional theatres.

Information derived from publicly available sources in 2002 indicates that an estimated 32.2 million tickets were sold by not-for-profit and professional theaters combined. The number of tickets sold from not-for-profit theatres amount to over 21 million tickets. The number of not-for-profits theatres has steadily grown over the last several decades. In 1961, there were approximately, 16 not-for-profit theatre companies. Today this number has grown to 1,200 companies. From approximately 363 larger theatres, the attendance was over 21 million with total income of over $961 million producing over 4,787 productions and 81,828 performances. The interaction between commercial for-profit production companies and not-for-profit theaters is key to the development of new works for both Broadway and regional productions. The market has increasingly focused on musicals, which account for the majority of the tickets sold in a season. A substantial portion of tickets are sold to group theatre-goers who purchase tickets annually. As a result of growing number of group buyers and their demand by , the market demand for new product (both revivals and new musicals) has increased.

Theater Management

Within the theatrical management industry, both theatre real estate and the productions are managed. Due to the complexities of Broadway and Off-Broadway productions, many productions have contracts with management companies to assist producers in the day-to-day affairs. Some production companies have both production and general management divisions to provide the distinct services assigned to each area of their profession. A portion of general management fee income is paid from the capitalization of a project and additional fees are paid weekly through the run of a show.

Theatre ownership requires staffing theatre management and selecting product to be performed within the space(s). Oftentimes authors and composers who want to develop their works consult producers and general managers to help in the process of developing a show from its inception to the its ultimate commercial production on Broadway. Many not-for-profit theatres and professional theatres hire outside consultants to help manage the theatres and to identify literary properties and enhancement financing to enable the theatre to participate in the development of a Broadway bound production. It is our objective to grow our theatres consulting business.

Film

Our Management plans to acquire and to develop feature films and to produce them independently. Many film productions are financed and capitalized in private and/or public offerings for a “single purpose” limited partnership or limited liability corporation. As producer, we normally act as a general partner or managing member and seek to receive our share of income from sources customary to the film industry including:

•	Producer fees -- budgeted fees paid in the development, management and production a movie. Such fees are commensurate with the size of the budget.

•	Office fees -- fees paid to contribute and support the costs of a producer’s office and overheads during the production of a movie.

•
Royalties -- a percentage paid from a movie’s box office grosses after all print and advertising fees and other deferred fees are paid. In many cases, these amounts are not paid due to a complete buyout by distributors.

•
Net Profits -- a percentage of net profits paid after full recoupment of the capitalization is returned to the investors. After a film is completed, a producer will attempt to sell the film to a distributor at a price higher than it cost to make the film. A producer will receive a percentage of this excess as profits. In addition, the purchasing distributor may provide additional profits from its own earnings to the producer thereby increasing the producer’s earnings potential.

•	Other Fees -- other reimbursable amounts chargeable to productions, or fees paid for consulting services during the development of a new movie.

The business of the motion picture industry in the United States may be broadly divided into two major segments: production, involving the development, financing and making of motion pictures, and distribution, involving the promotion and exploitation of completed motion pictures in a variety of media.

Historically, the largest companies, or the so-called “Majors” or “Major Studios,” have dominated the motion picture industry by both producing and distributing in the United States a majority of those theatrical motion pictures which generate significant box office receipts. Over the past decade, however, “Independents” - smaller film production and distribution companies - have played an increasingly significant role in the production and distribution of motion pictures to fill the increasing worldwide demand for filmed entertainment product.

19

The Majors include 20th Century Fox, Paramount Motion Pictures, MGM Motion Pictures, Columbia Pictures, Columbia Tri-Star Films, Sony Pictures Entertainment, United Artists, Universal Studios, Dreamworks SKG, Dreamworks Animation, New Line Cinema, Warner Brothers Movies, Walt Disney Pictures, Universal Studios, amongst others. Generally, the Majors own their own production studios (including lots, sound stages and postproduction facilities), have a nationwide or worldwide distribution organization, release pictures with direct production costs generally ranging from $10 million to $50 million, and provide a continual source of pictures to film exhibitors. In addition, some of the Majors have divisions, which are promoted as Independent distributors of motion pictures. These Independent divisions of Majors include Miramax Films (a division of the Walt Disney Company) and Sony Classics (a division of Sony Pictures). We do not consider the Majors as our competition, as we operate on a significantly smaller scale.

The Independents typically do not own production studios or employ as large a development or production staff as the Majors. Further, the Independents typically produce fewer motion pictures at substantially lower average production costs than the Majors.

We currently operate four divisions including live-stage theatrical production, independent feature film production, theatrical real estate and theatrical management, and music publishing and distribution under the following subsidiaries: Sibling Theatricals, Inc. (“STI”), Sibling Pictures, Inc.(“SPI”), Sibling Properties, Inc.(“SPPI”) and Sibling Music Corporation (“SMC”), respectively. We are also evaluating the acquisition of a music publishing and/or distribution company, and a theater ticket brokerage and group sales company. Each division actively pursues to identify, select, finance, develop and produce one or more unique project or properties correlating with the primary activity of the division. Our strategy will also include the coordination of synergistic elements between divisions to provide optimal development for each project or property.

Our theatrical division under STI is engaged in new theatrical properties including the ongoing development and production of a new musical entitled “HATS!” licensed from and in association with the Red Hat Society, Inc. (a private Nevada Corporation operating international with over 1.5 million members). This project is operated under HATS Holdings, Inc. (a Delaware Company) which has the right to license or produce HATS!, including the world premiere in Denver, Colorado which opened on October 7, 2006 and the opening in New Orleans on January 26, 2007. Our film division SPI through one or more subsidiaries has formed a film fund organized to finance two or three independent films. Our theatrical management division and our theatrical real estate division focus on representing clients including the management of their projects and properties (see Current Operations).

Stock Purchase Agreement for Acquisition of Dick Foster Productions, Inc.

The Company entered into a Stock Purchase and Shareholders’ Agreement (“Purchase Agreement”) dated February 28, 2007 (the “Closing Date”) by and among Dick Foster Productions, Inc., a Nevada corporation (“DFP”) and, Dick Foster, an individual resident in Nevada (“DF”) and Lynne Foster, an individual resident in Nevada (“LF”) (collectively, DF and LF are sometimes herein referred to as the “Sellers.”) Pursuant to the terms of the Purchase Agreement, we acquired twenty thousand (20,000) shares of common stock of DFP (the “Purchased Shares”) from the Sellers, representing eighty (80%) percent of the total outstanding capital stock and ownership interests of DFP for a total purchase price of $7,200,000. Pursuant to the terms of the Purchase Agreement, DFP entered into a three year Consulting Agreement with D&L Partnership, of which DF and LF are the sole general partners. The Sellers are to receive $350,000 per year to continue to perform substantially the same services for DFP as they are currently providing as employees of DFP. DFP also entered into a three year Employment Agreement with David Gravatt to continue on as DFP’s Chief Operating Officer.

Description of Property

We currently occupy space at 511 W. 25th St, NY, NY 10001. SEGI became the legal lessee of the space beginning December 1, 2005, when SEGI signed the renewal agreement for an additional 2 years. Monthly rent is $2,900 per month. We expect to continue to have no difficulty in securing and renting the current space.

Legal Proceedings

We are not a party to any legal proceeding, and have no knowledge of any threatened or pending legal proceeding against us or our property.

Market for Common Equity and Related Stockholder Matters

There is no trading market for our stock. At August 13, 2007, we had 37,208,900 shares issued and outstanding and 537 registered shareholders of our outstanding common stock and 27,228,764 shares reserved for subscriptions and warrants.

Management’s Discussion and Analysis of Financial Condition

The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes to those financial statements included in this Annual Report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors.

20

Our Anticipated Sources of Revenues

Our principal sources of revenue will be from our consulting agreement with DCT and from producer fees associated with managing our film funds. Our current revenues are not sufficient to sustain operations without the sale of equity securities. As a result of anticipated and completed sale of securities combined with our current revenues, we expect no difficulty in producing the cash funds necessary to continue business through the next 12 months.

It is the opinion of management that the most meaningful financial information relates primarily to current liquidity and solvency. As of June 30, 2006, we had working capital of $105,104. We had no bank loans as at June 30, 2006.

Plan of Operations for the Next Twelve Months

As stated in the “current operations” section above, following the change in management and control, we took steps and sought to pursue the purchase and exploitation of literary rights for the production of film and theatrical properties, the development of independent film and theatrical production businesses, management consulting agreements with other theaters and companies, and the acquisition of or management of theatrical real estate.

Also as previously mentioned, we have entered into Agreements with the DCT for consulting and management services provided to that Company.

Currently, and as stated earlier, our earnings for office space and utilities provided to SEI and from services provided and earned from other consulting agreements provide us with the ability to operate and profit and pursue an expansion of its operations.

For the Years Ended June 30, 2006 and 2005

RESULTS OF OPERATIONS

Revenues - Revenues for the years ended June 30, 2006 and 2005 equaled $153,629 and $96,167, respectively. We earned fees from providing consulting services to DCT (currently $8,775/month, starting in August 2005, and previously $6,900/month). We also earned $50,000 in producer’s fees from the production “Cassandra’s Angel” for providing services including, but not limited to, finding a director and venue for the production.

Cost of Revenues and Gross Profit - Cost of revenues will be presented within the periods in which revenues are received and gross profit will be determined accordingly.

General and Administrative Expenses - General and administrative expenses for the year ended June 30, 2006 were $1,291,748 compared to $379,592 during the year ended June 30, 2005 representing an increase of $912,156. This significant increase in expenses is primarily due to payroll expenses of $453,819. We did not incur payroll expenses in the year ended June 30, 2005. Health and life insurance costs were also a new expense for the year ended June 30, 2006, totaling $35,867. In addition, we experienced an increase of $139,042 in consulting fees to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies. Further, we experienced an increase in $47,353 in legal fees incurred for work on the acquisition by Sona, the purchase of DFP, and employment contracts with our executive officers. We did work on these transactions in the previous year. We also incurred an impairment loss on our investment in SEI of $233,621 for the year ended June 30, 2006, which we did not incur in the year ended June 30, 2005. We incurred stock-based compensation for stock issued to consultants in the amount of $80,135 for the year ended June 30, 2006. We did not incur such costs for the year ended June 30, 2005. Finally, rent and utility expenses increased to $43,342 for the year ended June 30, 2006 from $9,675 for the year ended June 30, 2005 due to the change in payment responsibility of the rent and utility bills for our offices at 511 W. 25th Street to us from SEI.

Net Loss - Net loss is determined after the provision for minimum taxes. For the year ended June 30, 2006 we had a net loss of $1,444,614 compared to a net loss of $298,548 for the year ended June 30, 2005, an increase in losses of $1,146,066 or 207%. This increase was primarily due to increases in general and administrative expenses, as described in the preceding paragraph. Other factors include an increase in production expenses of $60,523, from $10,000 for the year ended June 30, 2005 to $70,523 for the year ended June 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

We ended the fiscal year 2006 with a cash position of $47,468 dollars, as compared to $23,596 dollars at the end of fiscal 2005. We expect to use our cash for working capital purposes; and, assuming a trading market is established for our stock to use our shares to expand our theatrical management and real estate business and produce more live-stage theater productions and independent films.

We anticipate a modest capital requirement for identifying and negotiating additional live-stage theater and film productions as we plan to acquire those rights in exchange for our common stock. However, we believe that this will be an effective financing method only if a trading market develops for our stock.

21

Our present marketing methods will continue; however, should we require significant additional financial resources for future expansion, we may seek to obtain them through public or private equity offerings. We will also need to seek additional capital to sustain our operations if we are unable to earn income. If we seek to obtain additional funding, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected. No specific plans exist for such financings at this time.

	For the year ended June 30, 2006
Source	Cash Proceeds	Cash Disbursements

Non-related party activities:
Sale of common stock	1,528,804	—
General and administrative expenses	—	1,168,048
Production expenses	—	70,523

Related party activities:
DCT - management services provided	103,629	—
SPI - executive producer fees earned	50,000	—
SEI - management services provided	—	123,700
SEI - purchase of stock	—	50,000

TOTAL	$1,682,433	$1,412,271

For the year ended June 30, 2006, we had received $1,528,804 in the aggregate from the sale of common stock to third party investors. We had also spent $1,168,048 in the aggregate for general and administrative expenses including, but not limited to, professional and legal fees, office expenses, rent, utilities and other operating expenses. Production expenses of $70,523 were spent on the productions of “NEWSical” and “The Yiddish are Coming”, both of which ran at the DCT, and on the write-off of the investments in the third party productions “We’re Still Hot” and “Fanny Hill”. Concerning related parties, for the year ended June 30, 2006, we earned $103,629 from DCT for management, marketing and booking services provided, and $50,000 from SPI for executive producer services provided. Additionally, we disbursed to SEI $123,700 in the aggregate for management services SEI provided to us during the year and $50,000 for the purchase of common stock in SEI.

VARIABLES AND TRENDS

We have been engaged in the development and commercialization of entertainment products for over 5 years. Key variables in our industry are caused by the lack of popularity or attraction to certain productions. Successful theatrical shows enjoy a longer run time (i.e. Cats ran for 18 years; Les Miserables, 16 years). In addition, currently long running productions include Phantom of the Opera which has run over 16 years; Beauty and the Beast, 9 years. Prior to September 11, 2001, more people had been going to see theatrical productions. Concerning film productions, the demand to view a diverse range of popular motion pictures is reasonably constant. However, the success of such shows does not provide any assurance that any of our productions will enjoy similar success.

Our live-stage theater-related revenue stream is affected by the influx of tourism into cities in which we are producing and/or managing productions, including New York City. The terrorist attacks on the World Trade Center on September 11, 2001 had a severe impact on the economic situation in New York City during the remainder of 2001 through 2003, especially with respect to tourism and theatre. Immediately following, several advertising campaigns undertaken as well as promotions at many of the city’s hotels and restaurants encouraged tourism and theatre attendance in New York City, which have been successful. However, there is no assurance that the levels of tourism and theatre attendance will return to levels that existed prior to September 11, 2001. Despite New York City’s current leading rank amongst tourist destinations to major U.S. Cities, unforeseen events could impact tourism without warning and negatively impact tourism and theatre attendance would have adverse effects on our business.

22

New theatres as well as the subsequent tourism increases have promised more interest and business in theatre. Assuming that the level of tourism and theatre attendance and total box office grosses continues to increase, all of these influences, changes and product development taking place including the participation of the business giants and the promotion of all of live entertainment can only affect us positively.

New York continues to be one of the top tourist destinations in the United States. In 2002, New York City was ranked as the top U.S. Destination by Hotels.com for the 2003-2004 winter destination followed by Las Vegas and September 11, 2001. The highest reported year was 1999 with 36.4 million visitors with a significant gain from U.S. domestic visitors and a significant reduction in foreign visitors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 20, 2006 we engaged Rosenberg Rich Baker Berman & Company, P.A. (“RRBB”) as the principal accountant to audit the year ending June 30, 2006 and June 30, 2005. During the two years previous to the earliest period provided above, and any subsequent period, we did not consult RRBB regarding any of the items detailed in Regulation S-B 304(a)(2).

THE ACQUISITION AGREEMENT

Holdings and SEGI entered into the Acquisition Agreement which is the legal document that governs the Acquisition between the companies. We recommend that you read carefully the complete Acquisition Agreement for the precise legal terms of the Acquisition and other information that may be important to you. The Acquisition Agreement is included in this Information Statement/Prospectus as Annex A.

Terms of Acquisition Agreement

The description of the Acquisition Agreement set forth below describes the material terms, but does not purport to describe all of the terms of the Acquisition Agreement. The full text of the Acquisition Agreement is attached as Annex A to this document and is incorporated by reference herein. All stockholders are urged to read the Acquisition Agreement in its entirety.

•	Structure of the Acquisition. At the time the Acquisition becomes effective, the SEGI Subsidiaries will become wholly-owned subsidiaries of Holdings.

•
Acquisition Consideration. Each outstanding common share/convertible security of SEGI will receive the equivalent common share/convertible security in Holdings on a one-for-one basis. The SEGI security holder will retain their common share/convertible security in SEGI.

•	Completion of the Acquisition. The Acquisition will become effective when we file the Articles of Exchange with the Secretary of State of the State of Texas.

•
Procedures for Receipt of Holdings Certificates. After the completion of the Acquisition, Holdings will deliver certificates representing the number of shares/convertible securities of Holdings based on Annex C to be issued in the Acquisition to the corporate offices of SEGI. SEGI will then deliver to SEGI security holders, such shares/convertible securities of Holdings.

The SEGI security holders will keep their ownership interest in SEGI.

There are currently 37,208,900 shares of common stock and 27,228,764 shares of convertible securities of SEGI. As a result of the Acquisition, all of these securities will be automatically converted into 37,208,900 shares of common stock and 27,228,764 shares of convertible securities of Holdings. No person, except for the security holders of SEGI, will be issued shares of Holdings as part of the Acquisition.

Approval of the Acquisition by the Consenting Stockholders was deemed approval of the Holdings Articles of Incorporation and Bylaws, which will be the governing corporate documents for the issuance of the Holdings securities to the SEGI security holders. In addition, the Holdings securities issued to the SEGI security holders will be governed by Texas.

The Acquisition will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

None of the parties to the Acquisition Agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the Acquisition.

The Registration Statement of which this Information Statement/Prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect.

23

All consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

In the event the conditions to the Acquisition are not satisfied, the Acquisition may be abandoned or delayed even after the Acquisition Agreement has been approved by SEGI’s stockholders.

RIGHTS OF STOCKHOLDERS OF TEXAS CORPORATIONS

As a result of the Acquisition, SEGI security holders will receive equivalent securities in Holdings (while maintaining their security interest in SEGI) and such securities shall be subject to Texas law.

The following is a description of certain aspects of Texas law. We are not comparing Texas law to New York law since the SEGI security holders will still maintain their ownership interest in SEGI, which is subject to New York law. It is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to (i) Texas law; and (ii) Holdings Certificate of Incorporation (including amendments) and Bylaws.

Capital Structure and Voting

SEGI’s authorized capital consists of 100,000,000 shares of common stock, $.001 par value. There currently are 37,208,900 shares of common stock issued and outstanding. It has the following convertible securities outstanding: 14,428,782 Warrants (no designation); 877,500 Series A Warrants, 65,000 Series C Warrants, 50,000 Series S Warrants; 1,997,472 Series D Warrants; 1,200,000 Series E Warrants; 5,714,272 Series F Warrants; 2,139,738 Series A-1 Warrants and 756,000 Series H Warrants (collectively, the “Convertible Securities”).

Holdings authorized capital consists of 100,000,000 shares of common stock, $.0001 par value. There currently are 13,074,066 shares of common stock issued and outstanding. There are no convertible or other securities outstanding.

In connection with the Acquisition, the SEGI security holders will receive shares of Holdings on a “one-for-one” basis.

The owners of a Texas corporation’s shares are referred to as “stockholders.” Each stockholder of record is entitled to vote the shares registered in his or her name. However, shares of public companies are frequently held in nominee names, including clearing agencies, broker-dealers or banks, and are voted through a series of proxies.

Removal of Directors

Holdings Articles of Incorporation provide that directors may be removed, with or without cause, in the manner provided by the laws of the State of Texas or at a special stockholder meeting duly called and held for such purpose, at which a quorum is present, by a majority of the votes of the shares present in person or represented by proxy at the meeting. Under Texas law, directors may be removed, with or without cause, by the holders of not less than two-thirds of the shares entitled to vote. Directors also may be removed by a judicial proceeding brought by the corporation or by the owners of 10% or more of the corporation’s common stock if the court finds that (a) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and (b) removal is in the best interest of the corporation.

Actions by Written Consent of Stockholders

Holdings Certificate of Incorporation provides that, except with respect to the election of directors, the stockholders of Holdings may act by written consent so long as such action is approved by at least a majority of the stockholders entitled to vote thereon.

Acquisitions, Consolidations and Sales of Assets

Under Texas law, with certain exceptions, any acquisition, consolidation or sale of all or substantially all of the corporation’s assets must be approved by the board and a majority of the outstanding shares entitled to vote.

Rights of Dissenting Stockholders

Generally, stockholders of a Texas corporation are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for an acquisition or consolidation or are not asked to give their consent in such a vote. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Texas corporation whose shares of stock are of any class or series of shares which either were listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or were held of record by more than 2,000 stockholders at the time of the vote.

Dissolution

Under Texas law, a corporation may voluntarily dissolve if a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution or all stockholders entitled to vote thereon consent in writing to such dissolution.

24

Inspection of Stockholder List and Books and Records

Texas law allows any person who has been a stockholder of record of a corporation for at least 6 months immediately preceding his or her demand, or any person holding, or authorized in writing by the holders of, at least 5% of the corporation’s outstanding shares, to inspect the stockholder list and the corporation’s books and records for a purpose related to such person’s interests as a stockholder upon 5 day’s written demand.

Amendment of Articles of Incorporation

Texas law requires that every amendment to a corporation’s articles of incorporation be adopted by a resolution of directors setting forth the amendment proposed and the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon taken at either a duly noticed and held special meeting or next annual meeting of the stockholders. Under the Articles of Incorporation of CRD, an amendment requires an affirmative vote of not less than 50% of the issued and outstanding shares of Holdings.

Amendment of Bylaws

The Bylaws of Holdings provide that the alteration, amendment or repeal of any bylaws, or the adoption of new bylaws, requires the vote of a majority of a quorum of the directors, or the vote of the stockholders representing a majority of a quorum of all the shares issued and outstanding at any annual stockholders’ meeting or at any special stockholders’ meeting when the proposed amendment has been sent out in a notice of such meeting. The Articles of Incorporation of Holdings further grant to the Board of Directors the right and authority to adopt such bylaws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of Holdings provided that such bylaws are not in conflict with Holdings Articles of Incorporation or the Texas laws.

Stockholder Derivative Suits

Under Texas law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

Fiscal Year

Holdings’ fiscal year will end on June 30, the same as SEGI’s.

DISSENTER’S RIGHTS UNDER NEW YORK LAW

The following is a summary of the New York State Diseenter’s Rights statute. Since the SEGI security holders were not asked to vote on the Acquisition and a majority of the SEGI shareholders voted for the Acquisition, you are entitled to dissenter’s rights if you did not vote for the Acquisition.

New York § 604.

The following stockholders shall, subject to and by complying with section six thousand twenty-two of this chapter, have the right to receive payment of the fair value of their shares and the other rights and benefits provided by such section:

1. In the case of a merger pursuant to a plan submitted to stockholders as provided in subdivision two of section six hundred one of this chapter, any stockholder of the merging corporation entitled to vote thereon who does not assent thereto;

2. In the case of a plan of acquisition of assets submitted to stockholders as provided in subdivision two of section six hundred one-a of this chapter, any stockholder of the selling corporation entitled to vote thereon who does not assent thereto; and

3. In the case of a sale, lease, exchange or other disposition which requires stockholder authorization under section six hundred one-c of this chapter, any stockholder, entitled to vote thereon, of the corporation making such sale, lease, exchange or other disposition who does not assent thereto, except in the case of a transaction wholly for cash where the stockholders' authorization thereof is conditioned upon the distribution of all the net proceeds of such transaction to the stockholders in accordance with their respective interests within one year after the date of such transaction and upon the dissolution of the corporation.

Since you were not asked to vote to approve and adopt the Acquisition, you have the right to dissent and be paid cash for the “fair value” of your shares of SEGI Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Acquisition. To perfect these appraisal rights with respect to the Acquisition, you must follow the required procedures precisely.

This discussion and Annex D should be reviewed carefully by you if you wish to exercise statutory dissenters’ rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the New York dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the New York dissenters’ rights statute.

If you are a holder of SEGI shares and you wish to seek dissenters’ rights, you are urged to review the applicable New York statutes attached to this Information Statement/Prospectus as Annex D.

25

LEGAL MATTERS

The legality of the shares of Sibling Entertainment Group Holdings, Inc. (referred to in this Information Statement/Prospectus as “Holdings”) to be issued in the Acquisition, will be passed upon by Anslow & Jaclin, LLP, Attorneys-at-law, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726.

EXPERTS

The balance sheets of Holdings as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2006 and the period from inception on December 28, 1998 to December 31, 2006 which appear in our Annual Report on Form 10-KSB incorporated by reference in this Information Statement/Registration Statement of which this Prospectus is a part, have been audited by Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, as indicated in their report with respect thereto dated as of March 22, 2007, and are incorporated herein in reliance upon the authority of their firm as experts in giving said report.

The balance sheets of SEGI as of June 30, 20066 and 2005, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended June 30, 2006 and the period from inception from July 1, 2000 to June 30, 2006 which appear in SEGI’s Annual Report on Form 10-KSB incorporated by reference in this Information Statement/Registration Statement of which this Prospectus is a part, have been audited by Rosenberg, Rich, Baker, Berman & Co., an independent registered public accounting firm, as indicated in their report with respect thereto dated as of October 23, 2006, and are incorporated herein in reliance upon the authority of their firm as experts in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

Holdings files annual, quarterly and current reports, Information Statement statements and other information with the SEC. You may read and copy any reports, statements or other information that Holdings files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. CRD public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

The SEC allows Holdings to “incorporate by reference” information into this document, which means that Holdings can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Holdings has previously filed with the SEC. These documents contain important business information about Holdings and its financial condition.

Holdings may have sent you some of the documents incorporated by reference, but you can obtain any of them from the SEC’s Internet World Wide Web site described above. Documents incorporated by reference are available from Holdings without charge, excluding exhibits unless specifically incorporated by reference as an Annex to this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

Sibling Entertainment Group Holdings, Inc.
511 West 25th Street, Suite 503
New York, New York 10001
Telephone: (212) 414-9600

Statements contained in this Information Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to such other document, and each such statement shall be deemed qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

(1) The following documents previously filed with the SEC by Holdings are incorporated by reference in this Information Statement/Prospectus:

•
All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c) and 14 of the Securities Exchange Act of 1934 after the date hereof shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

(2) The following documents previously filed with the SEC by SEGI are incorporated by reference in this Information Statement/Prospectus:

•
All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c) and 14 of the Securities Exchange Act of 1934 after the date hereof shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

Any statements contained in a document incorporated by reference herein or contained in this Information Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

26

ANNEX A

AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION DATED DECEMBER 12, 2006 AND ALL AMENDMENTS RELATED THERETO

AGREEMENT OF ACQUISITION AND

PLAN OF REORGANIZATION

between

SONA DEVELOPMENT CORP.

and

SIBLING ENTERTAINMENT GROUP, INC.

June 28, 2006

i

	3.4	Capitalization of Sibling	11
	3.5	Commission Reporting and Compliance	11
	3.6	Financial Statements	12
	3.7	Governmental Consents	12
	3.8	Compliance with Laws and Other Instruments	13
	3.9	Binding Obligations	13
	3.10	Absence of Undisclosed Liabilities	13
	3.11	Changes	14
	3.12	Tax Returns and Audits	14
	3.13	Employee Benefit Plans; ERISA	15
	3.14	Litigation	15
	3.15	Interested Party Transactions	15
	3.16	Questionable Payments	16
	3.17	Obligations to or by Stockholders	16
	3.18	Schedule of Assets and Contracts	16
	3.19	Employees	17
	3.20	Disclosure	17
4.	Conduct of Businesses Pending the Acquisition.		17
	4.1	Conduct of Business by Sona Pending the Acquisition	17
	4.2	Conduct of Business by Sibling Pending the Acquisition	18
5.	Additional Agreements.		19
	5.1	Access and Information	19
	5.2	Additional Agreements	20
	5.3	Publicity	20
	5.4	Appointment of Directors	20
6.	Conditions of Parties’ Obligations.		20
	6.1	Sibling’s Obligations	20
	6.2	Sona’s Obligations	22
7.	Non-Survival of Representations and Warranties		24
8.	Amendment of Agreement		24
9.	Definitions		24
10.	Closing		27
11.	Termination Prior to Closing.		27
	11.1	Termination of Agreement	27
	11.2	Termination of Obligations	28
12.	Miscellaneous.		28
	12.1	Notices	28
	12.2	Entire Agreement	29
	12.3	Expenses	29
	12.4	Time	29
	12.5	Severability	29
	12.6	Successors and Assigns	29
	12.7	No Third Parties Benefited	29
	12.8	Counterparts	29
	12.9	Recitals, Schedules and Exhibits	29
	12.10	Section Headings and Gender	29
	12.11	Governing Law	30

ii

LIST OF EXHIBITS AND SCHEDULES

Exhibits

A	Subsidiaries of Sibling
B	Issuance of Shares and Warrants to Sibling
C	Articles of Incorporation of Sona
D	Bylaws of Sona
E	Officers and Directors
F	Form of Opinion of Sibling’s Counsel
G	RHS Debenture

Sona’s Disclosure Schedules

2.1(b)	Sona’s Direct or Indirect Interest
2.5	Sona’s Stockholders
2.10	Financial Statements
2.11	Liabilities
2.12	Changes/Indebtedness
2.21	Interested Party Transactions
2.29	Obligations to or by Stockholders
2.30(c)	Recent filings on Form 8-K

Sibling Disclosure Schedules

3.5	Commission Reporting
3.6(i)	Sibling’s Financial Statements
3.6(ii)	Subsidiaries’ Financial Statements
3.10	Liabilities
3.11	Changes
3.13	Sibling Employee Benefit Plans
3.14	Litigation
3.15	Interested Party Transactions
3.17	Obligations to or by Stockholders
3.18(i)	Schedule of Assets and Contracts
3.18(ii)	Schedule of Sibling and Subsidiaries Bank Accounts
3.19(a)	Agreement with Mitchell Maxwell
3.19(b)	Agreement with Victoria Maxwell
3.19(c)	Agreement with James Cardwell
4.2(e)	LOI Agreement with Richard Bernstein
4.2(f)	Extension Agreement with Richard Bernstein

iii

AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION

THIS AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into on June 28, 2006, by and between SONA DEVELOPMENT CORP., a Texas corporation (“Sona”), and SIBLING ENTERTAINMENT GROUP, INC., a New York corporation (“Sibling”).

WITNESSETH:

A. The respective Boards of Directors of Sona and Sibling have determined that it is fair to and in the best interests of their respective corporations and stockholders for Sona to purchase Sibling’s subsidiaries, as listed on Exhibit A attached hereto and made a part hereof (collectively, the “Subsidiaries”) upon the terms and subject to the conditions set forth herein (the “Acquisition”);
B. The respective Boards of Directors of Sona and Sibling have approved the Acquisition in accordance with the Texas Business Corporation Act and New York Business Corporation Law, respectively, upon the terms and subject to the conditions set forth herein;
C. The respective Board of Directors of Sona and Sibling shall present the terms of the Acquisition to their shareholders to obtain shareholder approval of the Acquisition, and shall take all appropriate action in accordance with this transaction; and
D. The parties hereto intend that the Acquisition contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.
NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:
1.	The Acquisition.
1.1          Acquisition. Subject to the terms and conditions of this Agreement, Sona shall acquire the Subsidiaries from Sibling in consideration for the issuance of shares of Sona’s common stock and warrants equal to the amounts (and for the warrants the same terms) set forth on Exhibit B, attached hereto and made a part hereof (collectively, the “Securities”) and shall change its name to “Sibling Entertainment Group Holdings, Inc.” on the Closing Date.
1.2          Compliance with Schedule 14A and 14C of the Exchange Act. Sona and Sibling both acknowledge that each company must comply with Sections 14A and 14C of the Exchange Act, specifically Regulations 14A and 14C, and Schedules 14A and 14C thereunder. Thereby, Sona is required to file a 14A Proxy Statement to seek shareholder approval of the Acquisition while Sibling may seek shareholder approval of the Acquisition by obtaining the written consent of a majority of its shareholders, and filing a 14C Information Statement (collectively, the “Shareholder Statements”).

1.3          Closing Date. The closing of the Acquisition (the “Closing Date”) shall take place within three (3) business days after compliance with Section 1.2 herein is completed by both parties and any other conditions of this Agreement shall be satisfied. The parties have contemplated September 1, 2006 as a Closing Date. However, in good faith, both parties shall agree to close prior to such time if all conditions for closing are satisfied. Notwithstanding the above, if the closing does not take place by December 31, 2006, either party may terminate this Agreement.
1.4	Articles of Incorporation, Bylaws, Directors and Officers.
(a)          The articles of incorporation of Sona, as in effect immediately prior to the Closing Date, attached as ExhibitC hereto, shall be the articles of incorporation from and after the Closing Date until amended with the change of name considered herein and further amended in accordance with applicable law.
(b)          The bylaws of Sona, as in effect immediately prior to the Closing Date, attached as ExhibitD hereto, shall be the bylaws from and after the Closing Date until amended in accordance with applicable law, the articles of incorporation and such bylaws.
(c)          The directors and officers listed in ExhibitE hereto shall be the directors and officers of Sona after the Closing Date, and each shall hold his respective office or offices after the Closing Date until his or her successors shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the articles of incorporation or bylaws of Sona.
1.5          Further Assurances. From time to time, from and after the Closing Date, as and when reasonably requested by Sona, the proper officers and directors of Sibling as of the Closing Date shall, for and on behalf and in the name of Sibling or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Sibling, Sona or their respective successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to Sona title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of Sibling and the Subsidiaries or otherwise to carry out fully the provisions and purposes of this Agreement.
1.6          Liquidation of Sibling. Immediately after the consummation of the transfer set forth in section 1.1 herein, Sibling shall be liquidated. Such liquidation shall take place after Sibling has filed all final tax returns, paid all creditors and any other matters that Sibling determines it should undertake.
2.            Representations and Warranties of Sona. Sona hereby represents and warrants to Sibling as follows:

2.1	Organization, Standing, Etc.
(a)          Sona is a corporation duly organized and existing in good standing under the laws of the State of Texas, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and to carry out the terms hereof. Copies of Sona’s articles of incorporation (and any amendments thereto) and bylaws, attached respectively as Exhibits C and D hereto, are true and complete and have not since been amended or repealed.
(b)          Sona has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business except as described in Schedule 2.1(b).
2.2          Qualification. Sona is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Sona taken as a whole (the “Condition of Sona”).
2.3          Capitalization of Sona. The authorized capital stock of Sona consists of 100,000,000 shares of common stock, par value $0.0001 per share (“Sona’s Common Stock”) and no shares of preferred stock, and Sona has no authority to issue any other capital stock. There are 11,676,705 shares of Sona’s Common Stock issued and outstanding, and such issued shares are duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any person. Sona has no outstanding options, rights or commitments to issue Sona’s Common Stock or other equity securities, and there are no outstanding securities convertible or exercisable into or exchangeable for Sona’s Common Stock or other equity securities.
2.4          Indebtedness. Sona has no Indebtedness for Borrowed Money, except as disclosed on its Balance Sheet (as filed with the Commission for the quarter ending March 31, 2006).
2.5          Sona’s Stockholders. Schedule 2.5 hereto contains a true and complete list of the record owner of all of the outstanding shares of Sona’s Common Stock together with the number of securities held. To Sona’s knowledge, except as described in Schedule 2.5, there is no voting trust, agreement or arrangement among any of the beneficial holders of Sona’s Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Sona’s Common Stock.

2.6          Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement (together, the “Acquisition Documents”) have been duly authorized by Sona’s Board of Directors and have been approved (or will be approved prior to the Closing Date) by the requisite vote of the stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Acquisition Documents and the consummation of the Acquisition has been validly and appropriately taken, except for the Shareholder Statements referred to in Section 1.2herein.
2.7          Compliance with Laws and Instruments. The business and operations of Sona have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of Sona. The execution, delivery and performance by Sona of the Acquisition Documents and the consummation by Sona of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause Sona to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of Sona’s articles of incorporation or bylaws, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which Sona is a party or by which Sona or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of Sona and (d) will not result in the creation or imposition of any Lien upon any property or asset of Sona. Sona is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its articles of incorporation or bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of Sona, or any other material agreement or instrument to which Sona is a party or by which Sona or any of its properties is bound or affected.
2.8          Binding Obligations. The Acquisition Documents constitute the legal, valid and binding obligations of Sona and are enforceable against Sona in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
2.9          Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against Sona for any commission, fee or other compensation as a finder or broker, or in any similar capacity. Sona hereby agrees to indemnify and hold Sibling harmless from and against any and all claims, losses or liabilities for any such commission, fee or other compensation as a result of the claim by any other Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated or described here.

2.10       Financial Statements. Attached hereto as Schedule 2.10 are Sona’s audited balance sheets, for the year ended December 31, 2005 and reviewed for the quarter ended March 31, 2006 respectively (“Sona’s Balance Sheets”) on the aforementioned dates (“Sona’s Balance Sheet Dates”). Such financial statements (a) are in accordance with the books and records of Sona, (b) present fairly in all material respects Sona’s financial condition at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior accounting periods.
2.11       Absence of Undisclosed Liabilities. Sona has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing Date, except (a) as disclosed in Schedule 2.11 and/or Schedule 2.12 hereto, (b) to the extent set forth on or reserved against in Sona’s Balance Sheets or the notes to the financial statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since Sona’s Balance Sheet Dates, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of Sona, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules.
2.12       Changes. Since Sona’s Balance Sheet Dates, except as disclosed in Schedule 2.12 hereto, Sona has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on Sona’s Balance Sheets and current liabilities incurred since Sona’s Balance Sheet Dates, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of Sona, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (j) suffered or experienced any change in, or condition affecting, the Condition of Sona other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (k) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (l) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (m) suffered any material loss not reflected in Sona’s Balance Sheets or its statements of income for the year ended on Sona’s Balance Sheet Dates, or (n) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.13       Employees. Sona has complied in all material respects with all laws relating to the employment of labor, and Sona has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, Sona is not under any obligation or liability to any of its officers, directors or employees.
2.14       Tax Returns and Audits. All required federal, state, provincial and local Tax Returns of Sona have not been prepared and timely filed or extensions with respect thereto granted, though to Sona’s knowledge, no federal, state, provincial or local Taxes are due with respect to the periods covered by such delinquent returns. Notwithstanding the aforementioned representation, Sona will file all delinquent federal, state, provincial or local Tax Returns prior to the Closing Date and be responsible for the satisfaction of any amounts due thereon including Taxes, fees or penalties, if any.
Sona has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of Sona’s federal income tax returns nor any state, provincial or local income or franchise tax returns has been audited by governmental authorities. Sona has withheld or collected from each payment made to each of its employees, if required, the amount of all taxes (including, but not limited to, federal, state, provincial and local income taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, provincial, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Sona now pending, and Sona has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Sona is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. Sona has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, provincial, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. Sona (a) is not a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten, and (b) does not have any potential liability or obligation to any person as a result of, or pursuant to, any such any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten.
2.15	Patents and Other Intangible Assets.
(a)          Sona (i) neither owns or has the right to use, free and clear of all Liens, claims and restrictions, any patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing; (ii) nor is obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

(b)          To the best knowledge of Sona, Sona neither owns nor has the unrestricted right to use any trade secrets, know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data or information that derives independent economic value, actual or potential, from not being generally known or known by competitors required for or incident to Sona.
2.16       Employee Benefit Plans; ERISA. Sona has no “employee benefit plans” (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of any type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Sona, whether written or unwritten and whether or not funded.
2.17       Title to Property and Encumbrances. Sona has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by Sona in its business. Without limiting the generality of the foregoing, Sona has good and indefeasible title to all of its properties and assets reflected in the Balance Sheets, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Dates and for property held under valid and subsisting leases which are in full force and effect and which are not in default.
2.18       Condition of Properties. All properties owned, leased or used by Sona are in operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for Sona’s business.
2.19       Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of Sona, threatened against or affecting Sona or its properties, assets or business, and after reasonable investigation, Sona is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. Sona is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.
2. 20      Licenses. Sona possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for Sona to engage in the business currently conducted by it, all of which are in full force and effect.
2. 21     Interested Party Transactions. Except as disclosed in Schedule 2.21 hereto, no officer, director or stockholder of Sona or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or Sona has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Sona, if any or (ii) purchases from or sells or furnishes to Sona any goods or services, or (b) a beneficial interest in any contract or agreement to which Sona is a party or by which it may be bound or affected.

2. 22	Environmental Matters
(a)          To the knowledge of Sona, Sona has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.
(b)          To the knowledge of Sona, the historical and present operations of the business of Sona are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of Sona.
(c)          There are no material pending or, to the knowledge of Sona, threatened, demands, claims, information requests or notices of noncompliance or violation against or to Sona relating to any Environmental Law; and, to the knowledge of Sona, there are no conditions or occurrences on any of the real property used by Sona in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to Sona, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of Sona.
(d)          To the knowledge of Sona, (i) Sona has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the “National Priorities List”, the “CERCLA” list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) Sona is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) Sona has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of Sona.
2. 23     Receivables. Sona has no accounts receivable reflected on the Balance Sheets and will have no accounts receivable as of the Closing Date.
2. 24      Inventories. Sona has no inventories reflected on the Balance Sheet and will have no inventories as of the Closing Date.

2. 25      Customers, Suppliers and Independent Contractors. Since the Balance Sheet Dates, Sona has not been advised that any customer, supplier or independent contractor of Sona, if any, intends to terminate or materially curtail its business relationship with Sona.
2. 26      Duty to Make Inquiry. To the extent that any of the representations or warranties in this Section 2 are qualified by “knowledge” or “belief,” Sona represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.
2. 27      Disclosure. There is no fact relating to Sona that Sona has not disclosed to Sibling in writing which has had or is currently having a material and adverse effect nor, insofar as Sona can now foresee, will materially and adversely affect, the Condition of Sona. No representation or warranty by Sona herein and no information disclosed in the schedules or exhibits hereto by Sona contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
2.28       Questionable Payments. Neither Sona nor any director, officer or, to the best knowledge of Sona, agent, employee or other Person associated with or acting on behalf of Sona, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
2. 29      Obligations to or by Stockholders. Except as disclosed in Schedule2.29, Sona has no liability or obligation or commitment to any Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to Sona.
2.30	Commission Reporting and Compliance.
(a)          Sona filed a Form 10-SB12G on November 30, 1999, which made Sona an Exchange Act company on January 29, 2000. Since that date, Sona has filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act.
(b)          Sona has delivered to Sibling (or Sibling can obtain same from the Commission web site at www.sec.gov) true and complete copies of the registration statements, information statements and other reports (collectively, “Sona’s Commission Documents”) filed by the Sona with the Commission. None of Sona’s Commission Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c)          Except as set forth on Schedule 2.30(c), Sona has not filed, and nothing has occurred with respect to which Sona would be required to file, any report on Form 8-K since June 20, 2006. Prior to and until the Closing, Sona will provide to Sibling copies of any and all amendments or supplements to Sona’s Commission Documents filed with the Commission since June 20, 2006 and all subsequent registration statements and reports filed by Sona subsequent to the filing of Sona’s Commission Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by Sona with the Commission or delivered to the stockholders of Sona.
(d)          Sona is not an investment company within the meaning of Section 3 of the Investment Company Act.
(e)          The shares of Sona Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “SDVC,” and Sona is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Sona Stock.
(f)           Between the date hereof and the Closing Date, Sona shall continue to timely satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board including, but not limited to the timely filing of notices required by Rule 10b-17 under the Securities Act.
(g)          To the best knowledge of Sona, Sona has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.
(h)          Sona is a “blank check company” subject to the requirements of Rule 419 of the Securities Act.
3.            Representations and Warranties of Sibling and Subsidiaries. Sibling represents and warrants to Sona as follows:
3.1	Organization, Standing, Subsidiaries, Etc.
(a)          Sibling and each of its Subsidiaries are corporations duly organized and existing in good standing under the laws of each corporation’s state of incorporation. Sibling has heretofore delivered to Sona complete and correct copies of each corporation’s respective articles of incorporation and bylaws as now in effect. Sibling and each of its Subsidiaries have full corporate power and authority to carry on their businesses as such businesses are now being conducted and as now proposed to be conducted and to own or lease their own properties and assets.
(b)          Except as disclosed on Exhibit A, Sibling has no other subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

3.2          Corporate Authority. Sibling has full corporate power and authority to enter into the Acquisition Documents and the other agreements to be made pursuant to the Acquisition Documents and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Acquisition Documents and such other agreements and documents by Sibling has been duly and validly taken or will have been so taken prior to the Closing. Each of the Acquisition Documents constitutes a legal, valid and binding obligation of Sibling, each enforceable against Sibling in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.
3.3          Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against Sibling or any of the Subsidiaries for any commission, fee or other compensation as a finder or broker, or in any similar capacity. Sibling hereby agrees to indemnify and hold Sona harmless from and against any and all claims, losses or liabilities for any such commission, fee or other compensation as a result of the claim by any other Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated or described here.
3.4          Capitalization of Sibling. The authorized capital stock of Sibling consists of (a) 100,000,000 shares of common stock, par value $0.001 per share (the “Sibling Common Stock”), of which 27,917,472shares are issued and outstanding, and (b) no shares of preferred stock. Except as disclosed in Exhibit B, Sibling has no outstanding options, rights or commitments to issue shares of Sibling Common Stock or any other Equity Security of Sibling, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Sibling Common Stock or any other Equity Security of Sibling. There is no voting trust, agreement or arrangement among any of the beneficial holders of Sibling Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Sibling Common Stock. All outstanding shares of the capital stock of Sibling are validly issued and outstanding, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any person.
3.5	Commission Reporting and Compliance.
(a)          Sibling filed a registration statement on Form SB-2 under the Securities Act which became effective on March 15, 2001. Since that date, Sibling has filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. Sibling has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.
(b)          Sibling has delivered to Sona true and complete copies of the registration statements, information statements and other reports (or Sona can obtain same from the Commission web site at www.sec.gov) (collectively, “Sibling’s Commission Documents”) filed by Sibling with the Commission. None of Sibling’s Commission Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. Notwithstanding this representation, Sibling is in the process of responding to Commission questions regarding its June 30, 2005 Form 10-KSB and September 30, 2005 Form 10-QSB.

(c)          Except as set forth on Schedule3.5(c), Sibling has not filed, and nothing has occurred with respect to which Sibling would be required to file, any report on Form 8-K since June 6, 2006, except with respect to the issuance of a debenture being issued in the amount of $650,000 (the “RHS Debenture”) on or about June 26, 2006 substantially in the form represented in Exhibit G. Prior to and until the Closing, Sibling will provide to Sona copies of any and all amendments or supplements to Sibling’s Commission Documents filed with the Commission since June 23, 2006 and all subsequent registration statements and reports filed by Sibling subsequent to the filing of Sibling’s Commission Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Sibling with the Commission or delivered to the stockholders of Sibling.
(d)          Sibling is not an investment company within the meaning of Section 3 of the Investment Company Act.
(e)          The shares of Sibling Common Stock are not quoted on any quotation system or traded on any exchange system.
(f)           Between the date hereof and the Closing Date, Sibling shall continue to timely satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws.
(g)          To the best knowledge of Sibling, Sibling has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.
(h)          Sibling is not a “blank check company” subject to the requirements of Rule 419 of the Securities Act.
3.6          Financial Statements. Attached hereto as Schedule3.6(i) are Sibling’s audited consolidated balance sheets for the year ended June 30, 2005 and reviewed consolidated balance sheets for the quarter ended March 31, 2006, respectively (“Sibling’s Balance Sheets”) on the aforementioned dates (“Sibling’s Balance Sheet Dates”). In addition, at Closing, Sibling shall provide Sibling’s Subsidiaries’ audited balance sheets for the period from inception until June 30, 2006 (“Subsidiaries’ Balance Sheets”) on the aforementioned date (“Subsidiaries’ Balance Sheet Date”). Such financial statements (a) will be in accordance with the books and records of Sibling and Sibling’s Subsidiaries, (b) present fairly in all material respects Sibling’s and Sibling’s Subsidiaries’ financial condition at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior accounting periods.
3.7          Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Sibling or its Subsidiaries required in connection with the consummation of the Acquisition shall have been obtained prior to, and be effective as of, the Closing Date.

3.8          Compliance with Laws and Other Instruments. The business and operations of Sibling and the Subsidiaries have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of Sibling (as defined in Section 3.10). The execution, delivery and performance by Sibling and the Subsidiaries of the Acquisition Documents and the consummation by Sibling and the Subsidiaries of the transactions contemplated by this Agreement (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to Closing (b) will not cause Sibling or the Subsidiaries to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of each respective corporation’s articles of incorporation or bylaws , (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Sibling or the Subsidiaries are a party or by which Sibling, the Subsidiaries, or any of Sibling’s or the Subsidiaries’ properties is bound or affected, except as would not have a material adverse effect on the Condition of Sibling and (d) will not result in the creation or imposition of any Lien upon any property or asset of Sibling. Sibling and its Subsidiaries are not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of each respective corporation’s articles of incorporation or bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of Sibling, or any other material agreement or instrument to which Sibling or its Subsidiaries are a party or by which Sibling or any of its Subsidiaries are bound or affected.
3.9          Binding Obligations. The Acquisition Documents constitute the legal, valid and binding obligations of the Sibling and are enforceable against Sibling in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
3.10       Absence of Undisclosed Liabilities. Sibling and its Subsidiaries have no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing Date, except (a) as disclosed in Schedule 3.10 and/or Schedule 3.11 hereto, (b) to the extent set forth on or reserved against in Sibling’s BalanceSheets and the Subsidiaries’ Balance Sheets, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since Sibling’sBalanceSheetDates and Subsidiaries’ Balance Sheet Date, none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Sibling and its Subsidiaries, taken as a whole (the “Condition of Sibling”), and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules.

3.11       Changes. Notwithstanding the creation of Sibling’s Subsidiaries (see Schedule A), and except as described in Schedule 3.11 hereto, since Sibling’s Balance Sheet Dates and the Subsidiaries’ Balance Sheet Date, Sibling and its Subsidiaries have not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to Sibling’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on Sibling’s Balance Sheets and Subsidiaries’ Balance Sheets, and current liabilities incurred since Sibling’s Balance Sheet Dates and Subsidiaries’ Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of Sibling, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, (j) except as noted on Exhibit B, issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Sibling or its Subsidiaries other than as noted herein or any changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of Sibling, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in Sibling’s Balance Sheets or Subsidiaries’ Balance Sheet or their statements of income for the year ended on Sibling’s Balance Sheet Dates or Subsidiaries’ Balance Sheet Date (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.
3.12       Tax Returns and Audits. All required federal, state and local Tax Returns of Sibling have not been prepared and timely filed or extensions with thereto granted, though to Sibling’s knowledge, no federal, state or local Taxes are due with respect to the periods covered by such delinquent returns. Notwithstanding the aforementioned representation, Sibling will file all delinquent federal, state or local Tax Returns prior to the Closing Date and be responsible for the satisfaction of any amounts due thereon, including Taxes, fees or penalties, if any.

Sibling has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of Sibling’s federal income tax returns nor any state, provincial or local income or franchise tax returns has been audited by governmental authorities. Sibling has withheld or collected from each payment made to each of its employees, if required, the amount of all taxes (including, but not limited to, federal, state and local income taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Sibling now pending, and Sibling has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Sibling is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. Sibling has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state and local law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. Sibling (a) is not a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten, and (b) does not have any potential liability or obligation to any person as a result of, or pursuant to, any such any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten.
3.13       Employee Benefit Plans; ERISA. Except as described in Schedule 3.13 hereto, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Sibling or its Subsidiaries.
3.14       Litigation. Except as disclosed in Schedule 3.14 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Sibling, threatened against or affecting Sibling or its properties, assets or business. To the knowledge of Sibling, Sibling and its Subsidiaries are not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.
3.15       Interested Party Transactions. Except as disclosed in Schedule 3.15, no officer, director or stockholder of Sibling or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or Sibling has or has had, either directly or indirectly, (a) an interest in any Person that furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Sibling or its Subsidiaries, or (b) a beneficial interest in any contract or agreement to which Sibling or its Subsidiaries are a party or by which they may be bound or affected.

3.16       Questionable Payments. Neither Sibling, nor to the knowledge of Sibling, any director, officer, agent, employee or other Person associated with or acting on behalf of Sibling or the Subsidiaries, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
3.17       Obligations to or by Stockholders. Except as described in Schedule 3.17 hereto, neither Sibling nor its Subsidiaries have any liability or obligation or commitment to any stockholder of Sibling or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Sibling, nor does any stockholder of Sibling or any such Affiliate or associate have any liability, obligation or commitment to Sibling or the Subsidiaries.
3.18       Schedule of Assets and Contracts. Except as expressly set forth in this Agreement, Sibling’s Balance Sheets, the Subsidiaries’ Balance Sheets or as described in Schedule 3.18(i) hereto, Neither Sibling nor its Subsidiaries is not a party to any written or oral agreement not made in the ordinary course of business that is material to Sibling or its Subsidiaries. Neither Sibling nor its Subsidiaries own any real property. Neither Sibling nor its Subsidiaries is party to or otherwise barred by any written or oral (a) agreement with any labor union; or (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements; or (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services; or(d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Sibling or any other Person; or (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Sibling to any Lien or evidencing any Indebtedness; or (f) guaranty of any Indebtedness; (g) lease or agreement under which Sibling is lessee of or holds or operates any property, real or personal, owned by any other Person; or (h) lease or agreement under which Sibling or its Subsidiaries are lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Sibling or its Subsidiaries; or (i) agreement granting any preemptive right, right of first refusal or similar right to any Person; or (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Sibling or its Subsidiaries or any present or former officer, director or stockholder of Sibling or its Subsidiaries; or (k) agreement obligating Sibling or its Subsidiaries to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, except for its present shows that provide for royalties); or (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity (other than its present officers); or (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment; or (n) agreement to register securities under the Securities Act; or (o) collective bargaining agreement. A schedule of Sibling’s bank accounts and those of the Subsidiaries is attached hereto as Schedule 3.18(ii).

3.19        Employees. Other than pursuant to ordinary arrangements of employment compensation, neither Sibling nor its Subsidiaries is under any obligation or liability to any officer, director, employee or Affiliate of Sibling or its Subsidiaries, except for executive compensation agreements with Mitchell Maxwell, Victoria Maxwell and James Cardwell; and an Letter of Intent and extensions executed between Sibling and Richard Bernstein to execute an executive compensation agreement attached hereto as Schedule 3.19(a) through Schedule 3.19(c) and 4.2(e) and 4.2(f) (collectively hereinafter referred to as the “Executive Agreements”). Such Executive Agreements shall be terminated between Sibling and the parties of the Executive Agreements and at the time of closing, Sona will issue agreements under the same terms and conditions contained in the Executive Agreements.
3.20        Disclosure. There is no fact relating to Sibling or its Subsidiaries that Sibling has not disclosed to Sona in writing that materially and adversely affects nor, insofar as Sibling can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Sibling or its Subsidiaries. No representation or warranty by Sibling and its Subsidiaries herein and no information disclosed in the schedules or exhibits hereto by Sibling contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.
4.	Conduct of Businesses Pending the Acquisition.
4.1           Conduct of Business by Sona Pending the Acquisition. Prior to the Closing Date, unless Sibling shall otherwise agree in writing or as otherwise contemplated by this Agreement:
(a)	the business of Sona shall be conducted only in the ordinary course;
(b)         Sona shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its articles of incorporation or bylaws; or (iii) split, combine or reclassify the outstanding Sona’s Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock.
(c)         Sona shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Sona’s Common Stock, except to issue shares of Sona’s Common Stock in connection with the exercise of stock options outstanding on the date hereof; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;
(d)        Sona shall use its best efforts to preserve intact the business organization of Sona, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

(e)         Sona will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). Sona will promptly advise Sibling orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in herein, “Acquisition Proposal” shall mean any proposal for an acquisition or other business combination involving Sona or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. Sona will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing.
4.2          Conduct of Business by Sibling Pending the Acquisition.  Prior to the Closing Date, unless Sona shall otherwise agree in writing or as otherwise contemplated by this Agreement:
(a)          the business of Sibling and its Subsidiaries shall be conducted only in the ordinary course;

(b)          Sibling shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock except as set forth on Exhibit B (Series E and Series F shares) (ii) amend its articles of incorporation or bylaws or those of the Subsidiaries; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and
(c)          Sibling and its Subsidiaries shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock other than its present proposed offering of Series F shares (4,000,000), the RHS Convertible debenture or execute any other consulting agreements other than those detailed in Exhibit A,; (ii) acquire or dispose of any assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.
(d)          Sibling will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Sibling will promptly advise Sona orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a Acquisition or other business combination involving Sibling or for the acquisition of a substantial equity interest in Sibling or any material assets of Sibling other than as contemplated by this Agreement. Sibling will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

(e)          Sibling and its Subsidiaries will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees, except for an agreement with Richard Bernstein, which letter of intent agreement is attached hereto as Schedule 4.2(e) and extension thereto as Schedule 4.2(f).
5.	Additional Agreements.
5.1          Access and Information. Sona and Sibling shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Closing Date of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 5.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which (i) is already in such party’s possession or (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

5.2          Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Acquisition (and, in such case, to proceed with the Acquisition as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Sibling and Sona agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Sibling and Sona shall take all such necessary action.
5.3          Publicity. No party shall issue any press release or public announcement pertaining to the Acquisition that has not been agreed upon in advance by Sibling and Sona, except as both parties reasonably determine to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Sona Common Stock, provided that in such case the parties will use their best efforts to allow the other party to review and reasonably approve any same prior to its release.
5.4          Appointment of Directors. Immediately upon the Closing Date, Sibling shall accept the resignation of the current officer and director of Sona as provided by Section 6.2(f)(iv) hereof, and shall cause the persons listed as directors in ExhibitE hereto to be appointed to the Board of Directors of Sona. At the first annual meeting of Sona stockholders and thereafter, the election of members of Sona’s Board of Directors shall be accomplished in accordance with the bylaws of Sona.
6.	Conditions of Parties’ Obligations.
6.1          Sibling’s Obligations. The obligations of Sibling under this Agreement are subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by Sibling.
(a)          No Errors, etc. The representations and warranties of Sona under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.
(b)          Compliance with Agreement. Sona shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

(c)          No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Sona Balance Sheet Dates, there shall have been no material adverse change in the Condition of Sona.
(d)          Certificate of Officers. Sona shall have delivered to Sibling, a certificate dated the Closing Date, executed on its behalf by the Chief Executive Officer and Chief Financial Officer of Sona, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 6.1.
(e)          No Restraining Action. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by the Acquisition Documents.
(f)           Supporting Documents. Sibling shall have received the following:
(i)           Copies of resolutions of the Board of Directors and the stockholders of Sona, certified by the Secretary of Sona, authorizing and approving the execution, delivery and performance of the Acquisition Documents and all other documents and instruments to be delivered pursuant hereto and thereto.
(ii)          A certificate of incumbency executed by the Secretary of Sona certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the articles of incorporation and bylaws of Sona delivered to Sibling at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.
(iii)        A certificate, dated the Closing Date, executed by Sona’s Secretary, certifying that: (A) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the consummation of the Acquisition shall have been duly made or obtained, and all material consents by third parties that are required for the Acquisition have been obtained; and (B) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by the Acquisition Documents.
(iv)         The executed resignation of Nora Coccaro, as an officer and director of Sona, with the resignations to take effect at the Closing Date.
(v)          Evidence as of a recent date of the good standing and corporate existence of Sona issued by the Secretary of State of the State of Texas and evidence that Sona is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(vi)          Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Sibling may reasonably request including, but not limited to, the acceptance of the executive compensation agreements referred to in Section 3.19 hereof and the agreement to accept the RHS Debenture so that any conversion of the RHS Debenture into Sibling shares shall now provide conversion into Sona shares.
(g)          Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Sibling. Sona shall furnish to Sibling such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 6.1 as Sibling or its counsel may reasonably request.
6.2          Sona’s Obligations. The obligations of Sona under this Agreement are subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by Sona.
(a)          No Errors, etc.  The representations and warranties of Sibling and its Subsidiaries under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.
(b)          Compliance with Agreement. Sibling and its Subsidiaries shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.
(c)          No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since Sibling’s Balance Sheets Dates and Subsidiaries’ Balance Sheet Date, there shall have been no material adverse change in the Condition of Sibling.
(d)          Certificate of Officers. Sibling shall have delivered to Sona a certificate dated the Closing Date, executed on its behalf by its President or other duly authorized officer, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 6.2.
(e)          Opinion of Sibling’s Counsel. Sona shall have received from counsel for Sibling, a favorable opinion dated the Closing Date to the effect set forth in Exhibit F hereto.

(f)	Supporting Documents. Sona shall have received the following:
(i)           Copies of resolutions of Sibling’s board of directors, certified by its Secretary, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered by them pursuant hereto and thereto.
(ii)          A certificate of incumbency executed by the Secretary of Sibling certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (i) above and further certifying that the articles of incorporation and bylaws of Sibling and its Subsidiaries appended thereto have not been amended or modified.
(iii)        A certificate, dated the Closing Date, executed by the Secretary of Sibling, certifying that: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the consummation of the Acquisition shall have been duly made or obtained, and all material consents by third parties required for the Acquisition have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by any of the Acquisition Documents.
(iv)         Evidence as of a recent date of the good standing and corporate existence of Sibling and its Subsidiaries issued by the Secretary of each corporation’s respective state of incorporation and evidence that Sibling and its Subsidiaries are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.
(v)          Evidence that Sibling has all tax returns required to be filed in the State of New York and that Sibling has no liabilities for taxes or penalties for failure to timely file tax returns.
(vi)         Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Sona may reasonably request.
(g)          Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be mutually satisfactory in form and substance to Sona and Sibling. Sibling shall furnish to Sona such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 6.2 as Sona may reasonably request.

7.            Non-Survival of Representations and Warranties. The representations and warranties of the parties made in Sections 2 and 3 of this Agreement (including the Exhibits and Schedules to the Agreement which are hereby incorporated by reference) shall not survive beyond the Closing Date. This Section 7 shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.
8.            Amendment of Agreement. This Agreement may be amended or modified at any time in all respects by an instrument in writing executed by the parties hereto.
9.            Definitions. Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.
“Acquisition” shall have the meaning assigned to it in Section 1.1 hereof.
“Acquisition Documents” shall have the meaning assigned to it in Section 2.6 hereof.
“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.
“Agreement” shall mean this Agreement.
“Closing” shall have the meaning assigned to it in Section 10 hereof.
“Closing Date” shall have the meaning assigned to it in Section 1.3 hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Condition of Sona” shall have the meaning assigned to it in Section 2.2 hereof.
“Condition of Sibling” shall have the meaning assigned to it in Section 3.10 hereof.
“Default” shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of Sona, Sibling or its Subsidiaries, to be observed or performed under the terms of this Agreement, if such default or failure in performance shall remain unremedied for five (5) days.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.
“Equity Security” shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.
“ERISA” shall mean the Employee Retirement Income Securities Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Event of Default” shall mean (a) the failure of Sona, Sibling or its Subsidiaries to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of Sona, Sibling or its Subsidiaries to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.
“Hazardous Material” means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

“Indebtedness” shall mean any obligation of Sona, Sibling and its Subsidiaries which under generally accepted accounting principles is required to be shown on the balance sheet of Sona or Sibling and its Subsidiaries as a liability. Any obligation secured by a Lien on property of Sona, Sibling or its Subsidiaries shall be deemed to be Indebtedness.
“Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of Sona, Sibling and it Subsidiaries, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by Sona or Sibling and its Subsidiaries or for which Sona or Sibling and its Subsidiaries is otherwise contingently liable.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“knowledge” and “know” means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after due inquiry.
“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.
“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of Sona that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by Sona in its business.
“Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.
“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sibling’s Balance Sheets” and “Sibling’s Balance Sheet Dates” shall have the meanings assigned to such terms in Section 3.6 hereof.
“Sona’s Balance Sheets” and “Sona’s Balance Sheet Dates” shall have the meanings assigned to such terms in Section 2.10 hereof.
“Subsidiaries Balance Sheets” and “Subsidiaries Balance Sheet Date”shall have the meanings assigned to such terms in Section 3.6 hereof.
“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).
“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.
10.          Closing. The closing of the Acquisition (the “Closing”) shall occur concurrently with the Closing Date. The Closing shall occur at the offices of Anslow & Jaclin, LLP. At the Closing, Sibling shall present for delivery to Sona the shares of its Subsidiaries common stock in exchange for the Securities in accordance with Section 1.3 hereof. At the Closing Date, all actions to be taken at the Closing shall be deemed to be taken simultaneously.
11.	Termination Prior to Closing.
11.1       Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(a)	By the mutual written consent of Sona and Sibling;

(b)          By Sona, if Sibling or its Subsidiaries (i) fail to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of their representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Sona has notified Sibling of its intent to terminate this Agreement pursuant to this paragraph (b);
(c)          By Sibling, if Sona (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Sibling has notified Sona of its intent to terminate this Agreement pursuant to this paragraph (c);
(d)          By either Sona, on the one hand, or Sibling, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Sibling or Sona, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or
(e)	if the Closing has not occurred by December 31, 2006.
11.2       Termination of Obligations. Termination of this Agreement pursuant to Section 11.1 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 5.1, 12.3 and 12.11; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 11.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.
12.	Miscellaneous.
12.1       Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:
If to Sibling:	Sibling Entertainment Group, Inc.
511 West 25th Street, Suite 503
New York, New York 10001
Attention: Mitchell Maxwell, President and CEO

With a copy to:	Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Fax: (732) 577-1188
Attention: Richard I. Anslow, Esq.

If to Sona:	Sona Development Corp.
2610-1066 West Hastings Street
Vancouver, BC, Canada V6E 3X2
Attention: Nora Cocarro, CEO

With a copy to:	Orsa & Company
600 Westwood Terrace
Austin, Texas 78746
Fax: (801) 582-9629
Attention: Ruairidh Campbell, Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.
12.2       Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.
12.3       Expenses. Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.
12.4       Time. Time is of the essence in the performance of the parties’ respective obligations herein contained.
12.5       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.6       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.
12.7       No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.
12.8       Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

12.9       Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.
12.10     Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.
12.11     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Agreement and the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York. The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in prospect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum. With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.
SIBLING ENTERTAINMENT GROUP, INC.: By: Mitchell Maxwell, President and Chief Executive Officer
SONA DEVELOPMENT CORP.: By: /s/ Nora Coccaro Nora Coccaro, Chief Executive Officer

EXHIBIT A
SUBSIDIARIES OF SIBLING

Subsidiary	State of Incorporation	Date of Formation

Sibling Music Corp.	Delaware	June 9, 2006

Sibling Pictures, Inc.	Delaware	May 18, 2004

Reel Love on Film LLC	New York	October 8, 2002
(subsidiary of Sibling Pictures, Inc.)

Reel Productions, Inc.	New York	October 8, 2002
(subsidiary of Sibling Pictures, Inc.)

Sibling Theatricals, Inc.	Delaware	June 9, 2006

HATS! Holding, Inc.	Delaware	June 9, 2006
(subsidiary of Sibling Theatricals, Inc.)

Sibling Properties, Inc.	Delaware	June 9, 2006

EXHIBIT B
ISSUANCE OF SONA SHARES AND WARRANTS TO SIBLING

SIBLING ENTERTAINMENT GROUP, INC

	Outstanding	Reserved	Open & Planned Offerings	Fully Diluted
Current Shares Outstanding	27,917,472	50,000		27,967,472
RHS Debenture on Conversion @$0.50/share			1,300,000	1,300,000
Shares Available for Sale - Series F (Planned Offering)			4,000,000	4,000,000
Total Shares	27,917,472	50,000	5,300,000	33,267,472
$0.275/ share Warrants (5 Year) Sibling Officers & Consultants	1,150,000			1,150,000
Moneta Capital (On closing)			5,000,000	5,000,000
$0.50/ share Warrants (3 Year) (A)	877,500			877,500
$0.50/ share Warrants (3 Year) (C)	65,000			65,000
$0.50/ share Warrants (3 Year) (S)	50,000			50,000
$0.55/ share Warrants (5 Year) (D)	998,736			998,736
$0.55/ share Warrants (5 Year) (E)	600,000			600,000
RHS Debenture @ $0.55/share			300,000	300,000
RHS Debenture Extension @ $0.55/share			300,000	300,000
RHS on Conversion @ $0.75/share			650,000	650,000
RHS on Conversion @ $1.00/share			650,000	650,000
$0.75/ share Warrants (5 Year) (D)	998,736			998,736
$0.75/ share Warrants (5 Year) (E)	600,000			600,000
$0.75/ share Warrants (5 Year) (F)			2,000,000	2,000,000
$1.00/ share Warrants (5 Year) (F)			2,000,000	2,000,000
Total Warrants	5,339,972	0	10,900,000	16,239,972

Total Fully Diluted	33,257,444	50,000	16,200,000	49,507,444

Prior to closing the Acquisition, Sibling shall complete its Series F offering which shall increase the total amount of shares of common stock outstanding in Sibling at closing resulting in the issuance of additional Sona shares of common stock to Sibling at closing.

EXHIBIT C

SONA’S ARTICLES OF INCORPORATION

EXHIBIT D

SONA’S BYLAWS

EXHIBIT E

OFFICERS AND DIRECTORS

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC. (Sona Development Corp.)

Officers:	CEO: Mitchell Maxwell
CFO and Chief Accounting Officer: James Cardwell
President: Mitchell Maxwell
Treasury: James Cardwell
Secretary: Victoria Maxwell

Directors:	Mitchell Maxwell, Chairman
Victoria Maxwell
James Cardwell
Richard Bernstein
[Director to be Appointed by Sona]

SIBLING ENTERTAINMENT GROUP, INC.

Officers:	CEO & President: Mitchell Maxwell
Vice President: Victoria Maxwell
Treasurer: James Cardwell
Secretary: Victoria Maxwell

Directors:	Mitchell Maxwell, Chairman
Victoria Maxwell
James Cardwell
Richard Bernstein

SIBLING THEATRICALS, INC.

Officers:	President, Mitchell Maxwell
Vice President, Victoria Maxwell
Treasurer, James Cardwell
Secretary, Victoria Maxwell

HATS HOLDINGS, INC.

Officers:	President, Victoria Maxwell
Vice President, Mitchell Maxwell
Treasurer, James Cardwell
Secretary, James Cardwell

SIBLING PROPERTIES, INC.

Officers:	President, James Cardwell
Vice President, Mitchell Maxwell
Treasurer, James Cardwell
Secretary, Victoria Maxwell

SIBLING MUSIC CORP.

Officers:	President, Richard Bernstein
Vice President, Mitchell Maxwell
Treasurer, James Cardwell
Secretary, Victoria Maxwell

SIBLING PICTURES, INC.

Officers:	President, Victoria Maxwell
Vice President, Mitchell Maxwell
Treasurer, James Cardwell
Secretary, James Cardwell

REEL LOVE ON FILM LLC

Officers:	President, Victoria Maxwell
Vice President, Mitchell Maxwell
Treasurer, James Cardwell
Secretary, James Cardwell

REEL PRODUCTIONS, INC.

Officers:	President, Victoria Maxwell
Vice President, Mitchell Maxwell
Treasurer, James Cardwell
Secretary, James Cardwell

EXHIBIT F

FORM OF OPINION OF SIBLING’S COUNSEL

EXHIBIT G

RHS DEBENTURE

SCHEDULE 2.1(B)

SONA’S DIRECT OR INDIRECT INTEREST

SCHEDULE 2.5

SONA’S STOCKHOLDERS

SCHEDULE 2.10

SONA’S FINANCIAL STATEMENTS

SCHEDULE 2.11

SONA’S LIABILITIES

SCHEDULE 2.12

SONA’S CHANGES/INDEBTEDNESS

SCHEDULE 2.21

SONA’S INTERESTED PARTY TRANSACTIONS

SCHEDULE 2.29

SONA’S OBLIGATIONS TO OR BY STOCKHOLDERS

SCHEDULE 2.30(c)

SONA’S RECENT FILINGS ON FORM 8-K

SCHEDULE 3.5(c)

SIBLING’S RECENT FILINGS ON FORM8-K

SCHEDULE 3.6(i)

SIBLING’S FINANCIAL STATEMENTS

SCHEDULE 3.6(ii)

SIBLING’S SUBSIDIARIES’ FINANCIAL STATEMENTS

SCHEDULE 3.10

SIBLING’S LIABILITIES

SCHEDULE 3.11

SIBLING’S CHANGES

SCHEDULE 3.13

SIBLING EMPLOYEE BENEFIT PLANS

SCHEDULE 3.14

SIBLING’S LITIGATION

SCHEDULE 3.15

INTERESTED PARTY TRANSACTIONS

SCHEDULE 3.17

SIBLING’S OBLIGATIONS TO OR BY STOCKHOLDERS

SCHEDULE 3.18(i)

SIBLING’S SCHEDULE OF ASSETS AND CONTRACTS

SCHEDULE 3.18(ii)

SCHEDULE OF SIBLING BANK ACCOUNTS

SIBLING ENTERTAINMENT GROUP, INC. ACCOUNTS

HSBC
80 Eighth Avenue
NY, NY 10011

Acct# 609-73982-4 (main operating acct)
Acct# 609-63174-8 (investor business acct)
Acct# 031-73253-4 (secondary acct)

SCHEDULE 3.19(a)

AGREEMENT WITH MITCHELL MAXWELL

SCHEDULE 3.19(b)

AGREEMENT WITH VICTORIA MAXWELL

SCHEDULE 3.19(c)

AGREEMENT WITH JAMES CARDWELL

SCHEDULE 4.2(e)

LOI AGREEMENT WITH RICHARD BERNSTEIN

SCHEDULE 4.2(f)

EXTENSION LOI AGREEMENT WITH RICHARD BERNSTEIN

AMENDMENT

AGREEMENT OF ACQUISITION AND
PLAN OF REORGANIZATION between
SONA DEVELOPMENT CORP. (“Sona”) and
SIBLING ENTERTAINMENT GROUP, INC. (“Sibling”)
Dated June 28, 2006 (the “Agreement”)

The parties to this Amendment hereby agree to the following changes in the Agreement.

A.	Section 1.3 Closing Date of the Agreement is deleted in its entirety and the following substituted in lieu thereof:
“The closing of the Acquisition (the “Closing Date”) shall take place within three (3) business days after compliance with Section 1.2 herein is completed by both parties and any other conditions of this Agreement shall be satisfied. The parties have contemplated February 9, 2007 as a Closing Date. However, in good faith, both parties shall agree to close prior to such time if all conditions for closing are satisfied. Notwithstanding the above, if the closing does not take place by February 9, 2007, either party may terminate this Agreement.”

B.
To conclude Sibling’s efforts to acquire Dick Foster Productions, Inc., and to meet current working capital needs, Sona shall permit Sibling Theatrical, Inc. to raise up to three million ($3,000,000) dollars from a banking or other financial institution (the “Lending Bank”) through a debt instrument guaranteed by third parties (the “Guarantor”), whereby Sibling shall be permitted to compensate the Guarantor and the Lending Bank with cash, stock and/or warrants (the “Debt Offering”), which compensation in the form of stock and/or warrants shall be exchanged in equal measure for stock and/or warrants of Sona on the Closing Date as considered in Article 1.1. of the Agreement. In exchange for a no fee guarantee the Guarantor shall receive 3,600,000 million purchase warrants exercisable for a period of five (5) year from the date of issuance with an exercise price in the following denominations:

a.	1,200,000 warrants at $0.55/share.
b.	1,200,000 warrants at $0.75/share.
c.	1,200,000 warrants at $1.00/share.
C.
Furthermore, Sona shall permit Sibling in advance of closing the Debt Offering to accept from the Guarantor an advance of up to Seven-Hundred Fifty Thousand ($750,000) Dollars of which Five Hundred Thousand ($500,000) Dollars will be repaid upon the closing of the Debt Offering; and Two Hundred Fifty Thousand ($250,000) will be repaid in the form of a convertible debenture entitling the Guarantor as the debenture holder to convert any outstanding principal of the debenture into shares of common stock at the rate of $0.35/share for a total of 714,288 shares and upon conversion to receive an additional issuance of 357,144 stock purchase warrants exercisable at $0.75/share and 357,144 stock purchase warrants exercisable at $1.00/share, both with a term of five (5) years from the date of issuance.

D.	Section 4.2 (b) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

“Sibling shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock except as set forth on Exhibit B attached hereto as Revised Exhibit B to the Agreement; (ii) amend its articles of incorporation or bylaws or those of the Subsidiaries; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and”

E.	Section 4.2 (c) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

“Sibling and its Subsidiaries shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock other than its present offering of Series F shares (5,714,300), any shares required to be issued by Sibling pursuant to any registration agreement, the RHS Convertible debenture, the Debt Offering and related stock and/or warrants issued to licensed investment bankers and brokers engaged to sell and place any existing or proposed offerings and/or debt and related participation agreements, or execute any other consulting agreements other than those detailed in exhibits attached the Agreement and any supplemental exhibits. Attached hereto and made apart hereof as Exhibit G(b) is the subscription agreement for the Series F offering; (ii) acquire or dispose of any assets other than in the ordinary course of business; (iii) incur additional indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business except for the Debt Offering; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing other than those detailed in the exhibits attached to the Agreement and any supplemental exhibits, or (v) except as contemplated by this Amendment, enter into any contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith other than those detailed in exhibits attached to the Agreement and any supplemental exhibits.”

F.	Section 4.2 (e) of the Agreement is deleted in its entirety and the following substituted in lieu thereof:

“Sibling and its Subsidiaries will not enter into any new employment agreements with any of its officers or grant any increases in the compensation or benefits of its officers, except for an agreement with Richard Bernstein as a Vice President of Sibling and President of Sibling Music Corp. Inc. which letter of intent agreement is attached to the Agreement as Schedule 4.2(e), an extension thereto as Schedule 4.2(f) to the Agreement and a definitive agreement attached hereto as Schedule 4.2(g) to the Agreement; an agreement with William Plon replacing James Cardwell as Chief Financial Officer, the terms and conditions to be negotiated and approved by Sibling’s Board of Directors, attached hereto as Schedule 4.2(h) to the Agreement; and an agreement with James Cardwell as Chief Operating Officer, the terms and conditions negotiated and approved by Sibling’s Board of Directors, attached hereto as Schedule 4.2(i) to the Agreement, replacing the existing agreement attached as Schedule 3.19(c) to the Agreement. Other than officers and directors, Sibling and its Subsidiaries, in the normal conduct of business, may enter into other employment agreements, hire additional employees or provide increases to existing salaries, or provide merit bonuses.”

G.	Section 3.5(b) Commission Reporting and Compliance is deleted in its entirety and the following substituted in lieu thereof:

“(b)               Sibling has delivered to Sona true and complete copies of the registration statements, information statements and other reports (or Sona can obtain same from the Commission web site at www.sec.gov) (collectively, “Sibling’s Commission Documents”) filed by Sibling with the Commission. Notwithstanding this representation, Sibling has just completed its response to the Commission regarding questions to its June 30, 2005 Form 10-KSB; and September 30, 2005 Form 10-QSB, December 31, 2005 Form 10-QSB and March 31, 2006 Form 10-QSB and as result of its correspondence with the Commission and Sibling’s accountants, amended and filed as disclosed in Form 8-K filed with the Commission on October 20, 2006 and the amended refiled financial statements on October 20, 2006 including June 30, 2005 Form 10-KSB/A and September 30, 2005 Form 10-QSB/A, December 31, 2005 Form 10-QSB/A and March 31, 2006 Form 10-QSB/A. Except as noted above, none of Sibling’s Commission Documents as amended, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. The SEC has advised Sibling that it cleared Sibling for the period ending June 30, 2005 and has issued comments related to June 30, 2006 and September 30, 2006 in a letter dated December 4, 2006 and will provide Sona with a copy of all further correspondence with the SEC.

H.
As previously disclosed on SCHEDULE 3.6(i), amended and refilled its prior financial statements, as disclosed in an 8-K filed with the Securities and Exchange Commission on October 20, 2006, and the financials statements previously attached to the Agreement should be replaced in their entirety with the financials statement filed with the Securities and Exchange Commission which are available at www.sec.govfor the financial periods including:

a.	June 30, 2005	– 10KSB/A as filed on October 20, 2006
a.	September 30, 2005	– 10QSB/A as filed on October 20, 2006
b.	December 31, 2005	– 10QSB/A as filed on October 20, 2006
c.	March 31, 2006	– 10QSB/A as filed on October 20, 2006
d.	June 30, 2006	– 10KSB as filed on October 25, 2006

I.
As previously disclosed in Exhibit 3.10(b), Sibling issued five million (5,000,000) stock purchase warrants to Moneta Capital, Inc. (“Moneta”) provided the proposed merger between Sibling and Sona is completed and closed on or before August 31, 2006. Sona shall permit Sibling to hold these warrants in trust to be delivered to Moneta on the Closing defined by the Agreement.

J.
Sona shall permit Sibling to enter into a definitive agreement with Dick Foster and Lynne Foster to acquire majority ownership of Dick Foster Productions, Inc. by paying seven million two hundred thousand ($7.2 million) dollars for eighty (80%) percent of the outstanding shares of Dick Foster Productions, Inc. on terms that include the payment of up to three thousand ($300,000) dollars in deposits and advances prior to closing the acquisition and three annual payments of two million three hundred thousand ($2.3 million)

with the first payment due at closing on or before February 28, 2007, a draft copy of the agreement to acquire Dick Foster Productions, Inc. is attached hereto as Exhibit 3.10(c) to the Agreement.

K.
Sona shall permit Sibling to execute an agreement with any shareholder relations firm approved by Sibling, including Bentley Partners, Inc., for the services of Richard Coyle to provide services related to shareholder relations, corporate publicity, corporate newsletters, media and other financial and shareholder communications, in exchange for compensation that shall include cash and two hundred thousand (200,000) warrants that entitle the holder to purchase 200,000 shares of common stock for $0.50 per share valid for a period of three (3) years from the date of issuance.

L.
Sona shall permit Sibling to extend its agreement with Venture Catalyst, LLC (“VenCat”) dated March 15, 2006, and execute a new two (2) year agreement with VenCat to provide a variety of corporate services including the introduction of clients to potential “sponsors” for SEGI’s public traded securities, investment bankers, strategic partners, and other entities and persons that can benefit SEGI’s presence in the public markets in exchange for compensation that includes cash of up to $6,250/month for twenty four (24) months, twenty-five thousand shares (25,000) a month up to three hundred thousand (300,000) shares for the first twelve (12) months, and one hundred twenty thousand (120,000) warrants quarterly up to four hundred and eighty (480,000) thousand warrants for the first twelve (12) months, that entitle the holder to purchase 120,000 shares of common stock for $0.55 per share valid for a period of five (5) years from the date of issuance or in the event that the common stock is trading, at a price that is equal to 110% of the average five (5) day closing price for the common stock prior to notification of intent to purchase.

M.
Sona shall permit Sibling to enter into an agreement with one or more licensed brokers and/or investment banking/brokerage firms for the purchase of placing and securing up to one million dollars ($1,000,000) of Sibling’s Series F Private Equity Offering in exchange for compensation that includes both a cash fee of up to ten (10%) percent of the Series F Private Equity Offering placed by such licensed broker and up to three hundred thousand (300,000) warrants equal to ten (10%) percent of the Units in the Series F Private Equity Offering sold by any such licensed broker that entitle the holder to purchase up to 300,000 shares of common stock for $0.50 per share valid for a period of three (3) years from the date of issuance.

IN WITNESS WHEREOF, the parties hereto have executed this amendment Agreement to be binding and effective as of the day and year first above written.

Dated: December 12, 2006	SIBLING ENTERTAINMENT GROUP, INC.:

By: /s/ Mitchell Maxwell
Mitchell Maxwell, President
and Chief Executive Officer

Dated: December 12, 2006	SONA DEVELOPMENT CORP.:

By: /s/ Nora Coccaro
Nora Coccaro, Chief Executive Officer

Item 9.01 EXHIBITS

Item 2.1	Exhibit 3(10) Draft Purchase Agreement with Dick Foster Productions, Inc.

Item 4.1	Supplement Exhibit G(b) Subscription Agreement – Series F as Revised– September 20, 2006

Item 10.1	Schedule 4.2(g) – Richard Bernstein Employment Agreement

Item 10.2	Schedule 4.2(h) William Plon Employment Agreement

Item 10.3	Schedule 4.2(i) James Cardwell Employment Agreement

27

ANNEX B

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC. CERTIFICATE OF INCORPORATION (AND ANY AMENDMENTS) AND BYLAWS

28

Page 2 of 7

Form 424
(Revised 01/06)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions

Certificate of Amendment

This space reserved for office

FI
In the O
Secretary of
MAY 1
Corporatio

Entity Information

The name of the filing entity is:

Sona Development Corp.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the r of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- [x] For-profit Corporation
- [ ] Nonprofit Corporation
- [ ] Cooperative Association
- [ ] Limited Liability Company
- [ ] Professional Corporation
- [ ] Professional Limited Liability Company
- [ ] Professional Association
- [ ] Limited Partnership

The file number issued to the filing entity by the secretary of state is: 109912000

The date of formation of the entity is: December 28, 1988

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names t filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Sibling Entertainment Group Holdings, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

http://www.sec.gov/Archives/edgar/data/1099728/000114420407027355/v076071_ex3-1.h... 8/13/2007

Page 4 of 7

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

Lawyer's Aid Service Inc.

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address (No P.O. Box)	City	State	Zip Code
408 West 17 Street, Suite 101	Austin	TX	78701

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provic is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to tl form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424

http://www.sec.gov/Archives/edgar/data/1099728/000114420407027355/v076071_ex3-1.h... 8/13/2007

Page 6 of 7

Effectiveness of Filing

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: May 11, 2007

____

Nora Cocarro, President

Signature and title of authorized person(s) (see instructions)

http://www.sec.gov/Archives/edgar/data/1099728/000114420407027355/v076071_ex3-1.h... 8/13/2007

Page 1 of 2

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Net Master Consultants, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation, dated December 27, 1988, was adopted by the stockholders of the corporation on October 18, 2002.

This amendment deletes Article I of the Articles of Incorporation in its entirety, providing for a new Article I, as set forth below; and includes a description of the stockholders approval of a one for ten (1:10) reverse split of the corporation's common stock, as detailed in these Articles of Amendment to the Articles of Incorporation as Article Four herein.

The amendment deletes the language in Article I of the Articles of Incorporation and the full text of said amended Article I shall hereby be as follows:

I.
NAME

The name of the corporation is Sona Development Corp.

ARTICLE TWO

The number of shares of the corporation outstanding at the time this amendment was approved and these actions ratified was 7,910,792; and the number of shares entitled to vote thereon was 7,910,792.

ARTICLE THREE

The number of shares voted to amend the corporation's Articles of Incorporation in favor of a change in the corporation's name was 4,219,522 with 0 votes against; the number of shares voted to approve a one for ten reverse (1:10) reverse split of the corporation's common stock was 4,219,122 with 400 votes against. The number of votes cast in favor of the amendment and the reverse split of the corporation's common stock by the stockholders was sufficient for approval of same.

ARTICLE FOUR

The manner, in which any exchange, reclassification or cancellation of issued shares provided for in the reverse split shall be effected, is as follows:

At 5.00 p.m. Pacific Time, on the date of the filing of these Articles of Amendment to the Articles of Incorporation, all outstanding shares of common stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten (1:10) without any further action on the part of the

http://www.sec.gov/Archives/edgar/data/1099728/000108638002000084/sona8k121702.htm 8/13/2007

Page 2 of 2

holders thereof or this corporation. No fractional shares will be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively.

ARTICLE FIVE

The manner in which such action effects a change in the amount of stated capital is as follows:

Article Four of these Articles of Amendment to the Articles of Incorporation empowers and directs the officers of the corporation to effectuate a one for ten (1:10) reverse split of the corporation's common stock without amending either the par value or the authorized stock structure of the corporation; such that the existing issued and outstanding 7,910,792 common shares par value $0.0001 shall become 791,079 common shares of $0.0001 par value.

The reverse split will have the effect of reducing stated capital by $712.

Dated October 18, 2002

-

/s/ Nora Coccaro

Nora Coccaro

President

http://www.sec.gov/Archives/edgar/data/1099728/000108638002000084/sona8k121702.htm 8/13/2007

Page 1 of 22

FILED

In the Office of the
Secrectary of Texas

DEC 28 1988

Corporations Section

ARTICLES OF INCORPORATION
OF
HOUSTON PRODUCE CORPORATION

PREAMBLE

We, the undersigned natural persons, of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

I.
NAME

The name of the corporation is HOUSTON PRODUCE CORPORATION.

II.
DURATION

The period of duration of the corporation is perpetual.

III.
PURPOSE

The purposes for which the corporation is organized are to engage in any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Texas.

IV.
SHARES

Preferred Shares Series "A" with Par Value.
Preferred Shares Series "B" without Par Value.
Preferred Shares Series "C" with Par Value.
And Common Shares with Par Value.

The corporation is authorized to issue four classes of shares to be designated respectively "Preferred Shares Series "A", "Preferred Shares Series "B", "Preferred Shares Series "C", and "Common Shares". The total number of Preferred Shares Series "A" the corporation is authorized to issue is 15,000,000 and the par value of each such share is $10.00. The total number of Preferred Shares Series "B" the corporation is authorized to issue is 100,000 and all such shares are without par value. The total number of Preferred Shares Series "C" the corporation is authorized to issue is 15,000,000 and the par value of each such share is $10.00. The total number of Common Shares the corporation is authorized to issue is 100,000 and par value of each such share is $1.00.

ARTICLES OF INCORPORATION Page 1 of 8 Pages

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 2 of 22


Dividends on Preferred Shares
Series "A" and "C"

The holders of the preferred shares Series "A" and "C" shall be entitled to receive dividends out of any funds legally available therefor, at the rate of nine and one-half percent (9 1/2%) per annum of the par value thereof, and no more, payable in preference and priority to any payment of any dividend on common shares and payable in cash quarterly in the months of March, June, September and December, or otherwise, as the Board of Directors may from time to time determine. The right to such dividends on preferred shares shall not be cumulative, and no right shall accrue to the holders of such shares by reason of the Board's failure to pay or declare and set apart dividends thereon for any given period as herein provided.

Noncumulative and Nonparticipating Liquidation Preferences

On any voluntary or involuntary liquidation of the corporation, the holders of the preferred shares shall receive an amount equal to the par value of such shares plus any dividends declared and unpaid thereon, and no more, before any amount shall be paid to the holders of the common shares. If the assets of the corporation should be insufficient to permit payment to the preferred shareholders of their full preferential amounts as herein provided, then such assets shall be distributed ratably among the outstanding preferred shares. Subject to such preferential rights, the holders of the common shares shall receive, ratably, all remaining assets of the corporation. A consolidation or merger of the corporation with or into any other corporation, or a sale of all or substantially all of the assets of the corporation shall not be deemed a liquidation, dissolution, or winding up of the corporation within the meaning of this paragraph.

Redemption Clause

(1) The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time redeem any part, of the Series "A" and/or Series "C" preferred shares but not Series "B" preferred shares outstanding by paying in cash or equivalent property value therefore the sum of $10.00 per share, [plus all dividends declared but unpaid] thereon as provided in this Article to and including the date of redemption, hereinafter referred to as the "redemptive price," and by giving to each Series "A" and/or Series "C" preferred shareholder of record at his last known address, as shown on the records of the corporation, at least twenty, but not more than fifty, day's prior notice personally or in writing, by mail, postage prepaid, stating the class or series or part of any class or series of shares to be redeemed and the date and plan of redemption, the redemptive price, and the place where the shareholders may obtain payment of the redemptive price on surrender of their respective share certificates, hereinafter called the "redemption notice." Should only a part of the outstanding preferred shares be redeemed, such redemption shall be effected by lot, or pro rata, as prescribed by the Board of Directors; provided, however, that no preferred shares shall be redeemed unless all accrued dividends on all outstanding preferred shares shall have been paid for all

ARTICLES OF INCORPORATION Page 2 of 8 Pages


past dividend periods and full dividends for the current period on all

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 3 of 22

outstanding preferred shares, except those to be redeemed, shall have been paid or declared and set apart for payment. On or after the date fixed for redemption, each holder of shares called for redemption shall, unless he shall have previously exercised his option to convert his preferred shares as provided in this Article, surrender his certificate for such shares to the corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemptive price. Should less than all the shares represented by any surrendered certificate be redeemed, a new certificate for the unredeemed shares shall be issued. If the redemption notice is duly given and if sufficient funds are available therefor on the date fixed for redemption, then, whether or not the certificates evidencing the shares to be redeemed are surrendered, all rights with respect to such shares shall terminate on the date fixed for redemption, except for the right of the holders to receive the redemption price, without interest, on surrender of their certificate therefor.

(2) If, on or prior to any date fixed for redemption of preferred shares as herein provided, the corporation deposits with any bank or trust company in Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the corporation, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption thereof, or to complete such publication if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemptive price of the shares to their respective holders on surrender of their share certificates, then from and after the date of the deposit, even though such date may be prior to the date fixed for redemption, the shares so called shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the redemptive price of the shares, without interest, on surrender of their certificates therefor, or the right to convert said shares to common stock as provided in this Article. Any money so deposited on account of the redemptive price of preferred shares converted after the making of the deposit shall be repaid to the corporation forthwith on the conversion of such preferred shares.

(3) Shares redeemed by the corporation shall be restored to the status of authorized but unissued shares of the corporation.

(4) Series "B" preferred shares shall not be redeemable.

Conversion Rights of Series "B" Preferred Shares

(1) The holder of any Series "B" preferred shares, shall at his option on delivery to the corporation of his written notice electing to convert said shares to common shares and on surrender at the office of the corporation or office of the transfer agent for such shares, duly endorsed

ARTICLES OF INCORPORATION Page 3 of 8 Pages


to the corporation, be entitled to receive ninety-nine one hundredths (.99) share of common stock for each share of Series "B" preferred stock so converted.

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 4 of 22

(2) Provided, however, that the number of common shares to be issued as provided in Subparagraph 1 of this Paragraph shall be adjusted by appropriate amendment of said Subparagraph 1 to take into account any and all increases or reduction in the number of outstanding common shares which may have accrued since the date of the first issuance of the Series "B" preferred shares by reason of a stock split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding common shares so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the preferred shares, and provided further that when such adjustment is required no notice of redemption shall be given until such amendment and adjustment shall have been accomplished.

(3) Neither fractional shares, nor scrip or other certificates evidencing such shares, shall be issued by the corporation on conversion of the Series "B" preferred shares as herein provided, but the corporation shall pay in lieu therof the full value in cash to the holders who would but for this provision be entitled to receive such fractional shares.

(4) Series "B" preferred shares so converted shall not be reissued.

(5) The corporation shall at all times reserve and keep available out of its authorized but Unicode common shares solely for the purpose of effecting conversion of its Series "B" preferred shares the full number of common shares deliverable on conversion of all Series "B" preferred shares from time to time outstanding and shall obtain and keep in force such permits with the Texas Securities Commissioner or other appropriate authorities as may be required in order to enable it lawfully to issue and deliver such number of common shares.

Voting Rights of Common Stock and Preferred Shares Series "B"

Holders of common stock and Preferred Shares Series "B" stock in this corporation shall be entitled to one vote for each and every share standing in his, her or its name at any and all meetings of the stockholders of the corporation. The common stock shall be entitled as a class to elect one (1) of the directors of this corporation, and the Preferred Shares Series "B" stock shall be entitled as a class to elect two (2) of the directors of this corporation, so long as the By-Laws provide for three (3) directors. If the By-Laws provide for a different number of directors (but never less than one), the common stock shall be entitled to elect one less the Preferred Shares Series "B" stock, and the Preferred Shares Series 'B' stock shall be entitled to elect one or more directors than the common stock.

Restrictions on Preemptive Rights

No holder of any shares of any class of stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the corporation, (2) any obligations, evidences of indebtedness, or other securities of the

ARTICLES OF INCORPORATION Page 4 of 8 Pages


Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, (4) any other securities that may be issued or sold by the corporation, other than such (if any) as the Board of Directors of the corporation, in its sole and absolute discretion, may

http://www.sec.gov/Archives/edgar/data/1099728/000891554-99-002258.txt 8/13/2007

Page 5 of 22

determine from time to time.

No shareholder shall have the right to cumulate his votes at any election for directors of this corporation.

Transfer Restrictions

Before there can be a valid sale or transfer of any of the shares of the corporation by any holder thereof, such holder shall first offer said shares to the corporation and then to the other holders of common shares in the following manner:

(1) Such offering shareholder shall deliver a notice in writing by mail or otherwise, to the Secretary of the corporation stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention to so sell or transfer such shares. Within thirty (30) days thereafter, the corporation shall have the prior right to purchase such shares so offered at the price and on the terms and conditions stated in the notice; provided, however, that the corporation shall not at any time be permitted to purchase all of its outstanding voting shares. Should the corporation fail to purchase the shares at the expiration of the thirty (30) day period, or prior thereto decline to purchase the shares, the Secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other (common) shareholders of record a copy of the notice given by the shareholder to the Secretary. Such notice may be delivered to the shareholders personally, or may be mailed to them at their last known address as such address may appear on the books of the corporation. Within thirty (30) days after the mailing or delivering of the copies of the orders to the shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail, or otherwise, to the Secretary of the corporation a written offer or offers, expressed to be acceptable immediately, to purchase a specified number of such shares at the price and on the terms stated in the notice. Each such offer shall be accompanied by the purchase price therefor with authorization to pay such price against delivery of the shares.

(2) If the total number of shares specified in the offers to purchase exceeds the number of shares to be sold or transferred, each offering shareholder shall be entitled to purchase such proportion of such shares as the number of shares of the corporation which he holds bears to the total number of shares held by all shareholders desiring to purchase the shares.

(3) If all the shares to be sold or transferred are not disposed of under such appointment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus

ARTICLES OF INCORPORATION Page 5 of 8 Pages


undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such appointment.

(4) If within said thirty (30) day period, the offer or offers to purchase aggregate less than the number of shares to be sold or transferred, the shareholder desiring to sell or transfer such shares shall not be obligated to accept any such offer or offers and may dispose of all of the shares referred to in his notice to any person or persons whomsoever; provided, however, that he

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 6 of 22

shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the Secretary of the corporation.

Voting Rights of
Preferred Shares Series "A" and "C"

Preferred Shares Series "A" and Series "C" shall have no voting rights except those granted by law. The holders of Common Stock and Preferred Shares Series "B" shall have the exclusive voting rights and powers, including the exclusive right to notice of shareholders meetings.

V.
REQUIRED CAPITAL

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

VI.
REGISTERED OFFICE AND AGENT

The address of its registered office is 2001 Kirby Drive, Suite 1008, Houston, Texas 77019, and the name of its registered agent at such address is JAMES T. MAHAN.

VII.
VOTING REOUIREMENTS FOR CORPORATE ACTIONS

Subject to the Business Corporation Act of the State of Texas and as permitted by Article 9.08 of such Act, the decision to amend its Articles of Incorporation, to sell any and all of its assets, to enter into a corporate merger or acquisition, to issue securities, to dissolve the corporation or to take any action required by shareholders in accordance with such Act, may be made by the affirmative vote of shareholders owning at least fifty-one percent (51%) of the issued and outstanding shares of the common stock of the corporation at the time of voting.

ARTICLES OF INCORPORATION Page 6 of 8 Pages


VII
INTERESTED TRANSACTIONS

Except as may be otherwise provided in the Texas Business Corporation Act, no contract, act, or transaction of the corporation with any person or persons, firm, trust, or association, or any other corporation shall be affected or invalidated by the fact that any Director, officer, or shareholder of this corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with any such person or persons, firm, trust, or association, or is a Director, officer, or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account of this corporation be imposed upon such Director, officer, or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action, or presence of any such Director, officer, or

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 7 of 22

shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act, or transaction, provided that, if such vote, action, or presence is, or shall have been, necessary, such interest or connection (other than an interest as a non-controlling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

IX.
INDEMNIFICATION

ARTICLES OF INCORPORATION Page 7 of 8 Pages


X.
DIRECTORS

The number of Directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

James S. Clifton, Jr.
24115 Griffin Lane
Houston, Texas 77449

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 8 of 22

XI.
INCORPORATORS

The names and addresses of the incorporators which includes all of the initial subscribers to the corporation's shares and securities evidencing the right to acquire its shares are:

James S. Clifton, Jr.
24115 Griffin Lane
Houston, Texas 77449

IN WITNESS WHEREOF, we have executed these Articles of Incorporation on this 27th day of December 1988.

/s/ James S. Clifton, Jr.

JAMES S. CLIFTON, JR.

THE STATE OF TEXAS
COUNTY OF HARRIS

I, the undersigned, a notary public, do hereby certify that on this 27th day of December 1988, personally appeared before me JAMES S. CLIFTON JR., who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

[ILLEGIBLE]

Notary Public, State of Texas
12-27-92

ARTICLES OF INCORPORATION Page 8 of 8 Pages


[GRAPHIC]

The State of Texas

SECRETARY OF STATE
CERTIFICATE OF INCORPORATION

OF

HOUSTON PRODUCE CORPORATION

Charter No. 1099120

The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above corporation duly signed pursuant to the provisions of the Texas Business Corporation Act, have been received in this Office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 9 of 22

Incorporation and attaches hereto a copy of the Articles of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this State in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated Dec. 28 1988

[SEAL OF THE
STATE OF TEXAS]

/s/ [ILLEGIBLE]

Secretary of State

</TEXT>
</DOCUMENT>
<DOCUMENT>
<TYPE>EX-2.2
<SEQUENCE>3
<DESCRIPTION>ARTICLES OF AMENDMENT
<TEXT>

Exhibit 2.2

Articles of Amendment

Net Master Consultants, Inc.
filed June 24, 1997


FILED
In the Office of the
Secretary of State of Texas

JUN 24 1997

Corporations Section

ARTICLES OF AMENDENT
TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 10 of 22

its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is HOUSTON PRODUCE CORPORATION.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 12, 1997.

This amendment:

i. deletes Article I. of the original Articles of Incorporation in its entirety and provides for a new Article I. as set forth below; and

ii. deletes Article IV. SHARES of the original Articles of Incorporation in its entirety and provides for a new Article IV, SHARES as set forth below.

The amendment deletes the language in Article I. of the original Articles of Incorporation and the full text of Article I shall be as follows:

I.
NAME

The name of the corporation is NET MASTER CONSULTANTS, INC.

The amendment deletes the language in Article IV. SHARES of the original Articles of Incorporation and the full text of Article IV. SHARES shall be as follows:

IV.
SHARES

The aggregate number of shares in which the corporation shall have authority to issue is 100,000,000 shares of the par value of $0.0001 each Common Voting Equity Stock, such shares to carry the short title "Common", and no other class of stock.

The Board of Directors may further create separate series within any class of stock

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 33,000; and the number of shares entitled to vote thereon was 33,000.


ARTICLE FOUR

The number of shares voted for such amendment was 33,000; and the number of shares voted against such amendment was 0.

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 11 of 22

ARTICLE FIVE

The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

The Officers are empowered and directed to effectuate a 1000 to 1 forward split of the Company's Common Stock; such that the existing 33,000 shares shall become 33,000,000 of par value $0,0001.

ARTICLE SIX

The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

This amendment empowers and directs the Officers to effectuate a I 000 to I forward split of the Company's Common Stock; such that the existing issued and outstanding 33,000 Common Shares of $1.00 par value shall become 33,000,000 Common Shares of $0.0001 par value.

This amendment will have the effect of reducing stated capital by $29,700.

Dated 12 May, 1997

HOUSTON PRODUCE CORPORATION

/s/ J. DAN SIFFORD

- -----------------------------

J. DAN SIFFORD

- -----------------------------

Printed Name
President


[GRAPHIC]

The State of Texas

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF

NET MASTER CONSULTANTS, INC.
FORMERLY
HOUSTON PRODUCE CORPORATION

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 12 of 22

authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated: June 24, 1997

Effective: June 24, 1997

[SEAL OF THE STATE OF TEXAS]

/s/ [ILLEGIBLE]

Antonio O. Garza, Jr.
Secretary of State

</TEXT>
</DOCUMENT>
<DOCUMENT>
<TYPE>EX-2.3
<SEQUENCE>4
<DESCRIPTION>BY-LAWS
<TEXT>

Exhibit 2.3

By-Laws


BY-LAWS OF NET MASTER CONSULTANTS, INC.

ARTICLE I - OFFICES

1. REGISTERED OFFICE AND AGENT

The registered office of the corporation shall be maintained at

3131 Southwest Freeway
Suite 46
Houston, TX 77098

The registered office or the registered agent, or both, may be changed by resolution of the board of directors, upon filing the statement required by law.

2. PRINCIPAL OFFICE

The principal office of the corporation shall be at

24843 Del Prado

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 13 of 22

Suite 318
Dana Point, CA 92629

provided that the board of directors shall have power to change the location of the principal office in its discretion.

3. OTHER OFFICES

The corporation may also maintain other offices at such places within or without the State of Texas as the board of directors may from time to time appoint or as the business of the corporation may require.

ARTICLE II - SHAREHOLDERS

1. PLACE OF MEETING

All meetings of shareholders, both regular and special, shall be held either at the principal office of the corporation in Texas or at such other places, either within or without the state, as shall be designated in the notice of the meeting.

2. ANNUAL MEETING

The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held on the 15th day of April in each year (if not a legal holiday and, if a legal holiday, then on the next business day following) at the hour specified in the notice of meeting.

If the election of directors shall not be held on the day above designated for the annual meeting, the board of directors shall cause the election to be held as soon thereafter as conveniently may be at a special meeting of the shareholders called for the purpose of holding such election.

The annual meeting of shareholders may beheld for any other purpose in addition to the election of directors which may be specified in a notice of such meeting. The meeting may be called by resolution of the board of directors or by a writing filed with the secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at any such meeting.

3. NOTICE OF SHAREHOLDERS' MEETING

A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer books of the corporation, with postage thereon prepaid.

4. VOTING OF SHARES

Each outstanding share with voting privileges, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by law.

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 14 of 22

Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of its own stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

1


A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or unless prohibited by the articles of incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

5. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the share transfer books shall be closed for a stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the by-laws or in the absence of an applicable by-law the board of directors, may fix in advance a date as the record date for any such determination of shareholders, not later than fifty (50) days and, in case of a meeting of shareholders, not earlier than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

6. QUORUM OF SHAREHOLDERS

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 15 of 22

Unless otherwise provided in the articles of incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the articles of incorporation of the by-laws.

7. VOTING LISTS

The officer or agent having charge of the share transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote any meeting of shareholders.

8. INFORMAL ACTION BY STOCKHOLDERS

Any action required or permitted to be taken at a meeting of the stockholders may be taken without meeting if a written consent thereto is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required; provided however, that written notice of any action so taken must be promptly given to all stockholders

ARTICLE III - DIRECTORS

1. BOARD OF DIRECTORS

The business and affairs of the corporation shall be managed by a board of directors. Directors need not be residents of the State of Texas nor be shareholders in the corporation.

2. NUMBER AND ELECTION OF DIRECTORS

The number of directors shall be 3 provided that the number may be increased or decreased from time to time by an amendment to these by-laws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.

2


3. VACANCIES

Any vacancy occurring in the board of directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 16 of 22

board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

4. QUORUM OF DIRECTORS

A majority of the board of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

5. ANNUAL MEETING OF DIRECTORS

Within thirty days after each annual meeting of shareholders the board of directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

6. REGULAR MEETING OF DIRECTORS

A regular meeting of the board of directors may be held at such time as shall be determined from time to time by resolution of the board of directors.

7. SPECIAL MEETINGS OF DIRECTORS

The secretary shall call a special meeting of the board of directors whenever requested to do so by the president or by two directors. Such special meeting shall be held at the time specified in the notice of meeting.

8. PLACE OF DIRECTORS' MEETINGS

All meetings of the board of directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or without the State of Texas, as shall be specified in the notice of meeting.

9. NOTICE OF DIRECTORS' MEETINGS

All meetings of the board of directors (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the president or the secretary or the officer or person calling the meeting.

In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3


10. COMPENSATION

Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors a fixed sum and expenses of

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 17 of 22

attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

11. ACTION BY CONSENT OF DIRECTORS

In lieu of a formal meeting, action may be taken by unanimous written consent of the directors.

ARTICLE IV - OFFICERS

1. OFFICERS ELECTION

The officers of the corporation shall consist of a president, one or more vice-presidents, a secretary, and a treasurer. All such officers shall be elected at the annual meeting of the board of directors provided for in Article III, Section 5. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the board. The board of directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

All officers and assistant officers shall be elected to serve until the next meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the board of directors may be removed with or without cause at any regular or special meeting of the board whenever in the judgment of the board of directors the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the board of directors, as shall be specified, subject to like right of removal by the board of directors.

2. VACANCIES

If any office becomes vacant for any reason, the vacancy may be filled by the board of directors.

3. POWER OF OFFICERS

Each officer shall have, subject to these by-laws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to this office and such duties and powers as the board of directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the board of directors. The president may secure the fidelity of any and all officers by bond or otherwise.

4. PRESIDENT

The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the president, to any other officers of the corporation.

He or any vice-president shall execute bonds, mortgages and other

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 18 of 22

instruments requiring a seal, in the name of the corporation, and, when authorized by the board, he or any vice-president may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the secretary or an assistant secretary. He or any vice-president shall sign certificates of stock.

The President shall be ex-officio a member of all standing committees.

He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

5. VICE-PRESIDENTS

The vice-president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and they shall perform such other duties as the board of directors shall prescribe.

6. THE SECRETARY AND ASSISTANT SECRETARIES

The secretary shall attend all meetings of the board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the board of directors and shall perform such other duties as may be prescribed by the board. He shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

The assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and they shall perform such other duties as the board of directors shall prescribe.

4


In the absence of the secretary or an assistant secretary, the minutes of all meetings of the board and shareholders shall be recorded by such person as shall be designated by the president or by the board of directors.

7. THE TREASURER AND ASSISTANT TREASURERS

The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. He shall keep and maintain the corporation's books of account and shall render to the president and directors an account of all of his transactions as treasurer and of the financial condition of the corporation and exhibit his books, records and accounts to the president or directors at any time. He shall disburse funds for capital expenditures as authorized by the board of directors and in accordance with the orders of the president, and present to the president for his attention any requests for disbursing funds if in the judgment of the treasurer any such request is not property authorized. He shall perform such

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 19 of 22

other duties as may be directed by the board of directors or by the president.

If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and they shall perform such other duties as the board of directors shall prescribe.

ARTICLE V - CERTIFICATES OF STOCK: TRANSFER. ETC.

1. CERTIFICATES OF STOCK

The certificates for shares of stock of the corporation shall be numbered and shall be entered in the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice-president and the secretary or an assistant secretary and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate may nevertheless be issued by the corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the board of directors.

The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the secretary.

2. TRANSFERS OF SHARES

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

3. REGISTERED SHAREHOLDERS

The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not is shall have express or other notice thereof, except as otherwise provided by law.

4. ISSUANCE OF ADDITIONAL SHARES

The corporation shall be enabled to issue additional common shares or to create additional classes of stock, however any such issuance shall require

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 20 of 22

approval by three quarters (75%) of the then outstanding shares.

5. LOST CERTIFICATE

The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost. when authorizing such issue of a new certificate or certificates, the board of directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representatives to advertise the same in such manner as it shall require or to give the corporation a bond with surety and in form satisfactory to the corporation (which bond shall also name the corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

ARTICLE VI - DIVIDEND

1. DECLARATION

5


The board of directors may declare at any annual, regular or special meeting of the board and the corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Texas.

2. RESERVES

Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VII - MISCELLANEOUS

1. INFORMAL ACTION

Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of the executive committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders, directors, or members of the executive committee, as the case may be, at a meeting of said body.

2. SEAL

The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the name "TEXAS". The seal may be used by causing it or a facsimile to be impressed or affixed or in any

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

Page 21 of 22

other manner reproduced. The corporate seal may be altered by order of the board of directors at any time.

3. CHECKS

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

4. FISCAL YEAR

The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

5. DIRECTORS' ANNUAL STATEMENT

The board of directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation.

6. CLOSE CORPORATIONS: MANAGEMENT BY SHAREHOLDERS

If the articles of incorporation of the corporation and each certificate representing its issued and outstanding shares states that the business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors, then, whenever the context so requires by the shareholders of the corporation shall be deemed the directors of the corporation for purposes of applying any provision of these bylaws.

7. AMENDMENTS

(a) By Directors

The board of directors may amend or repeal the by-laws, or adopt new by-laws, unless:

1. The Articles of Incorporation or the State reserves the power exclusively to the shareholders in whole or in part;

or

2. The shareholders in amending, repealing or adopting a particular by-law expressly provide that the board of directors may not amend that by-law.

(b) By Shareholders

Unless the Articles of Incorporation or by-law adopted by the shareholders provides otherwise as to all or some portion of the by-laws, the shareholders may amend, repeal or adopt the by-laws even though the by-laws may also be amended, repealed or adopted by the board of directors.

The above by-laws approved and adopted by the Board of Directors on January 5, 1999.

/s/

Kirt W. James, President

http://www.sec.gov/Archives/edgar/data/1099728/0000891554-99-002258.txt 8/13/2007

ANNEX C

ACQUISITION SHARES TO BE ISSUED

29

Sibling Entertainment Group, Inc.
List of Shareholders

Shareholders Name	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering
Marilyn Ackerman	250	250	0
Mario Aieta	500	500	0
Barbara Albert	1,500	1,500	0
Henry Albert	500	500	0
Jane Albert	500	500	0
Stephen Albert	3,500	3,500	0
John Ames	99,094	99,094	0
A. Steve Arizpe & Charissa
B. Arizpe tejnants in common	14,288	14,288	0
Jody Arnhold	250	250	0
Aaron Arons	250	250	0
Lenore Arons	250	250	0
Marc Arons	250	250	0
Christopher Ashley	250	250	0
Jack Askenasi	250	250	0
Paul Axelrod	117,740	117,740	0
David Baker	99,094	99,094	0
Chris Balsam	100	100	0
Jenna Balsam	100	100	0
Mark Balsam	50,000	50,000	0
Anthony Bamonte	500	500	0
Laura Bamonte	500	500	0
Lisa Bamonte	500	500	0
Lorraine Bamonte	500	500	0
Nicole Bamonte	500	500	0
Robert Barandes	500	500	0
Donna Barnett	500	500	0
Jay Barnett	500	500	0
Joan Barrow	250	250	0
Bryan Batt	250	250	0
Louis Bavaro	250	250	0
Gary Bayer	189,695	189,695	0
Susan Beckman	100	100	0
Joseph Bell	500	500	0
Vince Bellino	200	200	0
Larry Benenson	250	250	0
James E. Benz	20,000	20,000	0
Bruce Berman	100	100	0
Barry J Bernstein	140,000	140,000	0
Barry J. Bernstein	100,000	100,000	0
Jaclyn Bernstein	250	250	0
Joseph & Florence
Bernstein tenants in common	21,800	21,800	0

Lori Bernstein	98,572	98,572	0
Richard Bernstein	768,989	768,989	0
Robert W. Bertsch	40,000	40,000	0
Jim Bick	100	100	0
Jay Binder	500	500	0
Patricia Birch	100	100	0
Diana Blumenthal	100	100	0
Norton Blumenthal	100	100	0
Cole Blumstein	250	250	0
Kenny Blumstein	250	250	0
Meris Blumstein	250	250	0
Sydney Blumstein	250	250	0
David Borris	40,000	40,000	0
Sand Dollar Sales Corp	100,000	100,000	0
James E. Brienza	254,548	254,548	0
Perry Britsch	38,856	38,856	0
Sarah Brockus	500	500	0
Gregory Brotzman	20,000	20,000	0
Bruce Buyers	80,000	80,000	0
John W. Buyers Jr	60,000	60,000	0
Angela Cappetta	100	100	0
Mary Caputo	500	500	0
James Cardwell	1,060,000	1,060,000	0
Gabrielle Carlson	100	100	0
Fernando A. Chavez	170,912	170,912	0
Juan Carlos Chavez	106,000	106,000	0
Jack Chung	27,144	27,144	0
Anita Ciolli	500	500	0
Frank Ciolli	500	500	0
Robert Clark	28,572	28,572	0
Leotis Clyburn	100	100	0
Madeline Colon	250	250	0
Michelle Colon	250	250	0
Mike Colon	250	250	0
Shirley Colon	250	250	0
Mike Colon, Jr.	250	250	0
Gina Consiglio	250	250	0
Marty Cooper	100	100	0
Teri Cooper	100	100	0
John Corker	100	100	0
Billie Craig	18,184	18,184	0
Peter Cromarty	300	300	0
Augustin Curanovic	1,500	1,500	0
Pashka Curanovic	500	500	0
John Curtin	100,000	100,000	0
Barry Davis ROTH IRA Direct	754,000	754,000	0
Var Growth Corp.	375,000	375,000	0
Bruce Anthony Davis	100	100	0
Gina De Lagerheim	40,000	40,000	0
Anne Deglomini	500	500	0

Theresa Demolfetta	500	500	0
Christopher Denune	45,000	45,000	0
Dominick Di Frisco	500	500	0
Jacqueline Di Frisco	500	500	0
Fred Dinerstein	40,000	40,000	0
Samuel Divencenzo	60,000	60,000	0
Sharon Dizenhuz	200	200	0
Lauren Doll	250	250	0
Anne Dominijanni	666	666	0
Joseph Dominijanni	666	666	0
Kevin Duncan	300	300	0
Mark Dunn	140,000	140,000	0
Mark G. Dunn	100,000	100,000	0
Bob Duva	250	250	0
John Dzielski	531,161	531,161	0
Margaret Dzielski	100,000	100,000	0
George Eder	20,000	20,000	0
Kallman Elinoff	10,000	10,000	0
Alexis Elman	250	250	0
Howard Elman	250	250	0
Irene Elman	500	500	0
Jessica Elman	250	250	0
Karen Elman	250	250	0
Kimberly Elman	250	250	0
Morris Elman	500	500	0
Jarrod Emick	100	100	0
Stephen Falletta	59,457	59,457	0
Aaron Feld	200	200	0
Cheryl Feld	200	200	0
Pamela Feld	200	200	0
Robert Feld	200	200	0
Sarah Feld	200	200	0
Seth Feld	200	200	0
James A. Ferraro	20,000	20,000	0
David Figueroa	100	100	0
Gil Figueroa	200	200	0
Julie Figueroa	100	100	0
Barnett Fine	100,000	100,000	0
William Fischer and Elinor Fischer joint tenants with right of survivorship	5,716	5,716	0
Christian Fitzgerald	235,712	235,712	0
John Fitzgerald	151,250	151,250	0
Wendy Forem	100	100	0
Robert A. Francis	90,912	90,912	0
Samantha Ruth Franco	15,574	15,574	0
Ed Frankel	640,000	640,000	0
Leroi Freeman	100	100	0
Arthur Friedman	280,000	280,000	0
Barry Funt	100,000	100,000	0
Barry Funt	20,000	20,000	0
Stanley Gadzina	109,000	109,000	0

Motivated Minds, LLC	400,000	400,000	0
Ira Gaines	50,000	50,000	0
Sunshine Wire & Cable	140,000	140,000	0
Sunshine Wire & Cable Trust	50,000	50,000	0
Victor Garber	100	100	0
Jack Gardner	60,000	60,000	0
Mark Gardner	40,000	40,000	0
Neal Gardner	60,000	60,000	0
Judy Garfinkle	250	250	0
Mario Garza & Alicia Garza joint tenants	14,288	14,288	0
Mario Garza Jr. & Lisa Garza joint tenants	100,000	100,000	0
Anthony Gentile	100,000	100,000	0
Ellen Gesmer	200	200	0
Laura Gesmer	100	100	0
Toby Gesmer	100	100	0
Mo Gibson	200	200	0
Nathalie Giet	500	500	0
Roger Gindi	333	333	0
Alan Glist	100,000	100,000	0
Candace Goetz	100	100	0
Romano, Ltd.	447,500	447,500	0
A.B. Goldberg	1,000,000	1,000,000	0
Harry Goldman	500	500	0
Michael Goldman	500	500	0
Sylvia Goldman	500	500	0
Rick Goren	100,000	100,000	0
David S. Gottfried	14,000	14,000	0
James M. Grant	100,000	100,000	0
Alfred Greco	2,500	2,500	0
Anne Greco	2,500	2,500	0
Alfred V. Greco, Jr.	2,500	2,500	0
Kenneth Greenblatt	100,000	100,000	0
Jeffrey Greene	750	750	0
Miriam Greene	350	350	0
Edward & Sandra Griebel	60,000	60,000	0
Val Guhr	110,286	110,286	0
Ann Guttman	100	100	0
Steve Guttman	100	100	0
Henrietta Gwaltney	250	250	0
Bernard Hamber	250	250	0
Gloria Hamber	250	250	0
Michael Hartman	100	100	0
Hugh Hayes	200	200	0
Bruce Heiman	90,627	90,627	0
Corey Henry	100	100	0
Paul Herman	11,432	11,432	0
Rifka Herz	40,000	40,000	0
Gregory Hiatt	20,000	20,000	0
Randall Hill	5,716	5,716	0
Burt Hochman	250	250	0

Estelle Hochman	250	250	0
Marvin J. Hoffman MD	20,000	20,000	0
Tony Hoffman	100	100	0
Ritchie Holtz	100	100	0
Merrill Holtzman	200	200	0
Mary Horner	250	250	0
Maureen Hughes	1,750	1,750	0
Richard Hughes	40,000	40,000	0
Tracy Hull	100	100	0
Rob Hulsmeyer	250	250	0
Keith Hurd	300	300	0
Alan Hyde	200	200	0
Natsu Ifil	100	100	0
Leonard Imperio	2,000	2,000	0
Rose Marie Imperio	500	500	0
Josephine Irvine	100	100	0
Glenn Isaacs	40,000	40,000	0
Ian Jarvis	20,000	20,000	0
Barbara Jo Fiorino	500	500	0
Johsua Kagan	60,000	60,000	0
Joshua Kagan	20,000	20,000	0
Bruce Kagel	250	250	0
Judith Kagel	250	250	0
Salena Kagel	250	250	0
Jerome Kane	100	100	0
Joseph Kane	100	100	0
Katherine Kane	100	100	0
Lauren Kane	100	100	0
Margaret Kane	100	100	0
Marianne Kane	100	100	0
Peter Kane	100	100	0
Thomas Kane	100	100	0
Ian Karin	1,500	1,500	0
Michelle Karin	500	500	0
Robert Karin	2,000	2,000	0
Carol D Kassick	20,000	20,000	0
Alexis Kelly	100	100	0
Ilene Kennedy	100	100	0
Stephen Kennedy	100	100	0
Bruce Kimmel	100	100	0
Anna Marie Kmonk	80,000	80,000	0
Laura Dean Koch	100	100	0
Steve Koch	100	100	0
Marc Korashan	250	250	0
Jonathan Kotcher	250	250	0
Justin Kotcher	250	250	0
Lauren Kotcher	250	250	0
Marilyn Kotcher	250	250	0
Lisbeth Kramer	200	200	0
Fred Krones	500	500	0

Peter Kurzweil	500	500	0
Gema Lama	500	500	0
George Lane	250	250	0
Aristea Lappas	500	500	0
Calliope Lappas	500	500	0
Liz Larsen	100	100	0
Dick Latessa	100	100	0
David Layfield	250	250	0
Eleanor Layfield	250	250	0
Dale Leake	1,500	1,500	0
Steven A. Lee	39,637	39,637	0
Charles & Mary Levey joint tenants	100,000	100,000	0
Allisyn Levy	500	500	0
Emily Levy	500	500	0
Marjorie Levy	500	500	0
Steven Levy	1,000	1,000	0
Peter Longo	500	500	0
Felicia Lonigro	500	500	0
Elizabeth Lord	100	100	0
Steve Lutvak	200	200	0
Gary Maffei	200,000	200,000	0
Maria Maggenti	100	100	0
Camryn Manheim	100	100	0
Zbigniew Mania	688,900	688,900	0
Jennifer Manocheria	200	200	0
Alan Markinson	100	100	0
Dan Markley	2,000	2,000	0
Carlos Marquez	250	250	0
Kathleen Marshall	100	100	0
Zachary Maxell	2,000	2,000	0
Herbert Maxwell	599,756	599,756	0
Nancy Maxwell	12,150	12,150	0
Richard Lloyd Maxwell	17,250	17,250	0
Victoria Maxwell	2,128,994	2,128,994	0
Leslie Mazzotta	500	500	0
Kevin McCollum	300	300	0
Kristin McQuillan	250	250	0
William Meade	200	200	0
Mary Meagher	250	250	0
Bill Melman	250	250	0
Natalie Merdinger	80,000	80,000	0
Karen & Les Meyer	40,000	40,000	0
Richard C Milazzo	100,000	100,000	0
Richard Milazzo	58,000	58,000	0
Miroslaw Milczek	98,572	98,572	0
Eugeniusz & Stanistawa Milczek	30,000	30,000	0
Lee Minor	250	250	0
Pamela Minor	250	250	0
Sami Miro	640,000	640,000	0
Jerry Mitchell	250	250	0

Jacek W. Mizgala	60,000	60,000	0
Patrick S. Moeller	113,931	113,931	0
Gerd Molton	500	500	0
Grace Molton	5,000	5,000	0
Ragnar Molton	500	500	0
Rita Molton	500	500	0
Beverly A. Monaco	71,429	71,429	0
Julio Monge	100	100	0
James Mongiello	72,728	72,728	0
Robert Montano	100	100	0
William J. Mooney	20,000	20,000	0
Claudia Moreno	500	500	0
Riccardo Moreno	500	500	0
William Morris III	107,500	107,500	0
Pamela L. Mougin	30,000	30,000	0
Rose Ann Murano	24,000	24,000	0
Carrie Murphy	250	250	0
Ann Marie Napolitano	666	666	0
Anthony Napolitano	666	666	0
Phyllis Napolitano	666	666	0
Bruce Nurse	40,000	40,000	0
Larry Odle	90,627	90,627	0
Martin Orzio	500	500	0
Monique Osterholt	100	100	0
John Michael Palmer	30,000	30,000	0
Paul & Alison Palmer	31,096	31,096	0
Michael Andrew Pascal	250	250	0
Hector Paz	100	100	0
Anthony Peluso	500	500	0
Gina Peluso	1,500	1,500	0
Hersh Petrocelly	500	500	0
Kevin Phelps	100,000	100,000	0
Jonathon Pillot	250	250	0
Wilson Powell	500	500	0
Carol Prugh	200	200	0
William Pyznar	78,480	78,480	0
Christopher Quinn	100,000	100,000	0
Patrick Quinn	100	100	0
Tina Ramirez	500	500	0
Mark Ravello	250	250	0
Basil P. Regan	500	500	0
Bruce & Brenda B. Reins tenants in common	40,000	40,000	0
Colleen Rideout	20,000	20,000	0
Hubert Riegler	80,000	80,000	0
Maria Rizzi	500	500	0
Richard Rizzo	53,334	53,334	0
Jimmy Roberts	100	100	0
Jason Robins	500	500	0
Jason C. Robins	167	167	0
Lee Robins	500	500	0

Lee R. Robins	166	166	0
Lenore Robins	667	667	0
Steven Robins	500	500	0
Steven F. Robins	167	167	0
Linda Rocco	500	500	0
Richard Rocco	500	500	0
Danielle Rockhold	200	200	0
Cisco Rodriguez	150	150	0
Judi Rodriguez	150	150	0
Roy Rodriguez	150	150	0
Jean Rooney	500	500	0
David Rosenberg	667	667	0
Josh Rosenblum	250	250	0
Kim Rosenblum	250	250	0
Howard Rosenman	300	300	0
Raymond Roy	20,000	20,000	0
Arno and Cornelia Ruben Family Trust	285,715	285,715	0
James Russek	1,000	1,000	0
Judy Russek	250	250	0
Anthony R. Russo	50,000	50,000	0
Carol Russo	5,000	5,000	0
Christine Russo	250	250	0
Russo Lauren	250	250	0
Lisa A. Russo	250	250	0
Anthony R. Russo, Jr.	250	250	0
Peter J. Salli	186,861	186,861	0
John Sanders	100	100	0
Socorro Santiago	100	100	0
Brenda Saporito	60,000	60,000	0
Carl & Brenda Saporito joint tenants	60,000	60,000	0
Robin Sayetta	200	200	0
Julian Schlossberg	250	250	0
Merryn Schlossberg	250	250	0
Ed Schmidt	250	250	0
Alan Schuster	500	500	0
Ben Schuster	150	150	0
Edward Schuster	150	150	0
Pat Schuster	150	150	0
Steven Schuster	150	150	0
Mark Schwartzbaum	250	250	0
Chris Schweizer	100	100	0
Eugene Scorzelli	80,000	80,000	0
Marvin Scott	250	250	0
Sam Seawald	10,000	10,000	0
Jeff Sellers	300	300	0
Sue Ellen Shapero	500	500	0
Joel Shapiro	40,000	40,000	0
Alison Sheedy	1,000	1,000	0
Jeff Sherman	500	500	0
Keith Sherman	100	100	0

Carol Shifrin	500	500	0
Nathan Shifrin	500	500	0
Marcia Shulman	100	100	0
Joan Witkin Sierchio	5,000	5,000	0
Joseph Sierchio	615,200	615,200	0
Christopher Silber	100	100	0
Josh Silver	500	500	0
Millicent Silver	250	250	0
Norman Silver	250	250	0
Patty Silver	250	250	0
Ruth Silver	500	500	0
Cara Silverman	200	200	0
Alvin Simon	250	250	0
Diane Simon	250	250	0
James L. Simon	300	300	0
Leonard Simon	250	250	0
Lillian Simon	250	250	0
William Simon	250	250	0
Steve Singer	100	100	0
Stanford Slifer	20,000	20,000	0
Antonio Soddu	100	100	0
Xavier Soto	100	100	0
Kathy Spinelli	100	100	0
Diane Spiro	100	100	0
Howard Springer	667	667	0
George Stein	100,000	100,000	0
Harold & Rosette Steinberg tenants in common	21,800	21,800	0
Francis Joseph Straub	140,000	140,000	0
KT Sullivan	150	150	0
Janusz Szantruczek	60,000	60,000	0
Ronald E Talarico	571,428	571,428	0
Antoinette Taylor	500	500	0
Vincent Taylor	500	500	0
John P. Thomas	21,800	21,800	0
Abe Ticotin	250	250	0
Iris Ticotin	250	250	0
Marcus Ticotin	100	100	0
Linda Tilzer	100	100	0
Dimpna Torres	300	300	0
Nydia Torres	150	150	0
Garrett Townsend	30,000	30,000	0
Mario Travella	1,000	1,000	0
Howard L. Treshansky	60,000	60,000	0
Phil Trussell	40,000	40,000	0
Danai Tyler	500	500	0
Tynski LLC	500,000	500,000	0
Stan Tynski	1,239,334	1,239,334	0
Michael Urness	285,716	285,716	0
Eleanor Valente	500	500	0
Renato Valente	5,000	5,000	0

Heidi Valido	100	100	0
Andes Van Sickle	100	100	0
Anna Varshavski	100	100	0
Allan Vershel	250	250	0
Allen and Suzanne Vershel	16,000	16,000	0
Suzanne Vershel	250	250	0
Fran Walter	100	100	0
Hurdy Walter	100	100	0
T. Scott & Janine Walter	20,000	20,000	0
Arden O. Wandell	100,000	100,000	0
Ann Hould Ward	100	100	0
Leah Ward	100	100	0
David Watson	100	100	0
Tonya Webb	20,000	20,000	0
Jeffrey Weber	20,000	20,000	0
Michael Weber	80,000	80,000	0
Jeff S. Wedgle	20,000	20,000	0
Dina Wein	150	150	0
Michael D. Weiss	60,000	60,000	0
Robert R. Weiss	60,000	60,000	0
Franklin C Widman	40,000	40,000	0
Charlotte Wilcox	250	250	0
Harvey Wilcox	250	250	0
Stephanie Williams	150	150	0
Anita Willoughby	250	250	0
David Woodlard	250	250	0
Cheryl Yellen	250	250	0
Clifford Yellen	250	250	0
David Young	200	200	0
Meredith Zagon	250	250	0
Armando Zeina	100	100	0
Barry Zemel	50,000	50,000	0
Ruben Zurc	100	100	0
Stefan Zurek	250,000	250,000	0
Steve Zyrski	100	100	0
661417 BC Ltd.	100,000	100,000	0
Barnaby & Cornelius	160,000	160,000	0
Brian J. Doherty and Victoria L. Doherty	36,364	36,364	0
Bronwyn Guthrie & Matilde Busana TEN COM	91,585	91,585	0
Chris Crumal & Vicki Bernstein tenants in common	57,143	57,143	0
Chris Crumal & Vicki Bernstein tenants in common	20,000	20,000	0
Congregation Bais Binat Yesossocher, Inc.	227,143	227,143	0
Fli Away LLC	90,216	90,216	0
Frank & Patricia DiVencenzo	100,000	100,000	0
Herself III, LLC	71,434	71,434	0
Herself IV, LLC	71,426	71,426	0
Highlands Capital, Inc.	100,000	100,000	0
James E. Brienza Trust	760,000	760,000	0

Kay S. Silverman Revocable Trust	149,287	149,287	0
Lori Bernstein as Custodian for Samuel
Mann UNIF GIFT MIN ACT-WA	20,000	20,000	0
Mailbu Holdings, LLC	500,000	500,000	0
Michael Kornreich Trust	71,429	71,429	0
Miroslaw J. & Violeta A. Milczek	286,000	286,000	0
Moneta Capital Advisors, Inc.	100,000	100,000	0
NMG, LLC	500,000	500,000	0
Norken Family Revocable Trust	40,000	40,000	0
Paradise Wire & Cable Defined Benefit
Pension Plan (DBPP)	400,000	400,000	0
R. Bertsch & Associates, PC	60,000	60,000	0
Romano, Ltd.	200,000	200,000	0
Sibling Entertainment, Inc.	6,000,000	6,000,000	0
Thomas O. Monroe, Sr. TTEE FBO The
Thomas O. Monroe, Sr. Declaration Trust # 3	25,000	25,000	0
Titleist Investments (US) Inc.	40,000	40,000	0
Tom and Yvonne Hnulik Joint Tennant	294,580	294,580	0
Var Growth Corp.	100,000	100,000	0
Venture Catalyst, LLC	175,000	175,000	0
Vision Oportunity Master Fund, Ltd.	920,000	920,000	0
Wildcat Investments, Ltd.	100,000	100,000	0
Zachwell, Ltd.	2,020,000	2,020,000	0
Zemel Family Trust	59,714	59,714	0
Arno and Cornelia Ruben Family Trust	17,143	17,143	0
Arthur Friedman	12,600	12,600	0
Barry J. Bernstein	9,000	9,000	0
Billie Craig	1,637	1,637	0
Brian J. Doherty and Victoria L. Doherty	3,273	3,273	0
Chris Crumal & Vicki Bernstein tenants in common	2,571	2,571	0
Christian Fitzgerald	1,607	1,607	0
Christopher Quinn	2,250	2,250	0
Fernando A. Chavez	8,182	8,182	0
Herself III, LLC	3,215	3,215	0
Herself IV, LLC	3,214	3,214	0
Howard L. Treshansky	900	900	0
Jacek W. Mizgala	1,800	1,800	0
James E. Brienza	22,909	22,909	0
James Mongiello	6,546	6,546	0
Janusz Szantruczek	1,800	1,800	0
Lori Bernstein	1,800	1,800	0
Margaret Dzielski	3,000	3,000	0
Michael Kornreich Trust	2,143	2,143	0
Michael Urness	25,715	25,715	0
Miroslaw J. & Violeta A. Milczek	12,870	12,870	0
Ohr Hamaeir, Inc.	200,000	200,000	0
Paradise Wire & Cable Defined Benefit
Pension Plan (DBPP)	18,000	18,000	0
Robert A. Francis	8,182	8,182	0

Rochester Wealth Management Group, LLC.	20,000	20,000	0
Vision Oportunity Master Fund, Ltd.	82,800	82,800	0
Wildcat Investments, Ltd.	4,500	4,500	0
TOTAL SHARES	37,208,900	37,208,900	0

Sibling Entertainment Group, Inc.
List of Outstanding and Reserved Warrants

Name	Source	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering
Capitol Securities	Brokers Warrants	10,046	10,046	0
Jeff Briggs	Brokers Warrants	22,894	22,894	0
John Rick	Brokers Warrants	47,850	47,850	0
Matt Kreutz	Brokers Warrants	3,412	3,412	0
Mitch Pizzirusso	Brokers Warrants	38,450	38,450	0
Rochester Wealth Management Group	Brokers Warrants	60,292	60,292	0
Stephen Roehrig	Brokers Warrants	12,498	12,498	0
Garlin Holdings Limited	Joint Venture	5,300,000	5,300,000	0
Hartfield Enterprises Limted	Joint Venture	700,000	700,000	0
Romano, Ltd.	Regulation S	50,000	50,000	0
661417 BC Ltd.	Series A 2005	25,000	25,000	0
Anna Marie Kmonk	Series A 2005	20,000	20,000	0
Arthur Friedman	Series A 2005	10,000	10,000	0
Barnett Fine	Series A 2005	25,000	25,000	0
Barry Funt	Series A 2005	5,000	5,000	0
Barry Davis ROTH IRA Direct	Series A 2005	60,000	60,000	0
Barry Zemel	Series A 2005	12,500	12,500	0
Bruce Nurse	Series A 2005	10,000	10,000	0
Chris Crumal & Vicki Bernstein TEN COM	Series A 2005	5,000	5,000	0
Christian Fitzgerald	Series A 2005	25,000	25,000	0
Colleen Rideout	Series A 2005	5,000	5,000	0
David Borris	Series A 2005	10,000	10,000	0
Ed Frankel	Series A 2005	160,000	160,000	0
Fernando A. Chavez	Series A 2005	20,000	20,000	0
Gary Maffei	Series A 2005	50,000	50,000	0
George Eder	Series A 2005	5,000	5,000	0
Gina De Lagerheim	Series A 2005	10,000	10,000	0
Glenn Isaacs	Series A 2005	10,000	10,000	0
Gregory Hiatt	Series A 2005	5,000	5,000	0
Ian Jarvis	Series A 2005	5,000	5,000	0
Ira Gaines	Series A 2005	12,500	12,500	0
James A. Ferraro	Series A 2005	5,000	5,000	0
James E. Brienza Trust	Series A 2005	125,000	125,000	0
Jeff S. Wedgle	Series A 2005	5,000	5,000	0
Jeffrey Weber	Series A 2005	5,000	5,000	0
Joel Shapiro	Series A 2005	10,000	10,000	0
Joshua Kagan	Series A 2005	5,000	5,000	0
Karen & Les Meyer	Series A 2005	10,000	10,000	0
Lori Bernstein	Series A 2005	7,500	7,500	0
Lori Bernstein as Custodian for Samuel A. Mann UN	Series A 2005	5,000	5,000	0

Michael D. Weiss	Series A 2005	15,000	15,000	0
Michael Weber	Series A 2005	20,000	20,000	0
Natalie Merdinger	Series A 2005	20,000	20,000	0
Norken Family Revocable Trust	Series A 2005	10,000	10,000	0
Pamela L. Mougin	Series A 2005	7,500	7,500	0
R. Bertsch & Associates, PC	Series A 2005	15,000	15,000	0
Rifka Herz	Series A 2005	10,000	10,000	0
Robert R. Weiss	Series A 2005	15,000	15,000	0
Robert W. Bertsch	Series A 2005	10,000	10,000	0
Sam Seawald	Series A 2005	2,500	2,500	0
Stan Tynski	Series A 2005	37,500	37,500	0
Sunshine Wire & Cable Trust	Series A 2005	12,500	12,500	0
T. Scott & Janine Walter	Series A 2005	5,000	5,000	0
Tonya Webb	Series A 2005	5,000	5,000	0
Val Guhr	Series A 2005	20,000	20,000	0
William J. Mooney	Series A 2005	5,000	5,000	0
Barry J Bernstein	Series A Conv 2007	140,000	140,000	0
Bruce Heiman	Series A Conv 2007	90,627	90,627	0
Carol D Kassick	Series A Conv 2007	20,000	20,000	0
Eugeniusz & Stanistawa Milczek	Series A Conv 2007	30,000	30,000	0
Francis Joseph Straub	Series A Conv 2007	60,000	60,000	0
Franklin C Widman	Series A Conv 2007	40,000	40,000	0
Gregory Brotzman	Series A Conv 2007	20,000	20,000	0
Hubert Riegler	Series A Conv 2007	80,000	80,000	0
Jack Chung	Series A Conv 2007	27,144	27,144	0
James E. Benz	Series A Conv 2007	20,000	20,000	0
Kevin Phelps	Series A Conv 2007	100,000	100,000	0
Larry Odle	Series A Conv 2007	90,627	90,627	0
Mark G. Dunn	Series A Conv 2007	100,000	100,000	0
Marvin J. Hoffman MD	Series A Conv 2007	20,000	20,000	0
Miroslaw Milczek	Series A Conv 2007	90,000	90,000	0
Raymond Roy	Series A Conv 2007	20,000	20,000	0
Richard Bernstein	Series A Conv 2007	228,571	228,571	0
Richard C Milazzo	Series A Conv 2007	100,000	100,000	0
Rochester Wealth Management Group LLC	Series A Conv 2007	20,000	20,000	0
Ronald E Talarico	Series A Conv 2007	571,429	571,429	0
Samuel Divencenzo	Series A Conv 2007	60,000	60,000	0
Sunshine Wire & Cable	Series A Conv 2007	140,000	140,000	0
Tony Gabriele	Series A Conv 2007	20,000	20,000	0
Zachwell, Ltd	Series A Conv 2007	51,340	51,340	0
James E. Brienza Trust	Series C 2006	65,000	65,000	0
Arthur Friedman	Series D 2006	140,000	140,000	0
Barry J. Bernstein	Series D 2006	100,000	100,000	0
Billie Craig	Series D 2006	18,184	18,184	0
Brian J. Doherty and Victoria L. Doherty	Series D 2006	36,364	36,364	0
David Baker	Series D 2006	90,912	90,912	0
Fernando A. Chavez	Series D 2006	90,912	90,912	0
James E. Brienza	Series D 2006	254,548	254,548	0
James Mongiello	Series D 2006	72,728	72,728	0

John P. Thomas	Series D 2006	20,000	20,000	0
Robert A. Francis	Series D 2006	90,912	90,912	0
Stephen Falletta	Series D 2006	54,548	54,548	0
Steven A. Lee	Series D 2006	36,364	36,364	0
Vision Oportunity Master Fund, Ltd.	Series D 2006	920,000	920,000	0
William Pyznar	Series D 2006	72,000	72,000	0
Bronwyn Guthrie & Matilde Busana TEN COM	Series E 2006	23,628	23,628	0
Bruce & Brenda B. Reins TEN COM	Series E 2006	40,000	40,000	0
Gary Bayer	Series E 2006	145,460	145,460	0
Harold & Rosette Steinberg TEN COM	Series E 2006	20,000	20,000	0
John Ames	Series E 2006	90,912	90,912	0
John Dzielski	Series E 2006	300,000	300,000	0
Joseph & Florence Bernstein TEN COM	Series E 2006	20,000	20,000	0
Stanley Gadzina	Series E 2006	100,000	100,000	0
Zbigniew Mania	Series E 2006	460,000	460,000	0
A. Steve Arizpe & Charissa B. Arizpe TEN COM	Series F 2006	14,288	14,288	0
Anthony Gentile	Series F 2006	100,000	100,000	0
Arno and Cornelia Ruben Family Trust	Series F 2006	285,715	285,715	0
Beverly A. Monaco	Series F 2006	71,429	71,429	0
Brenda Saporito	Series F 2006	60,000	60,000	0
Bronwyn Guthrie & Matilde Busana TEN COM	Series F 2006	32,000	32,000	0
Bruce Buyers	Series F 2006	80,000	80,000	0
Carl & Brenda Saporito JT TEN	Series F 2006	60,000	60,000	0
Charles & Mary Levey JT TEN	Series F 2006	100,000	100,000	0
Chris Crumal & Vicki Bernstein TEN COM	Series F 2006	57,143	57,143	0
Christian Fitzgerald	Series F 2006	35,712	35,712	0
Christopher Quinn	Series F 2006	70,000	70,000	0
Congregation Bais Binat Yesossocher, Inc.	Series F 2006	214,286	214,286	0
David S. Gottfried	Series F 2006	14,000	14,000	0
Edward & Sandra Griebel	Series F 2006	60,000	60,000	0
Eugene Scorzelli	Series F 2006	80,000	80,000	0
Fli Away LLC	Series F 2006	60,000	60,000	0
Francis Joseph Straub	Series F 2006	80,000	80,000	0
Frank & Patricia DiVencenzo	Series F 2006	100,000	100,000	0
Gary Bayer	Series F 2006	20,000	20,000	0
Herself III, LLC	Series F 2006	71,434	71,434	0
Herself IV, LLC	Series F 2006	71,426	71,426	0
Howard L. Treshansky	Series F 2006	60,000	60,000	0
Jacek W. Mizgala	Series F 2006	60,000	60,000	0
James M. Grant	Series F 2006	100,000	100,000	0
Janusz Szantruczek	Series F 2006	60,000	60,000	0
John Curtin	Series F 2006	100,000	100,000	0
John Dzielski	Series F 2006	164,000	164,000	0
John Fitzgerald	Series F 2006	60,712	60,712	0
John W. Buyers Jr	Series F 2006	60,000	60,000	0
Juan Carlos Chavez	Series F 2006	100,000	100,000	0

Kay S. Silverman Revocable Trust	Series F 2006	142,858	142,858	0
Lori Bernstein	Series F 2006	68,572	68,572	0
Margaret Dzielski	Series F 2006	100,000	100,000	0
Mario Garza & Alicia Garza JT TEN	Series F 2006	14,288	14,288	0
Mario Garza Jr. & Lisa Garza JT TEN	Series F 2006	100,000	100,000	0
Mark Dunn	Series F 2006	140,000	140,000	0
Michael Kornreich Trust	Series F 2006	71,430	71,430	0
Michael Urness	Series F 2006	200,000	200,000	0
Miroslaw J. & Violeta A. Milczek	Series F 2006	286,000	286,000	0
Miroslaw Milczek	Series F 2006	8,572	8,572	0
Paradise Wire & Cable Defined Benefit Pension Plan	Series F 2006	400,000	400,000	0
Patrick S. Moeller	Series F 2006	25,000	25,000	0
Paul & Alison Palmer	Series F 2006	31,096	31,096	0
Paul Axelrod	Series F 2006	116,000	116,000	0
Paul Herman	Series F 2006	11,432	11,432	0
Perry Britsch	Series F 2006	38,856	38,856	0
Peter J. Salli	Series F 2006	120,000	120,000	0
Randall Hill	Series F 2006	5,716	5,716	0
Richard Hughes	Series F 2006	40,000	40,000	0
Richard Milazzo	Series F 2006	58,000	58,000	0
Robert Clark	Series F 2006	28,572	28,572	0
Samantha Ruth Franco	Series F 2006	10,000	10,000	0
Sand Dollar Sales Corp	Series F 2006	100,000	100,000	0
Stefan Zurek	Series F 2006	250,000	250,000	0
Tom and Yvonne Hnulik Joint Tennant	Series F 2006	286,000	286,000	0
Val Guhr	Series F 2006	28,572	28,572	0
Wildcat Investments, Ltd.	Series F 2006	100,000	100,000	0
William Fischer and Elinor Fischer JT TEN	Series F 2006	5,716	5,716	0
William Morris III	Series F 2006	70,000	70,000	0
Zemel Family Trust	Series F 2006	57,144	57,144	0
Bronwyn Guthrie & Matilde Busana TEN COM	Series F 2006 - Make Good	13,716	13,716	0
Christopher Quinn	Series F 2006 - Make Good	30,000	30,000	0
Fli Away LLC	Series F 2006 - Make Good	25,716	25,716	0
Gary Bayer	Series F 2006 - Make Good	8,572	8,572	0
John Dzielski	Series F 2006 - Make Good	27,432	27,432	0
John Fitzgerald	Series F 2006 - Make Good	10,716	10,716	0
Michael Urness	Series F 2006 - Make Good	85,716	85,716	0
Patrick S. Moeller	Series F 2006 - Make Good	10,716	10,716	0

Peter J. Salli	Series F 2006 - Make Good	51,432	51,432	0
Samantha Ruth Franco	Series F 2006 - Make Good	4,288	4,288	0
William Morris III	Series F 2006 - Make Good	30,000	30,000	0
Zbigniew Mania	Series G 2006	150,000	150,000	0
Bronwyn Guthrie & Matilde Busana TEN COM	Series H Converted	20,800	20,800	0
Christian Fitzgerald	Series H Converted	130,000	130,000	0
Highlands Capital, Inc.	Series H Converted	130,000	130,000	0
John Fitzgerald	Series H Converted	97,500	97,500	0
Patrick S. Moeller	Series H Converted	97,500	97,500	0
Michael Urness	Series H Extended	60,000	60,000	0
Arno and Cornelia Ruben Family Trust	Series H Repaid	60,000	60,000	0
Brenden C. Rempel	Series H Repaid	6,000	6,000	0
Hidden Hills Partners	Series H Repaid	60,000	60,000	0
Joshua Costell	Series H Repaid	60,000	60,000	0
R. Baker & Son, Inc.	Series H Repaid	15,000	15,000	0
Thomas A. Gallo	Series H Repaid	6,000	6,000	0
Douglass Gass	Series H Repaid	13,200	13,200	0
Moneta Capital Advisors Inc.	Services	428,000	428,000	0
Moneta Capital Advisors Inc.	Services - Contingent on Closing	5,000,000	5,000,000	0
Romano, Ltd.	Services	247,500	247,500	0
Venture Catalyst, LLC	Services	480,000	480,000	0
Zbigniew Mania	Services	78,500	78,500	0
Motivated Minds LLC	Services	700,000	700,000	0
Totals		26,079,424	26,079,424	0

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(formerly Sona Development Corp.)
Series AA Offering

Investor Name	Number of Shares Owned Before Offering (1)	Number of Shares Being Offered	Number of Shares Owned After Offering
Paul & Alison Palmer	30,000	30,000	0
Peter Morton	100,000	100,000	0
Eugene Scorzelli	140,000	140,000	0

James Hutchinson	100,000	100,000	0
Linda Perkins	20,000	20,000	0
William B. Popham	30,000	30,000	0
Mark G. Dunn	200,000	200,000	0
Douglas K. Derrick	100,000	100,000	0
Curtis P. Smith	40,000	40,000	0
Joseph Straub	60,000	60,000	0
Chrystie Blackwell	10,000	10,000	0
John Buyers	100,000	100,000	0
Richard Milazzo	200,000	200,000	0
Bruce Buyers	160,000	160,000	0
Michael & Mary Lang JTWROS	130,000	130,000	0
Dr. Theodore & Parvin Modaber Jacobs Revocable
Family Trust
Joseph E. Oliveri & Grazia M. Oliveri	20,000	20,000	0
John Morton and Loraine Morton	50,000	50,000	0
Henry Dedrick SEP IRA	30,000	30,000	0
Roman Kulik	20,000	20,000	0
Michael J. Linsner	50,000	50,000	0
James E. Benz	20,000	20,000	0
Robert N. Porretti	60,000	60,000	0
Arthur Burgesen	30,000	30,000	0
Richard Hale	120,000	120,000	0
Eleanor S. Scott	20,000	20,000	0
James M. Walsh	60,000	60,000	0
IRA FBO Carl T Brozek	60,000	60,000	0
David Haines	60,000	60,000	0
Jeffrey B. Gordon	90,000	90,000	0
Richard A. Albright	40,000	40,000	0
William Warren	50,000	50,000	0
John Colaruotolo	100,000	100,000	0
Raymond Meyers	60,000	60,000	0
Scott Tartaglia	20,000	20,000	0
Highlands Capital,Inc	100,000	100,000	0
William T. Crocca	20,000	20,000	0
Zemel Family Trust	300,000	300,000	0
Michael Pauly	20,000	20,000	0
Meyers Family Revocable Trust dated 11-22-99	40,000	40,000	0
James Sellar	20,000	20,000	0
Ethan Meyers	20,000	20,000	0
Zachwell, Ltd.	20,000	20,000	0

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(formerly Sona Development Corp.)
Series AA Offering

Dean Sposto	40,000	40,000	0
Greg Brotzman	40,000	40,000	0
Garlin Holdings Limited	2,000,000	2,000,000	0

Katherine A. Priest	40,000	40,000	0
Alexander Orlando	20,000	20,000	0
Patricia R. Connorton	40,000	40,000	0
Steven Weisfeld	10,000	10,000	0
Capitol Securities Management Inc.	271,000	271,000	0
Total	5,371,000	5,371,000	0

(1) 50% of such shares represent five (5) year warrants exercisable at $1.00 per share; the other 50% of such shares represent five (5) year warrants exercisable at $2.50 per share.

ANNEX D

DISSENTERS RIGHTS UNDER NEW YORK LAW

The following is a summary of the New York State Diseenter’s Rights statute. Since the SEGI security holders were not asked to vote on the Acquisition and a majority of the SEGI shareholders voted for the Acquisition, you are entitled to dissenter’s rights if you did not vote for the Acquisition.

New York § 604.

The following stockholders shall, subject to and by complying with section six thousand twenty-two of this chapter, have the right to receive payment of the fair value of their shares and the other rights and benefits provided by such section:

1. In the case of a merger pursuant to a plan submitted to stockholders as provided in subdivision two of section six hundred one of this chapter, any stockholder of the merging corporation entitled to vote thereon who does not assent thereto;

2. In the case of a plan of acquisition of assets submitted to stockholders as provided in subdivision two of section six hundred one-a of this chapter, any stockholder of the selling corporation entitled to vote thereon who does not assent thereto; and

3. In the case of a sale, lease, exchange or other disposition which requires stockholder authorization under section six hundred one-c of this chapter, any stockholder, entitled to vote thereon, of the corporation making such sale, lease, exchange or other disposition who does not assent thereto, except in the case of a transaction wholly for cash where the stockholders' authorization thereof is conditioned upon the distribution of all the net proceeds of such transaction to the stockholders in accordance with their respective interests within one year after the date of such transaction and upon the dissolution of the corporation.

30

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Texas Law

Article 2.02-1 of the Texas Business Corporation Act (the "Act") provides that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Act.

The Company's Articles of Incorporation provide: "Each Director and officer or Former Director or officer or any person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor (and their heirs, executors, and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the corporation who are not involved in the action, suit, or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, and proved further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit, or proceedings, such determination shall have been made by a written opinion of independent counsel. Amount paid in settlement shall not exceed costs, fees, and expenses which would have been reasonable incurred if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent, and the payments of amounts by the corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law."

The Company's By-Laws provide: "The Corporation shall indemnify its present or former Directors and officers, employees, agents and other persons to the fullest extent permissible by, and in accordance with the procedures contained in, Article 2.02-1 of the Texas Business Corporation Act. Such indemnification shall not be deemed to be exclusive of any other rights to which a director, officer, agent or other person may be entitled, consistent with law, under any provision of the Articles or Incorporation or By-Laws of the Corporation, any general or specific action of the Board of Directors, the terms of any contract, or as many be permitted or required by common law."

New York Law

Section 722 of New York Business Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendre, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

31

(c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or interstate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or if no action was brought, any court of competent jurisdiction , determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 723 of the New York Business Corporation Law, as amended, provides for the payment of indemnification other than by a court award.

Notwithstanding a failure of a corporation to provide indemnification and despite any contrary resolution of the board or of the shareholders, Section 724 of New York Business Corporation Law, as amended, provides for the indemnification of a Company's officers and directors by a court. Moreover, Section 726 of the New York Business Corporation Law provides for the situations in which a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Our articles of incorporation provide that the corporation shall, to the fullest extent permitted by the Business Corporation Law of the State of New York, indemnify any and all persons whom it shall have power to indemnify under Article 7 thereof.

The indemnification provided by our Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under the bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Our by-laws give effect to the foregoing provisions of our Articles of Incorporation.

The Company may obtain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

32

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Acquisition (included as Annex A to Information Statement Statement/Prospectus)*

3.1	Certificate of Incorporation of Registrant (included as Annex B to Information Statement Statement/ Prospectus)*

3.2	By-laws of the Registrant (included as Annex B to Information Statement Statement/ Prospectus)*

10.1
Stock Purchase and Shareholders Agreement with Dick Foster Productions, Inc. (Filed with Sibling Entertainment Group, Inc.’s Current Report on Form 8-K (Exhibit 2.1) dated March 6, 2007 and incorporated herein by reference.) SEC File N. 333-60958

10.2
Employment Agreement of James Cardwell (Filed with Sibling Entertainment Group, Inc.’s Current Report on Form 8-K (Exhibit 10.01) dated December 15, 2006 and incorporated herein by reference.) SEC File N. 333-60958

10.3
Employment Agreement of Richard Bernstein (Filed with Sibling Entertainment Group, Inc.’s Current Report on Form 8-K (Exhibit 10.02) dated December 15, 2006 and incorporated herein by reference.) SEC File N. 333-60958

23.1	Consent of Holdings’ Independent Registered Public Accounting Firm*

23.2	Consent of SEGI’s Independent Registered Public Accounting Firm*

99.1	Sibling Entertainment Group Holdings Inc.’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31,2007

99.2	Sibling Entertainment Group Holdings Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006

99.3	Sibling Entertainment Group Inc.’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31,2007

99.4	Sibling Entertainment Group Inc.’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006

99.5	Pro-Forma Financial Statements

* - Filed herewith

Item 21. Undertakings.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to theregistration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

33

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 13th day of August 2007.

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

By:	/s/ MITCHELL MAXWELL
Name: Mitchell Maxwell
Title: President and Chief Executive Officer

Each person whose signature appears below, constitutes and appoints Mitchell Maxwell with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ MITCHELL MAXWELL	President, Chairman of the Board of Directors,	August 13, 2007
Name:	Mitchell Maxwell	Chief Executive Office

By:	/s/ VICTORIA MAXWELL	Vice President, Secretary and Director	August 13, 2007
Name:	Victoria Maxwell

By:	/s/ JAY CARDWELL	Chief Financial Officer, Chief Accounting	August 13, 2007
Name:	Jay Cardwell	Officer, Treasurer, Chief Operating Officer and Director

By:	/s/ RICHARD BERNSTEIN	Vice President and Director	August 13, 2007
Name:	Richard Bernstein

34

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 13th day of August 2007.

SIBLING ENTERTAINMENT GROUP, INC.

By:	/s/ MITCHELL MAXWELL
Name: Mitchell Maxwell
Title: President and Chief Executive Officer

Each person whose signature appears below, constitutes and appoints Mitchell Maxwell with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ MITCHELL MAXWELL	President, Chief Executive Officer and	August 13, 2007
Name:	Mitchell Maxwell	Chairman of the Board of Directors

By:	/s/ VICTORIA MAXWELL	Vice President and Director	August 13, 2007
Name:	Victoria Maxwell

By:	/s/ JAY CARDWELL	Chief Financial Officer, Principal Accounting	August 13, 2007
Name:	Jay Cardwell	Officer and Director

By:	/s/ RICHARD BERNSTEIN	Vice President and Director	August 13, 2007
Name:	Richard Bernstein

35